As filed with the Securities and Exchange Commission on February 14, 2002.

Registration No. 333-___________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Registration Statement

under

The Securities Act of 1933

USURF America, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

NEVADA	7375	91-2117796
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	)IRS Employer Identification Number)

8748 Quarters Lake Road, Baton Rouge, Louisiana 70809
(225) 922-7744
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Office)

David M. Loflin, President
USURF America, Inc.
8748 Quarters Lake Road, Baton Rouge, Louisiana 70809
(225) 922-7744
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Eric Newlan, Esq.
NEWLAN & NEWLAN
819 Office Park Circle
Lewisville, Texas 75057

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $.0001 par value	2,039,500 issued shares	$.13(3)	$265,135	$24.39
	520,000 unissued shares	$.10(4)	$52,000	4.78
	1,510,500 unissued shares	$.20(5)	$302,000	27.78
	670,500 unissued shares	$.30(6)	$201,150	18.51

Total	4,740,500 shares		$818,810	$75.46

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement covers such additional indeterminate shares of Common Stock as may be issued by reason of adjustments in the number of shares of Common Stock pursuant to anti-dilution provisions contained in various Common Stock Purchase Warrants. Because such additional shares of Common Stock will, if issued, be issued for no additional consideration, no registration fee is required.

(2) All shares being registered will be offered and sold by selling shareholders. All of the shares noted as being "issued" have, as of the date hereof, been issued to the selling shareholders. All of the shares noted as being "unissued" underlie currently outstanding and exercisable warrants.

(3) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee on the basis of the average of the bid and ask prices reported on the American Stock Exchange on February 12, 2002, $.13 per share.

(4) Shares issuable upon exercise of common stock purchase warrants. Pursuant to Rule 457(g) the fee is based upon the Warrant exercise price of $.10 per share.

(5) Shares issuable upon exercise of common stock purchase warrants. Pursuant to Rule 457(g) the fee is based upon the Warrant exercise price of $.20 per share.

(6) Shares issuable upon exercise of common stock purchase warrants. Pursuant to Rule 457(g) the fee is based upon the Warrant exercise price of $.30 per share.

Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED FEBRUARY 12, 2002

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Up to 4,740,500 Shares
USURF America, Inc.
Common Stock
$.0001 par value

This prospectus relates to 4,740,500 shares our common stock offered for sale by persons other than USURF America, who are referred to as the selling shareholders. 2,039,500 of these shares have been issued by us, and 2,701,000 of these shares will be issued by us upon exercise of common stock purchase warrants. We are paying nearly all of the expenses of this offering.

Our common stock is traded on the American Stock Exchange under the symbol “UAX”. On February 12, 2002, the last reported sale price of our common stock, as reported by AMEX, was $.13 per share.

Investing in our common stock involves risk. Please see “Risk Factors”, beginning on page 5, for an explanation of some of these risks.

The selling shareholders are “underwriters” within the meaning of the Securities Act of 1933, as amended. Any broker executing sell orders on behalf of a selling shareholder may be deemed to be an “underwriter” of this offering.

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is _______________, 2002

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

TABLE OF CONTENTS

Page

SUMMARY

THE OFFERING

SUMMARY FINANCIAL DATA

RISK FACTORS

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

DILUTION

USE OF PROCEEDS

TRADING AND MARKET PRICES

DIVIDENDS

CAPITALIZATION

SELECTED FINANCIAL DATA

CHANGE OF INDEPENDENT AUDITOR

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

 CONDITION AND RESULTS OF OPERATIONS

REGULATION

BUSINESS

THE FUSION CAPITAL TRANSACTION

MANAGEMENT

CERTAIN TRANSACTIONS

PRINCIPAL SHAREHOLDERS

LITIGATION

PLAN OF DISTRIBUTION

SELLING SHAREHOLDERS

DESCRIPTION OF SECURITIES

LEGAL MATTERS

EXPERTS

ABOUT THIS PROSPECTUS

WHERE YOU CAN FIND MORE INFORMATION

INDEX TO FINANCIAL STATEMENTS

SUMMARY

Our Business

We own a proprietary wireless Internet access system, known as “Quick-CellTM”, that permits us to operate as an Internet service provider. Our Quick-Cell system operates in unlicensed spectra, does not require right-of-way permission from local municipalities and eliminates the need for our customers to have a telephone line connection to the Internet. A single Quick-Cell cell can operate as a stand-alone system for a 3.5 mile radius coverage, or any number of Quick-Cell cells can be interfaced to serve a broader geographic area. We charge our customers a monthly fee for wireless Internet access. To date, however, our wireless Internet business has generated a very limited amount of revenues.

We operate Quick-Cell systems in Del Rio, Texas, and Santa Fe, New Mexico. Our Del Rio system has been operating since September 2001 and our Santa Fe system has been operating since March 2000. Currently, we provide wireless Internet access to nearly 200 customers. We have lacked the capital needed to expand our business more rapidly.

In the middle of 2000, we sold three Quick-Cell systems to two independent telephone companies and another telecommunications company. Due to a lack of capital, we have suspended this marketing effort.

We intend to commit all available resources to the development of our Quick-Cell wireless Internet access products.

In September 2000, our CyberHighway subsidiary, a provider of dial-up Internet access, was forced into involuntary bankruptcy. CyberHighway has lost all of its customers. We do not intend to commit any capital to restore CyberHighway’s business.

We have had substantial losses since our inception in 1996. At December 31, 2000, our accumulated deficit was $34,502,160, our net loss for 2000 was $21,885,330 and we used $1,038,262 in cash for all of 2000. For the first nine months of 2001, we suffered a net loss of $2,162,374 and used $588,732 in cash. We have a limited operating history upon which to evaluate our prospects.

Our independent auditor has, in its opinion relating to our December 31, 2000, financial statements, expressed substantial doubt about our ability to continue as a going concern. This means that our independent auditor, when issuing its opinion, could not be certain that we would be in business on December 31, 2001. We expect a similar statement by our independent auditor in its opinion relating to our December 31, 2001, financial statements.

You should read the risk factors, beginning on page 5, before you buy our common stock.

Our Market and Strategy

We designed our Quick-Cell wireless Internet access products to provide high-speed, high-quality wireless Internet access at prices below local market prices for comparable hard-wire Internet access.

The first phase of our business plan calls for us to construct Quick-Cell systems in small to medium-sized cities. We believe that consumers in cities of these sizes, in general, have not had access to affordable high-speed Internet access. Our strategy is not based on any formal market survey, however.

We have contracted with Wireless WebConnect!, Inc., a national wireless Internet service reseller, to resell our Quick-Cell products. However, due to issues within WebConnect that were beyond our control, to date, we have not derived any benefit from this agreement. After recent discussion with WebConnect, should we secure additional funding in the near future, we expect to begin to implement the agreement during the first or second quarter of 2002, as it appears that WebConnect’s internal issues have been resolved to a point that it is now in a position to participate as a Quick-Cell reseller. It is possible that the terms of our agreement with WebConnect might be amended in the future, but we cannot predict if or when such an amendment would occur.

Fusion Capital Agreement

On May 9, 2001, we executed an amended and restated common stock purchase agreement with Fusion Capital Fund II, LLC, which replaced a similar agreement dated October 9, 2000. Under this agreement, Fusion Capital may purchase up to $10 million of our common stock over a period of up to 25 months. Since the commencement of this agreement in July 2001, we have obtained only approximately $375,000, due to stock market conditions, which has impaired our ability to implement our full business plan. Please see “The Fusion Capital Transaction” below for a detailed description of this agreement, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

Our Address

USURF America was organized as a Nevada corporation in November 1996, under the name “Media Entertainment, Inc.” In 1998, we changed our name to “Internet Media Corporation”, then to our current name in June 1999. Our principal office is located at 8748 Quarters Lake Road, Baton Rouge, Louisiana 70809. Our telephone number is (225) 922-7744; our fax number is (225) 922-9123. Our web site is located at www.usurf.com. Information contained on our web site is not to be considered a part of this prospectus.

THE OFFERING

The selling shareholders are offering for sale their respective shares of selling shareholder stock, as described under “Plan of Distribution” and “Selling Shareholders”, beginning on pages ___ and ___, respectively.

Common Stock offered by Selling Shareholders:	Up to 4,740,500 shares(1)
Common Stock Outstanding Prior to this Offering:	27,639,334 shares
Common Stock Outstanding After this Offering:	37,388,061 shares(2)
American Stock Exchange Trading Symbol:	UAX
__________

(1) 2,039,500 of these shares are currently issued and outstanding and will be offered and sold by the selling shareholders; and 2,701,000 of these shares may be purchased from us upon the exercise of outstanding warrants and thereafter offered and sold by the selling shareholders.

(2) Assumes the exercise of all 5,748,727 outstanding warrants, as well as the issuance of an additional 4,000,000 shares under the Fusion Capital agreement.

SUMMARY FINANCIAL DATA

Set forth below is our summary consolidated statements of operations data for the years ended December 31, 1998, 1999 and 2000, as well as for the nine months ended September 30, 2001 and 2000. Also set forth below is our summary balance sheet data as of December 31, 1999 and 2000, and as of September 30, 2001.

This summary financial information should be read in conjunction with the consolidated financial statements appearing elsewhere in this prospectus.

STATEMENT OF OPERATIONS DATA:

Year Ended December 31,	Nine Months Ended September 30,
2000	1999	1998	2001	2000
			(unaudited)	(unaudited)
Revenues	$1,872,629	$2,547,225	$5,440	$4,604	$1,821,550
Internet access costs and cost of goods sold	2,145,955	1,152,721	0	1,398	811,452
Operating expenses	14,975,583	11,860,758	1,034,464	2,164,555	11,473,771
Net loss	21,885,330	10,930,163	1,037,626	2,162,374	9,065,037
Loss per share	(1.68)	(0.96)	(0.14)	(0.14)	(0.69)
Weighted average number of shares outstanding	13,000,391	11,419,641	7,361,275	15,195,778	13,207,279

BALANCE SHEET DATA:

Year Ended December 31,	September 30,
2000	1999	2001
(unaudited)
Working Capital (Deficit)	$(1,517,164)	$(694,937)	$(1,747,277)
Total Assets	410,316	19,545,169	389,405
Total Current Liabilities	1,764,973	1,221,650	1,997,246
Total Liabilities	1,764,973	5,104,860	1,997,246
Total Redeemable Common Stock	3,323,552	0	4,496,363
Shareholders’ Equity (Deficit)	(4,678,209)	14,440,309	(6,104,204)

RISK FACTORS

You should carefully consider the risks described below before you decide to buy our common stock. If any of the following risks actually occur, our business, financial condition or results of operations would likely suffer. In such case, the trading price of our common stock could decline, and you could lose all or part of your investment.

BECAUSE WE HAVE A SHORT OPERATING HISTORY, THERE IS A LIMITED AMOUNT OF INFORMATION ABOUT US UPON WHICH YOU CAN EVALUATE OUR BUSINESS AND POTENTIAL FOR FUTURE SUCCESS.

We were incorporated in 1996 and have only a limited operating history upon which you can evaluate our business and prospects. You must consider the risks and uncertainties frequently encountered by early stage companies in new and rapidly evolving markets, such as the market for wireless Internet access services. Some of these risks and uncertainties relate to our ability to:

-	gain access to sufficient capital with which to support anticipated growth;
-	achieve customer acceptance of our Quick-Cell wireless Internet access products;
-	expand our wireless Internet access subscriber base and subscriber-related revenues;
-	compete successfully in a highly competitive market; and
-	recruit and train qualified employees.

We cannot assure you that we will successfully address any of these risks and uncertainties.

OUR INDEPENDENT AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

In its opinion on our financial statements for the year ended December 31, 2000, our independent auditor, Postlethwaite & Netterville, expressed substantial doubt about our ability to continue as a going concern. This means that, when issuing its opinion relating to our December 31, 2000, financial statements, given our then-current and historical lack of capital, our independent auditor had substantial doubt that we would be in business on December 31, 2001. Please review the Independent Auditor’s Report and Note 18 to the consolidated financial statements appearing elsewhere in this prospectus. We expect a similar statement by our independent auditor in its opinion relating to our December 31, 2001, financial statements.

UNLESS WE OBTAIN $300,000 IN NEW CAPITAL, WE WILL BE UNABLE TO REMAIN IN BUSINESS.

During the next twelve months, we will need approximately $300,000 just to continue our operations at their current levels. Absent this amount of funding, we will be unable to continue our operations.

SOME OF OUR SHAREHOLDERS MAY HAVE RIGHTS OF RESCISSION, DUE TO POTENTIAL VIOLATIONS BY US OF SECTION 5 OF THE SECURITIES ACT.

Since January 2000, a total of 4,881,985 shares of our common stock with an aggregate assigned value of $5,081,255 may have been issued in violation of Section 5 of the Securities Act. 4,751,985 of these shares were issued in payment of services or as bonuses to employees and 130,000 of these shares were issued for cash or underlie currently exercisable warrants, which were sold or will be sold for at total of $650,000 in cash. Currently, 4,295,102 of these shares, with an aggregate value of $4,496,363, continue to be held by their original issuees. It is possible that each of the issuees of these shares has a potential claim for rescission of their respective issuance transactions. We do not possess capital with which to pay any such claims, if asserted.

WE HAD AN ACCUMULATED DEFICIT OF $34,502,160 AS OF DECEMBER 31, 2000, AND AN ACCUMULATED DEFICIT OF $36,664,534 (UNAUDITED) AS OF SEPTEMBER 30, 2001, AND WE EXPECT TO CONTINUE TO INCUR LOSSES FOR THE FORESEEABLE FUTURE.

We have had substantial losses since our inception and our operating losses may continue in the future.

We had an operating loss of $2,162,374 (unaudited) for the nine months ended September 30, 2001. As a result, at September 30, 2001, we had an accumulated deficit of $36,664,534 (unaudited). Our gross revenues for the nine month period were $4,604 (unaudited), with a loss from operations of $2,161,349 (unaudited) and a net loss of $2,162,374 (unaudited).

We have incurred annual operating losses since our inception. As a result, at December 31, 2000, we had an accumulated deficit of $34,502,160. Our gross revenues for the years ended December 31, 2000, 1999 and 1998, were $1,872,629, $2,547,225, and $5,440, respectively, with losses from operations of $15,248,909, $10,466,254 and $1,029,024, respectively. Our net losses for the years ended December 31, 2000, 1999 and 1998, were $21,885,330, $10,930,163 and $1,037,626, respectively. We cannot assure you that we will experience revenue growth, or that we will be profitable in the future.

As we pursue full-scale sales and installation of our Quick-Cell wireless Internet products, we expect our operating expenses to increase significantly, especially in the areas of sales and marketing. As a result of these expected cost increases, we will need to generate increased revenues to become profitable. Accordingly, we cannot assure you that we will ever become or remain profitable. If our revenues fail to grow at anticipated rates or our operating expenses increase without a commensurate increase in our revenues, our financial condition will be adversely affected. Our inability to become profitable on a quarterly or annual basis would have a materially adverse effect on our business and financial condition. Also, the market price for our stock could fall.

YOU WILL SUFFER SUBSTANTIAL DILUTION IN THE NET TANGIBLE BOOK VALUE OF THE COMMON STOCK YOU PURCHASE.

Because the selling shareholders expect to sell their shares of our common stock at market-level prices, you will suffer substantial and immediate dilution, due to the lower book value per share of our common stock compared to the purchase price per share of our common stock. We cannot predict your actual dilution, because dilution will depend on the price at which our common stock is sold by the selling shareholders.

THE MARKET PRICE OF OUR COMMON STOCK WILL CONTINUE TO BE EXTREMELY VOLATILE, AND IT MAY DROP UNEXPECTEDLY.

The market price of our common stock has fluctuated significantly in the past and we expect this volatility to continue in the future. Since January 2000, trading prices for our common stock have ranged from $.08 per share to $11.00 per share. The closing price of our common stock on February 12, 2002, was $.13. It is possible that the market price of our common stock could fall below the price you paid for your shares of our common stock.

The stock prices for many high technology companies, especially those that base their businesses on the Internet, recently have experienced wide fluctuations and extreme volatility. This volatility has often been unrelated to the operating performance of such companies, so our stock price could decline even if our wireless Internet access business is successful. Also, following periods of volatility in the market price of a company’s securities, securities class action claims frequently are brought against the subject company. To the extent that the market price of our shares falls dramatically in any period of time, shareholders may bring claims, with or without merit, against us. Such litigation would be expensive to defend and would divert management attention and resources regardless of outcome.

TO DATE, WE HAVE NOT OBTAINED THE MAXIMUM AMOUNT OF FUNDS UNDER THE FUSION CAPITAL AGREEMENT; WE MAY NOT OBTAIN ENOUGH FUNDS UNDER THE FUSION CAPITAL AGREEMENT TO ACHIEVE TWO OF OUR BUSINESS OBJECTIVES.

Due to the low market price of our common stock since the commencement of the Fusion Capital agreement in July 2001, we have not obtained the maximum funding amount possible under this agreement, in an effort to avoid further downward pressure on the price of our common stock. This effort has not been successful. To date, we have obtained only $375,000 under the Fusion Capital agreement, which has significantly impeded our ability to expand our Quick-Cell business operations. We will remain in this position unless and until our stock price increases significantly or we secure funding from a source other than Fusion Capital, of which there is no assurance.

We must obtain approximately $1.2 million under the Fusion Capital agreement, or from other source, in order to achieve the first two objectives of our business plan:

-	placing at least 20,000 customers on our Quick-Cell systems by the end of 2002; and
-	proving the commercial viability of our Quick-Cell wireless Internet access service.

It is a distinct possibility that we will not obtain the $1.2 million amount we need to achieve these objectives. Should this occur, it is possible that we would not be able to develop successfully our wireless Internet access business.

OUR COMMON STOCK COULD BE DELISTED FROM THE AMERICAN STOCK EXCHANGE.

Currently, we are not in compliance with the continued listing guidelines of AMEX. During the second quarter of 2001, AMEX inquired with respect to our plan for achieving compliance with its continued listing guidelines. Our response to AMEX included an explanation of our anticipated future funding under the Fusion Capital agreement and the positive effects this funding would likely have on our business and financial condition, particularly in increasing our total assets and shareholders’ equity. We have not received further communication from AMEX in this matter. Should our common stock be delisted from AMEX, it is very likely that the market price for our stock could drop dramatically. We cannot assure you that we will be able to maintain our listing on AMEX.

In addition, should our stock be delisted from AMEX, we would be in default under the Fusion Capital agreement and unable to obtain funding thereunder. In this circumstance, it is likely that we would not have access to capital necessary to sustain our operations.

If we are unable to maintain our AMEX listing, our common stock would likely begin to trade on the NASD’s OTC Bulletin Board and become a “penny stock”, as long as it trades below $5.00 per share. Broker-dealer practices in connection with transactions in penny stocks are regulated by penny stock rules adopted by the SEC. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure statement prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, as well as the monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Should our common stock return to trading on the OTC Bulletin Board, it can be expected that investors in our common stock may find it more difficult to profit on their investments in our stock.

THE SALE OF SHARES BY THE SELLING SHAREHOLDERS, AS WELL AS THE RESALE OF SHARES PURCHASED BY FUSION CAPITAL, COULD CAUSE THE PRICE OF OUR STOCK TO DECLINE, WHICH COULD IMPAIR OUR ABILITY TO OBTAIN NEEDED CAPITAL IN THE FUTURE.

All of the shares of our common stock issuable to Fusion Capital, up to 6,800,000 shares in total, will be freely tradable, except that Fusion Capital has agreed that it will not sell or otherwise transfer 800,000 shares issued to it as part of its commitment fee until the earlier of the termination of the Fusion Capital agreement, our default under that agreement and approximately July 31, 2003. Fusion Capital may sell none, some or all of the shares of common stock purchased from us at any time and from time to time. Likewise, the selling shareholders in this offering may sell none, some or all of their shares from time to time.

Depending upon the market liquidity for our common stock at the time, a sale of shares under this offering at any given time could cause the trading price of our common stock to decline. In addition, the sale of a substantial number of shares of our common stock under this offering, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise desire to effect sales. This circumstance could impair our ability to accomplish our Quick-Cell-related business objectives, due to a potential lack of capital.

WE ARE UNABLE TO CALCULATE THE EXACT NUMBER OF SHARES THAT WE WILL ISSUE UNDER THE FUSION CAPITAL AGREEMENT, BUT YOU CAN EXPECT SIGNIFICANT DILUTION IN YOUR OWNERSHIP INTEREST AS A RESULT OF THE FUSION CAPITAL AGREEMENT.

We have registered 6,000,000 shares of our common stock for issuance under the Fusion Capital agreement - SEC File No. 333-63846. Since the commencement date of this agreement, July 10, 2001, we have issued 2,000,000 shares for a total proceeds of $375,000. Should the market price of our common stock remain depressed, you can expect that we would issue all 6,000,000 shares, due to our need for capital with which to implement our plan of business. However, due to the fact that the number of shares to be issued under the Fusion Capital agreement depends on future market prices of our stock, we are unable to calculate the exact number of shares that we will issue under that agreement.

If Fusion Capital purchased the full amount of shares purchasable under the Fusion Capital agreement on the date of this prospectus, the purchase price would have been $.13 per share and Fusion Capital would have been able to purchase all of the remaining portion of the 6,000,000 shares of our common stock reserved for issuance under the Fusion Capital agreement. Assuming Fusion Capital’s purchase of these remaining shares under the Fusion Capital agreement on the date of this prospectus, these shares, along with the 800,000 shares issued to Fusion Capital as part of its commitment fee and the 645,000 shares underlying the warrants issued to Fusion Capital as part of its commitment fee, would represent, on a fully-diluted basis, approximately 15% of our outstanding common stock as of February 12, 2002. This would result in significant dilution to the ownership interests of other holders of our common stock. Such dilution could be more significant if the trading price of our common stock is lower than the current trading price of our common stock at the time Fusion Capital purchases shares of our common stock under the Fusion Capital agreement, as a lower trading price would cause more shares of our common stock to be issuable to Fusion Capital. The purchase under the Fusion Capital agreement of a significant percentage of our outstanding common stock may result in substantial dilution to the ownership interests of other holders of our common stock.

Although we have the right to prohibit Fusion Capital's purchases under the Fusion Capital agreement, we may still elect to require Fusion Capital's purchase of shares under the agreement. We can require Fusion Capital to purchase additional shares if the closing sale price is above $5.00 for five trading days. In the event that we decide to issue a number of shares that represents greater than 20% of our outstanding shares of common stock, we would first seek shareholder approval. The purchase under the Fusion Capital agreement of a significant percentage of our outstanding stock may result in substantial dilution to the ownership interests of other holders of our common stock. Since we only plan to sell up to 6,000,000 shares to Fusion Capital under the Fusion Capital agreement, the price at which we sell our common stock to Fusion Capital will need to average at least $1.67 per share for us to receive the maximum proceeds of $10 million under the Fusion Capital agreement. Assuming a purchase price of $.13 per share, the closing sale price of the common stock on February 12, 2002, and the purchase by Fusion Capital of the remaining portion of the 6,000,000 shares under the Fusion Capital agreement, proceeds to us would only be approximately $1,000,000, unless we choose to issue more than 6,000,000 shares, which we have the right, but not the obligation, to do.

The lower our stock price at the time Fusion Capital makes a purchase, the more shares of stock Fusion Capital will receive.

Fusion Capital will receive more shares at the time it makes a purchase, the lower the price of our stock, since the shares covered under the Fusion Capital agreement are issuable at a floating rate based on our stock price.

Given the low market price of our common stock since the commencement date of the Fusion Capital agreement, it appears likely that we will be unable to obtain $10 million under that agreement, unless we elect to issue more than the 6,000,000 shares reserved for issuance under that agreement, which we have the right, but not the obligation, to do, or the market price of our common stock increases significantly in the near future. We cannot assure you that the market price of our common stock will increase at all.

FUSION CAPITAL MAY PURCHASE MORE THAN 9.9% OF OUR COMMON STOCK.

Even though the Fusion Capital agreement restricts Fusion Capital from owning any more than 9.9% of our stock at any one time, this restriction does not prevent Fusion Capital from selling a portion of its holdings and later purchasing additional shares. Thus, it is possible that the total number of shares purchased by Fusion Capital would be greater than 9.9% of the then-outstanding common stock.

THE EXISTENCE OF OUR AGREEMENT WITH FUSION CAPITAL COULD CAUSE DOWNWARD PRESSURE ON THE MARKET PRICE OF OUR COMMON STOCK.

Simply the existence of the Fusion Capital agreement could cause holders of our common stock to sell their shares, which could cause the market price of our common stock to decline. Also, prospective investors anticipating future downward pressure on the price of our common stock due to the shares that may be available for sale by Fusion Capital could refrain from purchases or effect sales in anticipation of a decline of the market price.

WE MAY BE UNABLE TO OBTAIN SUFFICIENT CAPITAL TO SUSTAIN OUR BUSINESS OR PURSUE OUR GROWTH STRATEGY.

Currently, we do not have sufficient financial resources to implement our business plan or grow our operations. Therefore, excluding any funding that we might receive from Fusion Capital in the future, we will need additional funds to continue our operations and to grow our business. Assuming we do not receive any further funding from Fusion Capital, there is no assurance that we will be able to generate revenues that are sufficient to sustain our operations and we would require additional sources of financing in order to satisfy our working capital needs. Should needed financing be unavailable or prohibitively expensive when we require it, it is possible that we would be forced to cease operations.

We have designed a very aggressive growth strategy for the commercial exploitation of our Quick-Cell wireless Internet access products. This strategy is expected to place a significant strain on our managerial, operational and financial resources. In particular, our planned wireless Internet expansion will require significant capital with which to purchase equipment necessary for the construction and implementation of systems. If we are unable to secure enough capital, we will be unable to achieve our growth objectives. We cannot assure you that we will be able to obtain enough capital for our growth needs.

Even if we are able to access significant funds under the Fusion Capital agreement, we will need additional capital to implement fully our growth plans.

WE MAY NOT BE ABLE TO SECURE ENOUGH QUICK-CELL CUSTOMER INSTALLATION PERSONNEL TO KEEP UP WITH DEMAND.

It is possible that we will be unable to secure Quick-Cell installation crews, either through independent contractors or directly hiring personnel, in large enough numbers that will allow us to install new Quick-Cell customers in a timely manner. Any unreasonable delays in installation can cause customers to cancel their orders. We may not be able to overcome this potential barrier to market penetration. Our failure to do so would restrict our growth in revenues and severely impair our ability to earn a profit.

OUR FUTURE OPERATING RESULTS MAY VARY FROM PERIOD TO PERIOD, AND, AS A RESULT, WE MAY FAIL TO MEET THE EXPECTATIONS OF OUR INVESTORS AND ANALYSTS, WHICH COULD CAUSE OUR STOCK PRICE TO FLUCTUATE OR DECLINE AND CONTINUE TO INHIBIT OUR ABILITY TO OBTAIN FUNDS UNDER THE FUSION CAPITAL AGREEMENT OR OTHERWISE.

Our revenues and results of operations have fluctuated in the past and can be expected to fluctuate significantly in the future, as we make financial commitments to facilitate expected growth. The following factors will influence our operating results:

-	access to funds for expansion-related capital expenditures, including Quick-Cell equipment purchases;
-	market acceptance of our Quick-Cell wireless Internet access products;
-	the rates of new wireless Internet access subscriber acquisition and retention;
-	changes in our pricing policies or those of our competitors; and
-	potential competition from large, well-funded national telecommunications companies.

Our future personnel costs, marketing programs and overhead cannot be adjusted quickly and are, therefore, relatively fixed in the short term. Our operating expense levels will be based, in part, on our expectations of future revenue. If actual revenues are below our expectations, our results of operations will suffer and we could be forced to cease operations.

Period-to-period comparisons of our results of operations will likely not provide reliable indications of our future performance.

Price fluctuations of our common stock could negatively impact our ability to obtain needed capital.

BECAUSE WE DEPEND HEAVILY ON OUTSIDE SUPPLIERS, OUR BUSINESS MAY SUFFER, SHOULD OUR SUPPLIERS FAIL TO PERFORM IN A TIMELY MANNER.

We depend on third-party suppliers of hardware components and telecommunications carriers to provide equipment and communications capacity. The failure of one or more of our suppliers to perform in a timely manner could cause a significant disruption in our business. In particular, should our manufacturer of Quick-Cell modem circuit boards fail to deliver circuit boards when needed, it is possible that we would be forced to suspend our wireless Internet business for an indeterminate period of time.

OUR FAILURE TO MANAGE FUTURE GROWTH WOULD HINDER OUR EFFORTS IN EARNING A PROFIT.

Without additional capital, we will be unable to expand significantly our operations. As we obtain additional funds under the Fusion Capital agreement or from other sources, we will begin to serve new geographic markets. This expected expansion will place a significant strain on our management and operating systems. In order to accommodate this sort of growth, we will need to hire and retain appropriate management personnel. We may not be able to hire and retain enough qualified managers. This circumstance would likely hinder our growth and reduce our chance of earning a profit.

If and when we experience our anticipated rapid growth, we may encounter difficulties in developing and implementing needed internal systems, including our recruiting and management systems. Our failure to do so will reduce the likelihood that we will earn a profit.

OUR FUTURE SUCCESS WILL DEPEND ON OUR ABILITY TO KEEP PACE WITH THE INTERNET’S RAPID TECHNOLOGICAL CHANGES, EVOLVING INDUSTRY STANDARDS AND CHANGING CUSTOMER NEEDS.

The Internet access market is constantly evolving, due primarily to technological innovations, as well as evolving industry standards, changes in subscriber needs and frequent new service and product introductions. New services and products based on new technologies or new industry standards expose us to risks of equipment obsolescence. We must use leading technologies effectively, continue to develop our technical expertise and enhance our existing services on a timely basis to remain competitive in this industry. We cannot assure you that we will be able to do so.

Our ability to compete successfully in our markets also depends on the continued compatibility of our services with products and systems utilized and sold by various third parties. Our failure to do so could cause us to lose a competitive position in our markets, thereby causing us to operate less profitably.

OUR GROWTH PLANS DEPEND ON THE CONTINUED GROWTH IN THE DEMAND FOR HIGH-SPEED INTERNET ACCESS.

As Internet usage has become a common part of Americans’ lives, a growing number of consumers have begun to demand higher Internet-access speed than can be provided by hard wire dial-up methods. If our wireless Internet access products are unable to address changes in consumers’ preferences, we would become less likely ever to earn a profit.

OUR QUICK-CELL WIRELESS INTERNET ACCESS PRODUCTS ARE NEW AND CONSUMER ACCEPTANCE MAY NOT BE ACHIEVED.

Our Quick-Cell wireless Internet access products are new and do not enjoy wide-spread name recognition among consumers. If we are unable to achieve consumer acceptance of our products, it is unlikely that we would be able to earn a profit.

WE COULD FAIL TO OVERCOME THE SEVERE COMPETITION FOR INTERNET ACCESS CUSTOMERS, WHICH WOULD IMPAIR OUR ABILITY TO EARN A PROFIT AND CAUSE OUR OVERALL FINANCIAL CONDITION TO DETERIORATE.

The market for Internet access services is extremely competitive and highly fragmented. As there are no significant barriers to entry, we expect that competition will intensify over time.

Our competitors include many large, nationally-known companies, such as America Online and Earthlink. These and other companies possess greater resources, particularly access to capital sources, market presence and brand name recognition than do we. In addition, we will face competition from other wireless Internet access providers and larger, national cellular telephone service providers. If we are unable to overcome this severe competition, we do not expect that we would earn a profit and our overall financial condition would decline.

WE DEPEND ON OUR KEY PERSONNEL; THE LOSS OF ANY KEY PERSONNEL COULD DISRUPT OUR OPERATIONS, ADVERSELY AFFECT OUR BUSINESS AND RESULT IN REDUCED REVENUES.

Our future success will depend on the continued services and on the performance of our senior management and other key employees. In particular, we depend on our president, David M. Loflin. While we have entered into an employment agreement with Mr. Loflin, the loss of his services for any reason could seriously impair our ability to execute our business plan, which could reduce our revenues and have a materially adverse effect on our business and results of operations. We have not purchased any key-man life insurance.

OUR DIRECTORS AND EXECUTIVE OFFICERS OWN ENOUGH OF OUR COMMON STOCK EFFECTIVELY TO CONTROL DIRECTORS’ ELECTIONS AND THEREBY CONTROL OUR MANAGEMENT POLICIES.

Our directors and executive officers own approximately 18.56% of our currently outstanding common stock. Two of our directors, as well as three other persons, have entered into a voting agreement relating to the voting in elections of directors. Currently, approximately 20% of our outstanding shares of common stock are subject to this voting agreement. These shareholders may be able effectively to control the outcome of corporate actions requiring shareholder approval by majority action. Their stock ownership may have the effect of delaying, deferring or preventing a change in control of USURF America. A more complete description of this voting agreement may be found under the heading “Certain Transactions”, page ___.

OUR BUSINESS PLAN IS NOT BASED ON INDEPENDENT MARKET STUDIES, SO WE CANNOT ASSURE YOU THAT OUR STRATEGY WILL BE SUCCESSFUL.

We have not commissioned any independent market studies concerning the extent to which customers will utilize our services and products. Rather, our plans for implementing our business strategy and achieving profitability are based on the experience, judgment and assumptions of our key management personnel, and upon other available information concerning the communications industry. If our management’s assumptions prove to be incorrect, we will not be successful in establishing our wireless Internet access business.

WE MAY NOT BE ABLE TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS, WHICH COULD DRAMATICALLY REDUCE OUR ABILITY TO EARN A PROFIT.

We currently rely on common law principles for the protection of our copyrights and trademarks and trade secret laws to protect our proprietary intellectual property rights. We do not intend to file patent applications relating to our Quick-Cell wireless Internet access products, until completion of future generations of the products. We have not filed trademark applications relating to the “Quick-Cell” and “USURF Wireless Internet” brand names.

Without patent or trademark protection, the existing trade secret and copyright laws afford us only limited protection. Third parties may attempt to disclose, obtain or use our technologies. Others may independently develop and obtain patents or copyrights for technologies that are similar or superior to our technologies. If that happens, we may need to license these technologies and we may not be able to obtain licenses on reasonable terms, if at all, thereby causing great harm to our business.

NEARLY ALL OF OUR SHARES ARE ELIGIBLE FOR FUTURE SALE, WHICH COULD CAUSE THE MARKET PRICE FOR OUR COMMON STOCK TO DECLINE.

With the registration of the shares of stock included in this prospectus, nearly all of the outstanding shares of our common stock owned by non-affiliates will be eligible for resale to the public. This amount of common stock represents a significant overhang on the market for our common stock. The sale of a significant amount of these shares at any given time could cause the trading price of our common stock to decline and to be highly volatile.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. Discussions containing forward-looking statements may be found in the material set forth under “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business”, as well as in the prospectus generally. We generally use words such as “believes”, “intends”, “expects”, “anticipates”, “plans” and similar expressions to identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks described above and elsewhere in this prospectus.

DILUTION

As of September 30, 2001, we had a total of 23,329,372 shares of common stock outstanding, of which 4,295,102 were subject to potential rescission claims, and a net tangible book value of negative $(.26) per share.

A purchase of our common stock will result in substantial and immediate dilution in your investment. Dilution is the reduction of a purchaser’s investment measured by the difference between the price paid per share of common stock and the net tangible book value per share at the time of purchase.

The following table depicts the potential dilution to purchasers of our common stock, without taking into account any other changes in our net tangible book value since September 30, 2001, other than to assume all outstanding warrants are exercised and to assume various purchase prices:

Public Offering Price Per Share	Net Tangible Book Value Per Share At Time of Offering	Dilution per Share to Purchasers
$.13	$(0.26)	$.39
$.20	$(0.26)	$.46
$1.50	$(0.26)	$1.76
$2.00	$(0.26)	$2.26
$5.00	$(0.26)	$5.26
$10.00	$(0.26)	$10.26

You will incur substantial dilution when you purchase our common stock. However, because the market price of our common stock fluctuates, we cannot predict the actual dilution you will incur.

USE OF PROCEEDS

We will not receive any of the proceeds of sales of stock by the selling shareholders.

However, we may receive up to $10 million under the Fusion Capital agreement. Assuming we receive this amount of funds, we anticipate that we will apply these funds as follows:

Purchase of Quick-Cell Equipment	$6,000,000
Construction of Quick-Cell Systems	1,300,000
Marketing	1,000,000
General and Administrative Expenses	200,000
Finder’s Fee	800,000
Working Capital	700,000

Total	$10,000,000

Should all of our outstanding warrants be exercised, we would receive cash proceeds of approximately $2,750,000. The funds received from the exercise of warrants would be used as follows:

Purchase of Quick-Cell Equipment	$1,810,000
Construction of Quick-Cell Systems	350,000
Marketing	275,000
General and Administrative Expenses	50,000
Working Capital	700,000

Total	$2,750,000

TRADING AND MARKET PRICES

From 1997 through October 14, 1999, our common stock was traded on the NASD’s OTC Bulletin Board, first under the symbol “MEME”, then under the symbol “USRF”. The table below sets forth, for the periods indicated, the high and low bid and asked prices for our common stock, as reported by the OTCBB:

Quarter/Period Ended	High Bid	High Ask	Low Bid	Low Ask

December 31, 1997	$.75	$1.625	$.0625	$.21875

March 31, 1998	$2.00	$3.00	$.03125	$.08
June 30, 1998	$2.00	$2.0625	$.8125	$.875
September 30, 1998	$1.50	$1.625	$.75	$.84375
December 31, 1998	$5.3125	$5.50	$.50	$.53125

March 31, 1999	$13.50	$13.75	$3.34375	$2.00
June 30, 1999	$7.375	$5.6875	$3.5625	$3.60
September 30, 1999	$8.8125	$8.875	$3.28125	$3.4375
10/1/99 thru 10/14/99	$3.8125	$3.9375	$2.875	$3.00

These prices represented quotations between dealers without adjustment for retail mark-ups, mark-downs or commissions, and may not have necessarily represented actual transactions.

Beginning on October 15, 1999, our common stock began to be traded on the American Stock Exchange, under the symbol “UAX”. The table below sets forth, for the period indicated, the high and low sales prices for our common stock, as reported by the American Stock Exchange:

Quarter/Period Ended	High	Low

10/15/99 thru 12/31/99	$5.875	$2.50

March 31, 2000	$11.00	$3.625
June 30, 2000	$6.00	$2.25
September 30, 2000	$2.50	$.875
December 31, 2000	$1.25	$.1875

March 31, 2001	$.80	$.22
June 30, 2001	$.78	$.33
September 30, 2001	$.50	$.17
December 31, 2001	$.27	$.08

You should note that our common stock, like many newly-traded stocks, has experienced significant fluctuations in its price and trading volume. We cannot predict the future trading patterns of our common stock.

On February 12, 2002, the number of record holders of our common stock, excluding nominees and brokers, was 1,137 holding 27,639,334 shares.

DIVIDENDS

We have never paid cash dividends on our common stock. We intend to re-invest any future earnings for the foreseeable future.

Our board of directors has declared property dividends comprised of common stock of three private companies acquired by us. These dividends of stock are: 1,500,000 shares of New Wave Media Corp., acquired by us in exchange for all of our community-television-related assets; 400,000 shares of Argo Petroleum Corporation, acquired by us in exchange for 10,000 shares of our common stock; and 800,000 shares of Woodcomm International, Inc., acquired by us in exchange for 7,500 shares of our common stock. The combined value of these dividends is $43,750.

None of the three dividend distributions will occur unless and until a registration statement relating to each distribution transaction has been declared effective by the SEC.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2001. This table should be read in conjunction with our consolidated financial statements included elsewhere in this prospectus.

As of 9/30/01
(unaudited)

Long-Term Liabilities	$0
Shareholders' Equity: Common Stock - $.0001 par value; 100,000,000 shares authorized, 23,329,372 shares issued	2,341
Additional Paid-in Capital	31,945,048
Accumulated Deficit	(36,664,534)
Deferred Consulting	(1,387,059)
Total Capitalization	(6,106,545)

SELECTED FINANCIAL DATA

The following selected financial data have been derived from our consolidated financial statements, which appear elsewhere in this prospectus. The selected financial data set forth below should be read in conjunction with our financial statements, related notes and other financial information included elsewhere in this prospectus.

STATEMENT OF OPERATIONS DATA:

Year Ended December 31,	Nine Months Ended September 30,
2000	1999	1998	2001	2000
			(unaudited)	(unaudited)
Revenues	$1,872,629	$2,547,225	$5,440	$4,604	$1,821,550
Internet access costs and cost of goods sold	2,145,955	1,152,721	0	1,398	811,452
Operating expenses	14,975,583	11,860,758	1,034,464	2,164,555	11,473,771
Net loss	21,885,330	10,930,163	1,037,626	2,162,374	9,065,037
Loss per share	(1.68)	(0.96)	(0.14)	(0.14)	(0.69)
Weighted average number of shares outstanding	13,000,391	11,419,641	7,361,275	15,195,778	13,207,279

BALANCE SHEET DATA:

Year Ended December 31,	September 30,
2000	1999	2001
(unaudited)
Working Capital (Deficit)	$(1,517,164)	$(694,937)	$(1,747,277)
Total Assets	410,316	19,545,169	389,405
Total Current Liabilities	1,764,973	1,221,650	1,997,246
Total Liabilities	1,764,973	5,104,860	1,997,246
Total Redeemable Common Stock	3,323,552	0	4,496,363
Shareholders’ Equity (Deficit)	(4,678,209)	14,440,309	(6,104,204)

CHANGE OF INDEPENDENT AUDITOR

On January 11, 2000, we dismissed Weaver and Tidwell, L.L.P. as our independent auditor. At the time of the dismissal, there was no disagreement with respect to any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. On January 24, 2000, we engaged Postlethwaite & Netterville as our new independent auditor, which firm audited our financial statements for the years ended December 31, 1999 and 2000. The audit committee of our board of directors recommended this change in auditors and the full board approved the change.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Background

We have determined to commit all of our available resources to the exploitation of our Quick-Cell wireless Internet access products. We currently lack the capital necessary to do so.

We were organized to operate in the wireless cable and community (low power) television industries. Due to existing market conditions, we have abandoned our wireless cable business. Because our Quick-Cell wireless Internet access system can be adapted for use on the wireless cable frequencies, we believe our frequencies possess future value. However, these frequencies will not be of value to us, unless and until the FCC approves two-way communications on them. Due to this circumstance, our wireless-cable-related assets have become impaired and their $188,091 book value written off.

Effective July 1, 1999, we assigned all of our television-related assets to New Wave Media Corp., in exchange for a 15% ownership interest in New Wave common stock. This business segment was discontinued as of that date and, since then, has not, and will not, generate any revenues. Our board of directors has declared a dividend with respect to all of the New Wave shares. These shares will be distributed to our shareholders, upon New Wave’s completion of a Securities Act registration of the distribution transaction. This registration proceeding has not been commenced by New Wave, due to a lack of funds necessary to pay related professional expenses. New Wave has advised us that it is making its best efforts to obtain capital for this purpose, but cannot provide an exact time by which this will occur.

Since 1998, we have acquired seven dial-up Internet service providers, including CyberHighway, the business of www.e-tail.com and a web design firm, none of which was an affiliated company nor were any acquired from an affiliate. All but one of these acquisitions were made for shares of our stock. In making these acquisitions, we issued a total of 2,587,063 shares, which were valued at $18,759,500, in the aggregate. All of these acquisitions were accounted for as a purchase, which means that we did not include past operations of the acquired businesses in our historical statements of operations. Also in connection with these acquisitions, we recorded large amounts of amortizable customer base and goodwill values, approximately $25,764,000, as a result of the acquisitions’ valuations exceeding the values of the tangible net assets. At December 31, 2000, all of these values were written off, due to the demise of CyberHighway’s business. Please see the discussion under “CyberHighway Bankruptcy” below.

All of the customers of the acquired Internet access providers were assimilated into the dial-up operations of our CyberHighway subsidiary, which has few remaining customers - please see the discussion under “CyberHighway Bankruptcy” below.

Current Overview

Our management has committed all available current and future capital and other resources to the commercial exploitation of our Quick-Cell wireless Internet access products. It is these products upon which our future is based.

In May 2001, we entered into an amended and restated common stock purchase agreement with Fusion Capital Fund II, LLC, which replaced a similar agreement entered into in October 2000. Pursuant to the agreement, Fusion Capital may purchase up to $10 million of our common stock. The shares of our common stock being issued under this agreement are the subject to an effective registration statement, SEC File No. 333-63846. To date, we have received only $375,000 under our agreement with Fusion Capital. Due to the current low market price for our stock, we have not obtained the maximum funding amount possible under this agreement, in an effort to avoid further downward pressure on our stock price. This effort has not been successful, as our stock price has been depressed significantly since September 2001. This lack of significant funding has impeded our ability to expand our Quick-Cell business operations. We will remain in this position unless and until (1) our stock price increases significantly or (2) we secure funding from a source other than Fusion Capital, of which there is no assurance. Please see the discussion under the heading “Management’s Plans Relating to Future Liquidity”, for a more thorough explanation of the impact this agreement could have on our business. Should we obtain more substantial funding, we would be able to begin to pursue our wireless Internet business plan. In October 2001, we began company-owned Quick-Cell operations in Del Rio, Texas, and have agreements with two resellers there. We are approaching 100 customers in Del Rio, and consumer response has been excellent. However, our customer growth will continue to be slowed by a lack of capital. We have also completed the engineering efforts in four other South Texas towns. We will not begin marketing our Quick-Cell service in these towns, until we stabilize our working capital situation.

As the level of funding under the Fusion Capital agreement has been lower than we had earlier anticipated, during the past three months we have obtained additional funds through sales of our common stock, as follows:

-	$57,500 from the sale of 575,000 shares of our common stock and a total of 1,150,000 warrants; and
-	$30,000 from the exercise of outstanding warrants - 200,000 shares at $.15 per share.

These funds were used for operating expenses and not for the expansion of our wireless Internet access business.

We will continue to need capital, as we continue to expand our wireless Internet business. We may never possess enough capital to permit us to earn a profit.

As CyberHighway’s business has dwindled to near nothing while in bankruptcy, we have determined not to attempt to revive our dial-up Internet access business and, for the foreseeable future, we have abandoned development of our e-commerce business.

CyberHighway Bankruptcy

On September 29, 2000, an involuntary bankruptcy petition was filed against CyberHighway in the Idaho Federal Bankruptcy Court, styled In Re: CyberHighway, Inc., Case No. 00-02454, by ProPeople Staffing, CTC Telecom, Inc. and Hawkins-Smith. In December 2000, CyberHighway and the petitioning creditors filed a joint motion to dismiss this proceeding. The joint motion to dismiss requires the approval of CyberHighway’s creditors. However, some of CyberHighway’s creditors have objected to the dismissal of the proceeding. The basis of the creditors’ objection is their belief that CyberHighway’s as-yet unasserted damage claims against the original petitioning creditors and their law firm and a claim against Dialup USA, Inc. represent CyberHighway’s most valuable assets. These as-yet unasserted claims include claims for bad faith filing of the original bankruptcy petition as to the original petitioning creditors and their law firm, as well as a claim for tortious interference with beneficial business relationships as to Dialup USA, Inc. The objecting creditors desire that these claims be adjudicated in the bankruptcy court. It is likely that, at some time in the future, a final order of bankruptcy will be entered with respect to CyberHighway. No prediction of the timing of such an order can be made, although we believe that such an order would come only after the final adjudication of the claims described above.

The January 1999 acquisition of CyberHighway fundamentally altered our company. Our annual revenues went from nearly zero to about $2.5 million. Beginning in the last half of 1999, operating losses at CyberHighway, primarily personnel costs and leased telephone-line charges, steadily increased, while revenues began to decrease slightly each quarter. This trend continued through 2000, until September 2000.

As a means to achieve immediate cost savings at CyberHighway, in September 2000, the following actions were taken:

-	CyberHighway sold its affiliate-ISP business for $40,500, in cash; and
-	CyberHighway contracted with Dialup USA for all “backroom” and customer support services, which took effect at the end of October 2000.

These actions did reduce monthly operating costs by approximately $50,000.

However, the involuntary bankruptcy proceeding started the demise of CyberHighway’s business, in effect rendering our September 2000 actions meaningless. Since that time, CyberHighway’s company-owned dial-up customer base has gone from approximately 8,500 to nearly none. The filing of the involuntary bankruptcy and CyberHighway’s switch-over to the network of Dialup USA were the primary causes of CyberHighway’s customer base demise. We will not apply any available future capital to the revitalization of our dial-up Internet access business.

This sudden and permanent demise of CyberHighway’s customer base has rendered our intangible assets relating to those customers to become worthless. The write-off of these intangible assets totalled $4,814,272, net of deferred taxes, as reflected in our December 31, 2000, financial statements. Due to this change in operating environment, monthly revenues have decreased substantially, and, accordingly, goodwill has been impaired. The write-down of goodwill totalled $4,425,037, as reflected in our December 31, 2000, financial statements. Please see the discussion below under the heading “Liquidity and Capital Resources” for more information on this topic.

Shareholder Loans - Conversion to Equity

In August 2000, our president, David M. Loflin, converted all loan amounts owed to him, including accrued interest, into a total of 774,162 shares of our common stock. The total amount of indebtedness converted to common stock was $967,703. Since August 2000, Mr. Loflin has made small loans to us to ease periods of restricted cash flow. Currently, we owe Mr. Loflin $54,928.

Results of Operations

General. By the end of February 2001, CyberHighway had lost all of its dial-up Internet access customers and we do not foresee the revitalization of CyberHighway’s business. You should not purchase our common stock expecting that CyberHighway’s business will assist in making us profitable.

Until the involuntary bankruptcy was filed against CyberHighway in September 2000, our revenues for 2000 were approximately 10% below 1999's nine-month results. Our revenues for the last three months of 2000 diminished rapidly. Since January 2001, we have derived no revenue from CyberHighway’s business.

For the first three quarters of 2001, our small amount of revenues were derived from the operations of our Quick-Cell wireless Internet access system in Santa Fe, New Mexico. With the demise of CyberHighway, any future revenues will be derived from sales of our Quick-Cell wireless Internet access service. We currently lack the capital necessary to pursue our Quick-Cell business plan, and we may never possess enough capital with which to exploit fully our Quick-Cell products. In this circumstance, it is likely that we would never earn a profit.

Before the demise of CyberHighway, our revenues were derived primarily from monthly customer payments for dial-up access and from per-customer royalty payments from our CyberHighway affiliate-ISPs.

Beginning in March 2000, we began initial Quick-Cell wireless Internet access operations in Santa Fe, New Mexico. Currently, we have approximately 120 Quick-Cell customers. Throughout 2000, these customers were in their one-year “free-use” period. Beginning in March 2001, we began to receive small monthly payments from the customers who had completed their one-year of free use. The lack of growth of our wireless Internet access business during 2000 is due to the fact that our available monies were applied to CyberHighway expenses and corporate overhead. We had no available capital to apply to the expansion of the Santa Fe market.

In September 2001, we began Quick-Cell operations in Del Rio, Texas. We are nearing 100 customers online, but our growth there has been slowed due to our lack of capital. We cannot predict the number of customers we will secure in any specific time frame, due to our lack of capital. In Del Rio, we have chosen to make sustained slow progress in customer acquisition, rather than to have begun full-scale marketing activities only to suspend them soon after their start due to our lack of capital. Currently, we are adding between two and four customers per week. Should we begin to derive greater amounts of funds under the Fusion Capital agreement, of which there is no assurance, we plan to construct additional Quick-Cell systems throughout 2002.

In the middle of 2000, we began marketing our Quick-Cell systems to local exchange telephone companies, independent telephone companies, digital subscriber line resellers and Internet service providers. We sold three Quick-Cell systems in a short time, and received approximately 200 additional indications of interest via e-mail and telephone from other telecommunications companies and others, 25% of which our management considered to be of a serious nature. Due to a lack of capital, however, this marketing effort was suspended before we investigated the nature of the other inquiring companies. No paying customers use these systems, due to circumstances involving these companies that are beyond our control. For all of 2001, we derived no significant revenues from customer modem sales to these Quick-Cell purchasers, and we do not expect to do so during the first half of 2002.

In cities in which we construct company-owned Quick-Cell systems, we intend to employ telephone marketing as the initial means for acquiring customers and, later, mass media. We will employ a sales force that will focus primarily on potential business customers. This focus on business customers is based on our management’s informal study of Internet usage by businesses versus home users that revealed businesses’ higher demand for high-speed Internet access. Our management’s decision may prove to have been incorrect, which would significantly impair our ability to earn a profit. Our management believes, based on its collective business experience, that effective marketing techniques can overcome Quick-Cell’s lack of name recognition, although this belief may also prove to have been incorrect. Our Quick-Cell business will not be able to succeed without additional capital.

In cities where a Quick-Cell reseller operates, we will not have final approval of the reseller’s marketing strategies. Our resellers will be permitted to market our Quick-Cell service in any commercially reasonable manner. We cannot, therefore, assure you that any of our resellers will ever achieve high enough sales levels that would permit us to earn a profit.

We have entered into a Quick-Cell reseller agreement with Wireless WebConnect!, Inc. Due to issues within WebConnect that were out of our control, to date, we have not derived any benefit from this agreement. However, after recent discussions with WebConnect, we expect to begin to implement our agreement in late 2001 or early 2002, as it appears that WebConnect’s internal issues have been resolved to a point that it is now in a position to participate as a Quick-Cell reseller. It is possible that the terms of our agreement with WebConnect might be amended in the future, but we cannot predict if and when an amendment would be executed.

Our revenues for all of 2001 were significantly below those of 2000, since we no longer derive revenues from the operations of CyberHighway and we have lacked capital with which to implement a full-scale implementation of our Quick-Cell business plan. In 2002, we will produce significant revenues only if we are able to be successful in placing Quick-Cell service customers online, of which there is no assurance, due to the uncertainty surrounding our level of capitalization to be derived under the Fusion Capital agreement, due to the continued depressed price for our common stock.

Potential Rescission Claims. Currently, 4,295,102 shares of our common stock with an aggregate assigned value of $4,496,363 may have been issued in violation of Section 5 of the Securities Act. Only 130,000 of these shares were issued for cash or underlie currently exercisable warrants, which were sold or will be sold for at total of $650,000 in cash. It is possible that each of the issuees of these shares has a potential claim for rescission of their respective issuance transactions. We do not possess capital with which to pay any such claims, if asserted, and, if such claims are asserted, it is possible that our then-available capital would become impaired and our future operating results would likely suffer.

Nine Months Ended September 30, 2001, versus Nine Months Ended September 30, 2000. During the 2000 period, all of our revenues were generated by CyberHighway’s dial-up Internet access operations. We derived our revenues from monthly customer payments for dial-up Internet access, which averaged approximately $18.00 per customer. We also derived revenue from per-customer royalty payments from our CyberHighway affiliate-ISPs, which averaged approximately $1.75 per customer. This affiliate-ISP business was sold in September 2000.

During the 2001 period, we had only small revenues from our wireless Internet access business. We derived no revenues from CyberHighway’s operations. Our Quick-Cell operations will continue to grow slowly, unless we obtain greater amounts of capital under the Fusion Capital agreement or otherwise, of which there is no assurance.

Our revenues for all of 2001 will be significantly below our revenue levels of 2000. However, due to uncertainties relating to the timing of receipt of funds under the Fusion Capital agreement, we can make no exact prediction of our actual revenues.

Our operating results for the first nine months of 2001 and 2000 are summarized in the following table:

	First Nine Months of 2001	First Nine Months of 2000

Revenues	$4,604	$1,821,550
Cost of goods sold	1,398	811,452
Gross profit	3,206	1,010,098
Operating expenses	2,164,555	11,473,771
Loss from operations	2,161,349	10,463,673
Net loss	2,162,374	9,065,037

Our net loss of $2,162,374 for the 2001 period was significantly less than our net loss for the 2000 period of $9,065,037. This reduced net loss is attributable primarily to:

-

Depreciation and amortization decreasing from $6,843,089 for the 2000 period to $27,231 for the 2001 period. This reduction is due to the demise of CyberHighway’s business and the write-off of all of our intangible assets associated with that business, which occurred during December 2000. We no longer amortize those intangible assets.

-

Professional fees decreased from $2,105,852 in the 2000 period to $1 ,460,446 in the 2001 period. A portion of the current period’s professional fees is due to the issuance of 800,000 shares as a commitment fee under a common stock purchase agreement, which shares were valued at $248,000, as well as the monthly amortization of various consulting agreements under which we issued stock for services during 2000 and 2001.

-

Salary and commissions fell from $1,701,223 in 2000 to $553,296 in 2001. Our lower salary and commissions during 2001 is attributable to CyberHighway’s demise, its personnel having been reduced from about 30 during the first quarter of 2000 to none, now.

-

Rent expense decreased from $161,298 during the 2000 period to $22,043 during the 2001 period. This large decrease is the result of our abandoning all leased premises of CyberHighway, following the filing of the involuntary bankruptcy proceeding. Our monthly lease expense for 2002 is expected to remain at current levels.

-	Advertising expense fell from $85,782 in 2000 to zero in 2001. The reduction in this line item is attributable to the demise of CyberHighway’s business, as well as our lack of capital.
-

Other expenses fell from $576,527 in 2000 to $101,539 in 2001. The reduction in this line item is attributable to the demise of CyberHighway’s business, as well as our severe lack of capital during the last half of 2000 and most of 2001.

Our statements of operations reflect an income tax benefit of $1,434,865 for the 2000 period and no such benefit for the 2001 period. This income tax benefit was attributable to the difference in the bases of our acquired customer bases for book versus tax purposes. Since our intangible assets were completely written-off as of December 31, 2000, we no longer derive any similar income tax benefit.

During September 2001, our operations began to reflect the beginning our Quick-Cell operations in Del Rio, Texas. Our operations during the last quarter of 2001 will reflect revenues being derived from customers having begun to be placed online. However, we cannot predict our results of operations for the remainder of 2001. Our revenues for all of 2001 will be substantially below our 2000 revenues.

During the first nine months of 2001, we issued 1,330,000 shares of common stock under six separate consulting agreements; these shares were valued for financial accounting purposes at approximately $450,000, in the aggregate. This amount will be expensed in equal monthly amounts during 2001 and 2002. Subsequent to September 30, 2001, we have issued 760,000 shares under two separate consulting agreements; these shares have been valued for financial accounting purposes at approximately $150,000, in the aggregate, and began to be expensed in equal monthly amounts during 2001.

During the first three quarters of 2000, we issued 570,000 shares of common stock under six separate consulting agreements; these shares were valued for financial accounting purposes at approximately $2,350,000, in the aggregate. This amount was expensed in equal monthly amounts during 2000 and 2001.

Year Ended December 31, 2000, versus Year Ended December 31, 1999. During 1999 and 2000, nearly all of our revenues were generated by CyberHighway’s dial-up Internet access operations. We derived our revenues from monthly customer payments for dial-up Internet access, which averaged approximately $18.00 per customer. Also, until September 2000, we derived revenue from per-customer royalty payments from our CyberHighway affiliate-ISPs, which averaged approximately $1.75 per customer.

Due to the recent demise of CyberHighway, our revenues for 2001 were significantly below our revenue levels of 1999 and 2000. Due to uncertainties relating to the timing and level of future funds under the Fusion Capital agreement, we can make no prediction of our future revenues.

Our operating results for 2000 and 1999 are summarized in the following table:

	2000	1999

Revenues	$1,872,629	$2,547,225
Internet Access Costs and Cost of Goods Sold	2,145,955	1,152,721
Gross profit (loss)	(273,326)	1,394,504
Operating expenses	14,975,583	11,860,758
Loss from operations	15,248,909	10,466,254
Other expenses	9,193,281	2,117,070
Net loss	21,885,330	10,930,163

Our 2000 statement of operations reflect the following significant charges against our earnings:

-	each of the following amounts relates to the demise of the business of CyberHighway:
-	$4,814,272 - amount of intangible assets written off attributable to acquired customers bases, net of deferred taxes; and
-	$4,425,037 - amount of intangible assets written off attributable to goodwill.
-

$619,000 - 750,000 shares of our common stock were issued to three vice presidents, 250,000 shares as an employment agreement signing bonus valued at $2.00 per share and 500,000 shares as employment bonuses valued at $119,000 - this expense is included in the “Salary and Commissions” statement of operations line item.

In our 1999 financial statements, we incurred two significant charges against our earnings, which appear in our statement of operations under the “Other Income (Expense)” heading:

-	As described above, we incurred a charge of $1,164,561 arising out of our acquisition, and subsequent tender for rescission, of Net 1.
-

We incurred a charge of $957,075 arising out of a settlement agreement and mutual release, which settled legal proceedings in which USURF America and CyberHighway were involved. These legal proceedings were settled in full by the issuance of 340,000 shares of our common stock to the adverse parties and we paid $43,325 for reimbursement of their respective attorneys’ fees. The 340,000 shares were valued at $2.6875 per share, or $913,750, in the aggregate. The price per share assigned to these shares was the closing price of our common stock on November 30, 1999, as reported by AMEX.

Due to our severe lack of capital during 1999 and 2000, during both years, we issued a large number of shares of our stock to consultants in payment of their services. The fair value of the shares issued to consultants is included in our statements of operations under the “Professional Fees” line item. Issuing stock was the only means by which we could obtain the consultants’ services. The value of the consulting services received by us under each agreement has been expensed in equal monthly amounts over their respective terms:

-

in 2000, we issued 2,262,166 shares of our common stock under consulting agreements; these shares were valued for financial accounting purposes at $3,110,000, in the aggregate. This amount is being expensed in equal monthly amounts over periods ranging from four months to one year. Approximately 75% of this total amount was expensed during 2000.

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in 1999, we issued 566,000 shares of common stock under consulting agreements; these shares were valued for financial accounting purposes at $2,216,000, in the aggregate. $2,000,000 of this amount is being expensed in equal monthly amounts over five years, while the remaining $216,000 of this amount was expensed in equal monthly amounts over periods ranging from three to six months.

Our net loss for 2000 is attributable to several large non-standard items:

-	the depreciation and amortization of acquired customer bases, goodwill and other intangibles of $7,618,755;
-	$4,168,610 in professional fees, substantially all of which is attributable to stock issuances under various consulting agreements;
-	$2,060,528 in salary and commissions was expensed, $619,000 of which is the result of stock bonuses to three officers; and
-	$9,239,310 in impairment loss relating to the demise of CyberHighway’s business and the associated write off of all related intangible assets.

For 1999, our net loss is attributable in large measure to the following expense items:

-	$7,653,924 in depreciation and amortization of acquired customer bases, goodwill and other intangibles;
-	$1,945,935 in professional fees, substantially all of which is attributable to stock issuances under various consulting agreements; and
-	$1,603,556 in salary and commissions.

Our acquisition and subsequent rescission of the acquisition of Net 1, Inc. affected our 1999 and 2000 statements of operations in different ways, as follows:

-

On August 23, 1999, we acquired Net 1, Inc. Net 1 is primarily engaged as an Internet service provider in Alabama. In September 1999, we tendered the shares of capital stock obtained in the acquisition of Net 1 for rescission of the transaction. This rescission was based on perceived material misstatements made by one of the principals of Net 1. However, legally, we were still the owner of the outstanding shares of Net 1 at December 31, 1999, and were required by generally accepted accounting principles to record Net 1 as a wholly-owned subsidiary from the date of acquisition.

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It was discovered during the arbitration proceedings between us and the former owners of Net 1 that no activity had occurred in Net 1 after the acquisition. The customer base was moved to an unrelated company by a former owner, and all activity was transacted in the unrelated company. Therefore, no revenues or expenses were incurred by Net 1 from the date of acquisition, August 23, 1999, through December 31, 1999.

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The total cost of the acquisition was $1,164,561, which exceeded fair value of the net assets of Net 1 by $1,164,561. The excess was deemed to be impaired at December 31, 1999, due to the change in the operating environment and was recorded as an impairment loss in our statement of operations for 1999 under the “Impairment Loss” heading.

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On October 12, 2000, the acquisition of Net 1 was rescinded. Included in the terms of the settlement agreement was the return to us of the 250,000 shares issued by us in the original transaction. We then issued 250,000 shares of our stock in settlement of the arbitration. The settlement agreement also called for one of the former owners of Net 1 to assume a $50,000 liability, that was recorded by us upon the acquisition. The total gain on the recission of the Net 1 transaction, $961,436, has been recorded in our statement of operations for 2000 under the “Gain on Rescission” heading.

For 1999 and 2000, our statements of operations reflect an income tax benefit of $1,595,424 and $1,653,161, respectively, resulting from the difference in the bases of the acquired customer bases for book versus tax purposes. Due to the demise of the business of CyberHighway, our statement of operations for 2001 will not contain a similar tax benefit.

Community Television Segment. During 1999, this segment had no revenues and incurred a nominal loss from operations. As discussed above, effective July 1, 1999, we assigned all of our community television properties to New Wave Media Corp. and is now defunct. This segment was discontinued as of that date and will not generate any revenues in the future.

Wireless Cable Segment. The wireless cable segment has had no operating activity since 1997. As described above, we have ceased, for the foreseeable future, our wireless cable activities.

Liquidity and Capital Resources

General. Since our inception, we have had a significant working capital deficit. Prior to our January 1999 acquisition of CyberHighway, we had no material revenues and we operated from a severely illiquid position. Following the CyberHighway acquisition and until the recent demise of CyberHighway’s business, we generated significant monthly revenues, yet continued to have a working capital deficit. Currently, we are substantially illiquid, although we do possess enough cash to continue our current level of business activities, the result of recent securities sales. As the level of funding under the Fusion Capital agreement has been lower than we had earlier anticipated, during the past three months we have obtained additional funds through sales of our common stock, as follows:

-	$57,500 from the sale of 575,000 shares of our common stock and a total of 1,150,000 warrants; and
-	$30,000 from the exercise of outstanding warrants - 200,000 shares at $.15 per share.

These funds were used for operating expenses and not for the expansion of our wireless Internet access business.

Without additional capital, it is possible that we would be forced to cease operations.

Our Capital Needs. To sustain our current level of operations for the next twelve months, we will require additional capital of approximately $300,000. To accomplish our goals of expanding our Quick-Cell business, we will require at least $1.2 million. If we are unable to obtain this needed capital, we could be forced to cease our operations.

Currently we do not possess enough capital to accomplish our goals for our Quick-Cell wireless Internet access business, including the construction of Quick-Cell systems. When we refer to the construction of a Quick-Cell system in any city, that process requires the following expenditures:

-	A single Quick-Cell cell site, including a Quick-Cell server modem, parts and configuration - projected average cost: $25,000;
-	Tower lease site - projected average cost: $500 per month;
-	Direct T1 telephone line connection to the Internet - projected average cost: $1,200 per month; and
-	Initial inventory of customer modems - approximate cost: $70,000.

Each Quick-Cell cell site added to an existing system will cost approximately $25,000 for the server modem, parts and configuration, plus tower lease costs and, if customer usage requires, the cost of a direct T1 telephone line connection to the Internet.

However, in Del Rio, due to our lack of large sums of capital, we were able to re-design our Quick-Cell system to achieve significant cost savings and built the first portion of that system, which included two server cells - the original plan having called for one server cell - for approximately $18,000, and we have added a third server cell to this system, in response to consumer demand. However, we continue to lack capital with which to market our Quick-Cell service aggressively. Rather, in Del Rio, we have chosen to make sustained slow progress in customer acquisition, rather than to have begun full-scale marketing activities only to suspend them soon after their start due to our lack of capital. Currently, we are adding between two and four customers per week. Should we begin to derive greater amounts of funds under the Fusion Capital agreement, of which there is no assurance, we plan to construct additional Quick-Cell systems throughout 2002.

If and when we begin to obtain the maximum amount of funds available pursuant to the Fusion Capital agreement, we expect, then, to have enough money to pay for the construction of the initial Quick-Cell cell site in at least three markets per month. We cannot assure you that we will be able to construct Quick-Cell cell sites at that rate or that we will ever possess adequate capital with which to engage in this level of activities.

In light of the relatively small amount of capital required to construct each Quick-Cell cell site, we believe that the expected funding under the Fusion Capital agreement would provide us with enough capital to construct the initial Quick-Cell cell site and commence marketing activities in approximately 60 markets. With the Quick-Cell construction permitted by this amount of capital, we will be able to determine whether our Quick-Cell wireless Internet access business is a viable business, as presently offered. However, the funds expected under the Fusion Capital agreement will not be adequate for us to pursue our complete Quick-Cell business plan, and we cannot assure you that we will be able to obtain capital when needed. Our inability to obtain further capital when needed would lessen our chance of earning a profit, as we would become illiquid.

Proceeds from the Fusion Capital Agreement. Beginning in July 2001, we began to receive the first funds of up to $10 million under our agreement with Fusion Capital. To date, we have received approximately only $375,000 under this agreement. Due to the current low market price for our stock, we have not obtained the maximum funding amount possible under this agreement, in an effort to avoid further downward pressure on our stock price. This effort has not been successful, as our stock price has been depressed significantly since September 2001. This lack of significant funding has impeded our ability to expand our Quick-Cell business operations. We will remain in this position unless and until (1) our stock price increases significantly or (2) we secure funding from a source other than Fusion Capital, of which there is no assurance. Assuming we receive the entire $10 million under that agreement, of which there is no assurance, we anticipate that we will apply these funds as follows:

Purchase of Quick-Cell Equipment	$6,000,000
Construction of Quick-Cell Systems	1,300,000
Marketing	1,000,000
General and Administrative Expenses	200,000
Finder’s Fee	800,000
Working Capital	700,000

Total	$10,000,000

You should note, however, that we may not realize $10 million under the Fusion Capital agreement, due to the current low market price of our common stock. In addition, under the Fusion Capital agreement, we must maintain compliance with certain criteria in order to avoid an event of default. These events of default are described on page ___, under the heading “Events of Default”. Currently, we are in compliance with these criteria and expect to remain in compliance for the foreseeable future.

Should all of our outstanding warrants, including all of the warrants to be issued in connection with the Fusion Capital agreement, be exercised, we would receive cash proceeds of approximately $2,540,000. Funds received from the exercise of warrants would be used to purchase Quick-Cell equipment, to construct Quick-Cell systems, to market our Quick-Cell wireless Internet access service and for working capital. Please see the discussion under “Use of Proceeds”.

You should note that we may never receive any of the funds discussed above. Our failure to obtain capital from these sources could cause us to cease our operations.

Potential Rescission Claims. Because we lack the capital to pay any potential claims for rescission that may be asserted by some of our shareholders, any such claim made against us could negatively impact our ability to continue in business. Currently, these claims relate to a total of 4,295,102 shares valued at $4,496,363. We do not possess capital with which to pay any such claims, if asserted, and, if such claims are asserted, it is possible that we would be forced to cease operations, as our then-available capital could become severely impaired.

September 30, 2001. Historically, we have had a significant working capital deficit. At September 30, 2001, our working capital deficit was $1,747,277, which is higher than our $1,517,164 deficit at December 31, 2000. Increases in accrued payroll, other current liabilities and notes payable to shareholder were the primary causes of our larger working capital deficit. These increases in liabilities offset our receipt of cash pursuant to sales of securities of approximately $550,000 during the first three quarters of 2001. Approximately 80% of our accounts payable are accounts payable of CyberHighway. Without additional capital, our working capital deficit can be expected to become larger each quarter.

The following table sets forth our current assets and current liabilities at September 30, 2001, and December 31, 2000:

		9/30/01	12/31/00

Current Assets	Cash	$4,646	$1,088
	Inventory	245,323	246,721

Current Liabilities	Disbursements in excess of cash balances	$42,469	$42,469
	Accounts payable	1,494,816	1,472,030
	Accrued payroll	287,684	158,262
	Other current liabilities	73,599	41,824
	Property dividends payable	43,750	43,750
	Notes payable to stockholder	54,928	6,638

Our accrued payroll at September 30, 2001, as well as at December 31, 2000, is attributable primarily to accrued salary of our president and two of our vice presidents.

The increase in notes payable to stockholder, from $6,638 at December 31, 2000, to $54,928 at September 30, 2001, represents loans made to us by our president, David M. Loflin. All of this indebtedness is due on demand and bears interest at 8% per annum. The funds loaned during the first nine months of 2001 were used primarily for operating expenses. Mr. Loflin has advised us that he does not intend to demand payment of his loans, until their repayment would not adversely affect our financial position. Without outside funding, it is possible that Mr. Loflin may loan us additional funds, though no assurance or prediction can be made in this regard.

In addition to Mr. Loflin’s loans, during the first three quarters of 2001, we obtained a total of $552,000 in cash from sales of our securities, including $250,000 under our agreement with Fusion Capital. For all of 2001, we obtained a total of $709,500 in cash from the sales of our securities, including a total of $350,000 under the Fusion Capital agreement.

The funds received were used for working capital and for the initial costs associated with the establishment of a new company-owned Quick-Cell wireless Internet access system in Del Rio, Texas.

Without obtaining at least $1,000,000 in new capital, we will continue to have a significant working capital deficit and will not be able to operate from a position of liquidity. This will impair our ability to pursue our Quick-Cell business plan and, thus, our ability ever to earn a profit.

If we are unable to obtain significant additional capital, it is possible that we would be forced to cease operations.

Cash Flows from Operating Activities. During the first three quarters of 2001, our operations used $584,572 in cash compared to cash used of $355,815 during the first three quarters of 2000. In both periods, the use of cash in operations was a direct result of the lack of revenues compared to our operating expenses, particularly salary and commissions. The lack of CyberHighway operations during 2001 has caused our increased use of cash. Our operating activities for all of 2001 used cash and, due to the uncertainty of the timing of our obtaining future capital, we cannot predict whether our operations will provide cash during the first half of 2002.

Cash Flows from Investing Activities. During the 2001 period, our investing activities used $4,160 in cash. This low amount is the direct result of our lack of capital throughout 2001. In the 2000 period, we used cash of $400,483 in our investing activities, where our equipment purchases were offset, in part, by cash acquired in acquisitions. We cannot predict our cash flows from investing activities for 2002, although it may be significant, due to our agreement with Fusion Capital.

Cash Flows from Financing Activities. For the first three quarters of 2001, our financing activities provided $592,290 in cash. Of this amount, $48,290 is attributable to loans from our president and $552,000 is attributable to sales of securities, which was offset in small measure by our payment of a finder’s fee of $8,000. For the first three quarters of 2000, our financing activities provided $762,887 in cash, $240,000 of which is attributable to sales of our securities and $539,890 of which is attributable to loans from our president. Since September 30, 2001, we have obtained an additional $125,000 under the Fusion Capital agreement, $57,500 from the sale of 575,000 shares of our common stock and a total of 1,150,000 warrants and $30,000 from the exercise of outstanding warrants - 200,000 shares at $.15 per share. These funds were used for operating expenses and not for the expansion of our wireless Internet access business. We continue to seek capital and cannot, therefore, predict future levels of cash flows from financing activities, although we expect to derive significant cash under our agreement with Fusion Capital at an undetermined time in the future, which uncertainty is caused by our current low stock price and our determination to attempt to avoid placing further downward pressure on our stock price by selling more shares of our common stock under the Fusion Capital agreement.

December 31, 2000. At December 31, 2000, our working capital deficit was $1,517,164, which is greater than our working capital deficit at December 31, 1999, of $694,937. Our deficit would have been significantly larger, if not for our president’s converting $967,000 of our indebtedness to him (including interest) into shares of our stock. This conversion of debt into stock was more than offset by an increase in accounts payable, accrued salary and other current liabilities.

The following table sets forth our current assets and current liabilities at December 31, 2000 and 1999:

		2000	1999

Current Assets	Cash	$1,088	$75,313
	Accounts receivable	0	59,098
	Inventory	246,721	386,802
	Prepaids	0	5,500

Current Liabilities	Disbursements in Excess of Cash Balances	$42,469	$0
	Notes payable - current portion	0	5,910
	Accounts payable	1,472,030	363,665
	Accrued payroll	158,262	118,157
	Other current liabilities	41,824	216,650
	Property dividends payable	43,750	43,750
	Accrued interest to stockholder	0	29,741
	Notes payable to stockholder	6,638	356,239
	Deferred revenue	0	87,538

Many balance sheet line items changed significantly from 1999 to 2000. These changes are summarized below:

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Accounts Payable - our accounts payable increased to $1,472,030 in 2000, from $363,665 in 1999. This increase is due to our lack of capital throughout 2000, compounded by our decision to suspend payment of most of our accounts, beginning in April 2000. Approximately 80% of our accounts payable are accounts payable of CyberHighway. Currently, CyberHighway’s creditors must pursue their claims through the bankruptcy proceeding. USURF America is not responsible for the payment of any of CyberHighway’s accounts payable. We expect that the debts embodied in the accounts payable of CyberHighway will, ultimately, be discharged pursuant to the bankruptcy proceeding. At that as-yet unidentified time, CyberHighway’s accounts payable will no longer appear on our balance sheet.

During the first quarter of 2001, USURF America paid some of its accounts payable. No creditor has taken adverse action against USURF America as a result of its past accounts payable payment policy and none is expected.

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Other Current Liabilities - our other current liabilities decreased from 1999 to 2000, from $216,650 to $41,824. This change resulted from the rescission of the Net 1 acquisition transaction, as Net 1's liabilities were removed.

-	Accrued Interest to Stockholder - at December 31, 2000, we owed our president only $6,638, because of his converting approximately $967,000 that we owed him into shares of our stock in August 2000.
-	Deferred Revenue - we had no deferred revenue for 2000, due to the sudden demise of CyberHighway during the last quarter of 2000.
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Long-term Liabilities - at December 31, 2000, we had no long-term liabilities. Our 1999 long-term liabilities consisted primarily of deferred taxes relating to our acquired customer bases. However, deferred taxes are no longer applicable, since our intangible assets have been written off.

-

Subscriptions Receivable - this amount of $933,514 arises from our president’s converting his loans into shares of our stock. This entry appears due to the fact that the shares issued in that transaction were not actually issued until after December 31, 2000, due to an administrative oversight.

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Stockholders’ Equity (Deficit) - at December 31, 2000, we had a stockholders’ deficit of $4,678,209, the result of the write off of all of our intangible assets and the reclassification of the shares of common stock subject to potential rescission claims. This is compared to our stockholders’ equity of $14,440,309 at December 31, 1999.

Without obtaining at least $1,000,000 in new capital, we will continue to have a significant working capital deficit and will not be able to operate from a position of liquidity. This will impair our ability to pursue our Quick-Cell business plan and, thus, our ability ever to earn a profit.

Our accrued payroll at December 31, 2000, as well as at December 31, 1999, is primarily attributable to accrued salary of our president and two of our vice presidents.

In August 2000, our president, David M. Loflin, converted the entire amount owed to him, including accrued interest, into a total of 774,162 shares of our common stock. The total amount of indebtedness converted to common stock was $967,703. Mr. Loflin received one share for each $1.25 owed him - $1.25 was the low sale price for our common stock on the American Stock Exchange on August 18, 2000, the last trading day prior to the conversion. Until converted, all of the loans from Mr. Loflin were payable on demand, with interest accruing at 8% per annum. The funds loaned by Mr. Loflin were used primarily for operating expenses, including expenses of CyberHighway, corporate overhead and the construction of our Quick-Cell system in Santa Fe, New Mexico. Subsequent to the conversion transaction, Mr. Loflin has loaned us small sums. At December 31, 2000, we owed Mr. Loflin $6,638. All sums owed to Mr. Loflin are payable on demand, with interest accruing at 8% per annum. We cannot assure you that Mr. Loflin will continue to loan us money when we need it.

During 2000, we obtained funds from sales of our securities on two occasions:

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In March and April 2000, we sold a total of 60,000 units of securities to private investors, each unit being comprised of one share of our stock and one warrant with an exercise price of $7.50 per share. The warrants are exercisable for a period of two years. Each unit was sold for $5.00 in cash, for total proceeds of $300,000. These proceeds were used to pay approximately $275,000 in operating expenses, including operating expenses of CyberHighway, and to purchase about $50,000 of equipment.

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In December 2000, we sold 400,000 shares of our common stock to a private investor for $80,000 in cash, $70,000 of which was received in December 2000 and $10,000 of which was received in 2001. The proceeds from this sale of stock were used to pay accounting expenses and for working capital. In connection with this sale of stock, we issued to a finder 40,000 shares of our common stock and a warrant to purchase 380,000 shares of our common stock at an exercise price of $.20 per share. These warrants are exercisable for a period of three years. The 40,000 shares issued to the finder were valued at $.20 per share, a total value of $8,000. No value was placed on the warrants issued.

As described above, subsequent to 2000, we have sold securities for cash in the total amount of $251,000 for use in payment of professional fees, construction of a Quick-Cell system and for working capital.

If we are unable to obtain significant additional capital, it is possible that we would be forced to cease operations.

Community Television Stations. In furtherance of our plan to focus on the implementation of our Quick-Cell business plan, effective July 1, 1999, we assigned all of our community (low power) television properties to New Wave Media Corp., in exchange for 1,500,000 shares of New Wave common stock. Our board of directors declared a dividend with respect to all 1,500,000 New Wave shares.

Cash Flows from Operating Activities. During the year ended December 31, 2000, our operations used $953,112 in cash compared to cash used of $546,097 during 1999. In both years, the use of cash in operations was a direct result of the lack of revenues compared to our operating expenses, particularly our Internet access costs and salary and commissions. The recent demise of the business of CyberHighway has served to reduce substantially our ongoing operating expenses; however, its demise also reduced our revenues to insubstantial amounts. The effects of the demise of CyberHighway became apparent in our financial statements beginning in the first quarter of 2001.

For the year ended December 31, 2000, our operations would have used approximately $750,000 more in cash, had we not determined to defer payment of nearly all of our accounts payable for most of the year, due to our lack of working capital.

Cash Flows from Investing Activities. During the year ended December 31, 2000, our investing activities used cash of $85,150 compared to $412,785 in 1999. During 2000, in our investing activities, purchases of equipment used cash, though to a lesser extent than during 1999; in 1999, our equipment purchases of $614,193 were offset, to some degree, by cash acquired in acquisitions of $186,318. Because we lack working capital, we cannot predict our future cash flows from investing activities.

Cash Flows from Financing Activities. For 2000, our financing activities provided $964,037 in cash. Of this amount, $568,571 is attributable to loans from our president and $370,000 is attributable to sales of securities. For 1999, our financing activities provided $1,026,963 in cash, $235,010 of which is attributable to loans from our president and $545,000 of which is attributable to private sales of our securities. We continue to seek capital and cannot, therefore, predict future levels of cash flows from financing activities. However, we expect that financing activities will provide significant sums of cash, as a result of sales of our common stock expected under the agreement with Fusion Capital, but we can make no assurance in this regard.

Non-Cash Investing and Financing Activities. During the year ended December 31, 2000, we issued a total of 2,262,166 shares of common stock under consulting agreements; these shares have been valued at $3,110,000, in the aggregate. Also during 2000, we issued a total of 131,063 shares of common stock in acquisitions, which shares were valued at $761,751, in the aggregate.

In August 2000, we issued 250,000 shares of our common stock to a vice president as a signing bonus under his employment agreement, which were valued at $500,000, in the aggregate.

In July 2000, we we entered into an investment banking agreement with Gruntal & Co., L.L.C., under which we issued 250,000 shares of our common stock, valued at $470,000, in the aggregate.

In December 2000, we issued a total of 500,000 shares of our common stock as bonuses to two of our vice presidents, which were valued at $.24 per share, the last closing price of our common stock prior to the issuances, a total value of $119,000.

In October 2001, we issued 700,000 shares of our common stock to our president as a bonus, which were valued at $.19, the last closing price of our common stock prior to the issuances, a total value of $133,000.

In December 2001, we issued 200,000 shares of our common stock to one of our vice presidents as a bonus, which were valued at $.09, the last closing price of our common stock prior to the issuances, a total value of $18,000.

During 1999, non-cash investing and financing activities included the issuance of shares for the acquisition of several businesses. By far the largest of these transactions was the acquisition of CyberHighway. We issued 2,325,000 shares of our common stock in connection with this acquisition. These shares were valued at approximately $18,530,250. Each of the four other Internet service providers acquired by us were assimilated into the operations of CyberHighway. Now, with the involuntary bankruptcy of CyberHighway, none of these Internet service providers represents a portion of our continuing operations. Our historical balance sheets have reflected these acquisition values, less accumulated amortization. However, due to the recent demise of CyberHighway, the unamortized portion of this value was written-off on our December 31, 2000 balance sheet. We have suspended, for the foreseeable future, the development of the acquired business known as www.usurf.com, due to a lack of capital, the acquisition of which was valued at $863,000, and we have determined not to pursue the development of www.e-tail.com.

Management’s Plans Relating to Future Liquidity

To sustain our current level of operations for the next twelve months, we will require additional capital of approximately $300,000. To accomplish our goals of expanding our Quick-Cell business, we will require at least $1.2 million.

Our best opportunity for obtaining needed funds is pursuant to the Fusion Capital agreement. The following summarizes the important terms under the Fusion Capital agreement:

-	Fusion Capital may purchase up to $10 million of our common stock;
-	The selling price to Fusion Capital will be equal to a price based upon the future market price of the common stock without any fixed discount to the market price;
-	We have the right to require Fusion Capital to purchase up to $400,000 each month during the agreement;
-	Should our stock price be $5.00 or higher for five consecutive trading days, we have the right to require Fusion Capital to purchase up to the full remaining portion of the $10 million commitment; and
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During the term of the Fusion Capital agreement, we may not issue, or agree to issue, any variable-priced equity or variable-priced “equity-like” securities, unless we have obtained Fusion Capital's prior written consent.

To date, we have not obtained the maximum amount of funds under the Fusion Capital agreement, which has significantly impeded our ability to expand our Quick-Cell business operations.

We may never realize the maximum amount of proceeds under the Fusion Capital agreement.

Should we obtain at least $1.2 million under the Fusion Capital agreement, or otherwise, we expect that we will be able to accomplish our two primary objectives:

-	Placing at least 20,000 customers on our Quick-Cell systems during the next year; and
-	proving the commercial viability of our Quick-Cell wireless Internet access service.

We cannot assure you that we will accomplish these objectives.

Due to the current low market price for our common stock, it is a distinct possibility that we will not receive all $1.2 million needed to achieve the two primary objectives described above. This circumstance could make it extremely difficult for us to obtain additional capital with which to expand our business. In this regard, you should read the “Risk Factors” section above.

Currently, we have no other sources for funding on the scale of the Fusion Capital transaction.

If we do not obtain the necessary funding, we would be forced to cease operations.

Capital Expenditures

During 2000, we made approximately $195,000 in equipment purchases, approximately 40% for wireless Internet equipment and approximately 60% for needed equipment in our network operations center. We currently have no capital with which to make any significant capital expenditures. Should we obtain funding under the Fusion Capital agreement, we will be able to make major expenditures on Quick-Cell-related equipment, as described above. However, without additional capital, we will make no capital expenditures. During Fiscal 1999, we made $614,193 in equipment purchases. During the first quarter of 2001, we made no capital expenditures, due to our limited amount of capital. It is likely that we will lack capital to make capital expenditures, unless and until we begin to obtain funds under the Fusion Capital agreement, or otherwise.

Year 2000 Issues

We experienced no problems related to Year 2000 issues. During our efforts to become completely Year 2000 compliant, we incurred expenses of approximately $75,000.

REGULATION

Quick-Cell Wireless Internet Access. Our Quick-Cell wireless Internet access products operate in unregulated spectra, the 900 MHz and 2400 MHz spectra (primarily the 2400 MHz spectrum), and we expect that such spectra will remain unregulated.

Regulation of Internet Access Services. We provide Internet access, in part, using telecommunications services provided by third-party carriers. Terms, conditions and prices for telecommunications services are subject to economic regulation by state and federal agencies. As an Internet access provider, we are not currently subject to direct economic regulation by the FCC or any state regulatory body, other than the type and scope of regulation that is applicable to businesses generally. In April 1998, the FCC reaffirmed that Internet access providers should be classified as unregulated "information service providers" rather than regulated "telecommunications providers" under the terms of the Federal Telecommunications Act of 1996. As a result, we are not subject to federal regulations applicable to telephone companies and similar carriers merely because we provide our services using telecommunications services provided by third-party carriers. To date, no state has attempted to exercise economic regulation over Internet access providers.

Governmental regulatory approaches and policies to Internet access providers and others that use the Internet to facilitate data and communication transmissions are continuing to develop and, in the future, we could be exposed to regulation by the FCC or other federal agencies or by state regulatory agencies or bodies. In this regard, the FCC has expressed an intention to consider whether to regulate providers of voice and fax services that employ the Internet, or IP, switching as "telecommunications providers", even though Internet access itself would not be regulated. The FCC is also considering whether providers of Internet-based telephone services should be required to contribute to the universal service fund, which subsidizes telephone service for rural and low income consumers, or should pay carrier access charges on the same basis as applicable to regulated telecommunications providers. To the extent that we engage in the provision of Internet or Internet protocol-based telephony or fax services, we may become subject to regulations promulgated by the FCC or states with respect to such activities. We cannot assure you that these regulations, if adopted, would not adversely affect our ability to offer certain enhanced business services in the future.

Regulation of the Internet. Due to the increasing popularity and use of the Internet by broad segments of the population, it is possible that laws and regulations may be adopted with respect to the Internet pertaining to content of Web sites, privacy, pricing, encryption standards, consumer protection, electronic commerce, taxation, and copyright infringement and other intellectual property issues. No one is able to predict the effect, if any, that any future regulatory changes or developments may have on the demand for our Internet access or other Internet-related services. Changes in the regulatory environment relating to the Internet access industry, including the enactment of laws or promulgation of regulations that directly or indirectly affect the costs of telecommunications access or that increase the likelihood or scope of competition from national or regional telephone companies, could materially and adversely affect our business, operating results and financial condition.

BUSINESS

History

In July 1999, we changed our name to “USURF America, Inc.”, from “Internet Media Corporation”. We were incorporated on November 1, 1996, under the name “Media Entertainment, Inc.”, to act as a holding company in the wireless cable and community (low power) television industries. Due to current market conditions in the wireless cable industry, we have abandoned efforts to develop our wireless cable properties. In furtherance of our plan to focus on the exploitation of our Quick-Cell wireless Internet access products, we assigned all of our community (low power) television properties to New Wave Media Corp.

Since September 1998, we have acquired seven dial-up ISPs, the business of www.e-tail.com and a web design firm.

Current Overview

Our management has committed all available current and future capital and other resources to the commercial exploitation of our Quick-Cell wireless Internet access products. It is these products upon which our future is based.

Our dial-up Internet access business has lost all of its customers and, for the foreseeable future, we have abandoned development of our e-commerce business.

Recent Developments

In September 2001, we began Quick-Cell operations in Del Rio, Texas, and have agreements with two resellers there. We are nearing 100 customers online, but our growth there has been slowed due to our lack of capital. We cannot predict the number of customers we will secure in any specific time frame, due to our lack of capital. In Del Rio, we have chosen to make sustained slow progress in customer acquisition, rather than to have begun full-scale marketing activities only to suspend them soon after their start due to our lack of capital. Currently, we are adding between two and four customers per week. Should we begin to derive greater amounts of funds under the Fusion Capital agreement, of which there is no assurance, we plan to construct additional Quick-Cell systems throughout 2002.

We have also completed the engineering efforts in four other South Texas towns, but will not begin marketing our Quick-Cell service in these towns, until we stabilize our working capital situation. We cannot predict our future capital position.

On September 29, 2000, an involuntary bankruptcy petition was filed against CyberHighway, our wholly-owned subsidiary, in the Idaho Federal Bankruptcy Court. The petition was brought by ProPeople Staffing, CTC Telecom, Inc. and Hawkins-Smith. In December 2000, a settlement was reached and the petitioning creditors and CyberHighway filed a joint motion to dismiss this involuntary proceeding. The joint motion to dismiss requires the approval of CyberHighway’s creditors. However, some of CyberHighway’s creditors have objected to the dismissal of the proceeding. The basis of the creditors’ objection is their belief that CyberHighway’s as-yet unasserted damage claims against the original petitioning creditors and their law firm represent CyberHighway’s most valuable assets. These objecting creditors desire that these claims be adjudicated in the bankruptcy court. It is likely that, at some time in the future, a final order of bankruptcy will be entered with respect to CyberHighway. No prediction of the timing of such an order can be made, although we believe that such an order would come only after the final adjudication of the claims described above.

Due primarily to the involuntary bankruptcy proceeding, CyberHighway has lost nearly all of its customers. We do not expect that CyberHighway will resume operations.

On May 9, 2001, we executed the Fusion Capital agreement, which replaced a similar agreement dated October 9, 2001. Under this agreement, Fusion Capital may purchase up to $10 million of our common stock over a period of up to 25 months. (See “The Fusion Capital Transaction”, page ___). Due to the low market price of our common stock since the commencement of the Fusion Capital agreement in July 2001, we have not obtained the maximum funding amount possible under this agreement, in an effort to avoid further downward pressure on the price of our common stock. This effort has not been successful. To date, we have obtained only $375,000 under the Fusion Capital agreement, which has impeded our ability to expand our Quick-Cell business operations. We will remain in this position unless and until our stock price increases significantly or we secure funding from a source other than Fusion Capital, of which there is no assurance.

With the recent merger between Qwest Communications and US West, we do not expect to execute final agreements that embody our previously announced letter of intent. This change in circumstance will not hinder our Quick-Cell business plan.

We have abandoned our plan to establish ourselves as a national dial-up Internet service provider. Because of this change, we terminated our contracts with two companies that serve as Internet backbone providers, NaviNet, Inc. and ioNET, Inc., a subsidiary of PSINet, Inc., with no liability accruing to us.

Industry Background

Growth of the Internet; the World Wide Web. The Internet, commonly known as the World Wide Web, or simply the Web, is a collection of connected computer systems and networks that link millions of public and private computers to form, essentially, the largest computer network in the world. The Internet has experienced rapid growth in recent years and is expected to continue its growth.

Internet Access. Internet access services represent the means by which ISPs interconnect business and consumer users to the Internet's resources. Access services vary from dial-up modem access, like that provided by our CyberHighway subsidiary, for individuals and small businesses to high-speed dedicated transmission lines for broadband access by large organizations to wireless Internet access systems, like our Quick-Cell wireless Internet access system.

Strategic Relationships

Financial Relationships. We view our investment banking relationship with Gruntal & Co., L.LC., New York, New York, and our relationship with Fusion Capital as valuable strategic relationships as we move ahead with efforts to exploit our wireless Internet access products. Our efforts will require significant capital and we expect that these relationships will assist in obtaining some of the needed capital. However, we cannot assure you that this will be the case.

Business Relationship. We entered into a reseller agreement relating to our Quick-Cell wireless Internet access products with Wireless WebConnect!, Inc., a Florida-based subsidiary of Intellicall, Inc., a publicly-held company. WebConnect is a nationally-known reseller of wireless Internet access services. Based on statements made by WebConnect personnel, we anticipate that this strategic alliance will provide us a relatively rapid means of increasing the number of Quick-Cell customers. However, due to issues within WebConnect that were beyond our control, to date, we have not derived any benefit from this agreement. After recent discussion with WebConnect, we expect to begin to implement our agreement during the first quarter of 2002, as it appears that WebConnect’s internal issues have been resolved to a point that it is now in a position to participate as a Quick-Cell reseller. It is possible that the terms of our agreement with WebConnect might be amended in the future, but we cannot predict if or when such an amendment would occur.

Wireless Internet Access

What is Wireless Internet? “Wireless Internet” is a new type of communications spectrum recently designated by the FCC. Wireless Internet access requires a transmission facility maintained by an ISP employing a wireless system and the user’s modem (a transmitter/receiver modem) equipped with an antenna. Wireless Internet capability allows users to access the Internet from a stationary computer or, in some situations, from a mobile, lap-top computer.

What is Quick-Cell? “Quick-Cell” is the brand name of our proprietary wireless Internet access system. Each Quick-Cell system is comprised of one or more server modems, or cells. Server modems, which are less than one cubic foot in size, are mounted on tall structures, towers, tall buildings or billboards, for example. The space needed for mounting the server modems can be leased for an average monthly payment of about $500. Each server modem relays transmitted data directly into the Internet via a T1, or larger, telephone line. The monthly charge for each T1 line ranges from $600 to $1,500, depending on the market.

Installed customer modems, which are slightly larger in size than a deck of playing cards, transmit data to, and receive data from, a server modem. Each customer modem is installed in the customer’s computer and connected by a thin cable to a small antenna that is mounted on the outside of the customer’s place of business or home, as the case may be. The installation process for customer modems is quite similar to that of cable television: the installation crew installs the customer modem in the computer, mounts the antenna outside, connects the modem and antenna with the cable and tests the connection. Depending on the market, each customer installation is expected to cost between $40 and $80.

The number of Quick-Cell server modems needed for a particular system depends on a few factors:

-	the geographic size of the city to be served - each server modem’s signal covers an area approximately seven miles in diameter;
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the population density of the city to be served - since each server modem is capable of handling up to approximately 4,000 customers, the greater the population density, the greater the number of server modems required;

-	the terrain of the city to be served - the hillier the terrain, the greater the number of server modems required; and
-	the density of foliage of the city to be served - more densely foliated areas require a greater number of server modems.

Within a particular system, each additional server modem is configured to share transmitted data with the other server modems, so as to provide an uninterrupted connection to the Internet. In a Quick-Cell system with multiple server modems, the server modems are geographically located in a honeycomb fashion, for technical reasons.

Data transmission speeds remain constant within a Quick-Cell system’s transmission radius, regardless of the distance from the server modem. On the fringes of a Quick-Cell system’s transmission radius, a customer’s connection may fade in and out, similar to the reception of distant AM radio stations. To avoid this circumstance, we will attempt to avoid installing a customer modem within the fringe areas.

Quick-Cell Equipment and Facilities. Until February 2001, all of our Quick-Cell modems were manufactured for us by OTC Telecom, San Jose, California, using off-the-shelf circuit boards and other parts. These modems cost approximately $300 each, because we lacked capital to purchase large quantities at a reduced per-modem cost.

In February 2001, we completed the design and testing of our own modem circuit board. This advancement has freed us from our dependence on OTC Telecom for modems. We now are able to solicit competitive bids from circuit board manufacturers and other parts suppliers, then assemble the modems in our new facility located in Baton Rouge, Louisiana. With these changes, our future modem cost will be approximately $160 per modem.

In June 2001, we completed development of a new configuration of our Quick-Cell server modem which will permit each server modem to serve approximately 4,000 users, or twice as many users as earlier server modem configurations. Because we will be required to construct fewer server modem sites as we build-out a particular Quick-Cell market, this advancement is expected to reduce our future Quick-Cell system build-out costs by approximately 20%.

We will not construct towers on which to mount server modems. Instead, we will lease tower spaces, rooftop spaces or spaces on other tall structures. We have recently signed 23 individual, single-city tower leases with SBA Communications Corporation, a Boca Raton, Florida-based tower company. We are currently negotiating with other tower companies for similar agreements in other cities. Based on our management’s experience, securing adequate locations to mount the server modems is not expected to impede Quick-Cell system construction in any market.

In each market, we will obtain the necessary fiber-optic telephone line connections to the Internet from one of the many telecommunications companies capable of providing an adequate Internet connection. Based on our past experience, we do not believe that we will encounter any difficulty in obtaining needed connections to the Internet at acceptable prices.

Quick-Cell System Control Software. We have developed software that enables us to control the data transmission speed of each customer modem within each Quick-Cell system, all from a single location. With this software, we are able to increase or decrease a customer’s data transmission speed in just a few minutes’ time. This software also permits us to monitor easily each Quick-Cell server modem’s bandwidth usage, which will enable us to add a server modem to a Quick-Cell system that is approaching maximum capacity prior to the time that system becomes overloaded and its transmission speed slows. This capability will enhance our ability to provide our customers data transmission service at speeds for which they contracted.

Current Markets. In September 2001, we began company-owned Quick-Cell operations in Del Rio, Texas, and have agreements with two resellers there. We are approaching 100 customers in Del Rio and customer response has been excellent, but our growth has been slowed by a lack of capital. Our customer growth has been slowed by our lack of capital. In Del Rio, we have chosen to make sustained slow progress in customer acquisition, rather than to have begun full-scale marketing activities only to suspend them soon after their start due to our lack of capital. Currently, we are adding between two and four customers per week. In Del Rio, we charge residential customers $50 per month and business customers $100 per month for our Quick-Cell service.

We have also completed the engineering efforts in four other South Texas towns, but will not begin marketing our Quick-Cell service in these towns, until we stabilize our working capital situation. We cannot predict our future capital position.

We also have a Quick-Cell system operating in Santa Fe, New Mexico, where we serve approximately 120 customers. We have been unable to acquire more customers in Santa Fe, because we have lacked capital for advertising and customer installation expenses. Through much of the last quarter of 2001 and the first quarter of 2002, we will not be charging our customers in Santa Fe as we complete an upgrade of that system.

Reseller Agreement. In April 2001, we entered into a Quick-Cell reseller agreement with Wireless WebConnect!, Inc., a Florida-based wireless Internet access reseller. Prior to the demise of Metricom, Inc. of San Jose, California, formerly the purveyor of a nationally-known wireless Internet access service, know as “RicochetTM”, WebConnect acted primarily as a reseller of the“RicochetTM” service. Our reseller agreement with WebConnect is for an initial term of 10 years. However, due to issues within WebConnect that were beyond our control, to date, we have not derived any benefit from this agreement. After recent discussion with WebConnect, we expect to begin to implement our agreement during the first quarter of 2002, as it appears that WebConnect’s internal issues have been resolved to a point that it is now in a position to participate as a Quick-Cell reseller. It is possible that the terms of our agreement with WebConnect might be amended in the future, but we cannot predict if or when such an amendment would occur.

Under the WebConnect reseller agreement, as currently formed, WebConnect will select markets in which it desires to market our Quick-Cell service and begin to pre-sell the service. When 200 customers have subscribed to the service, we will construct the Quick-Cell system for that market, at WebConnect’s expense, paid in advance. WebConnect will also purchase all customer modems from us. We will provide all customer installation services, at WebConnect’s expense. WebConnect will provide all first level customer support services, services that do not require a visit to the customer’s location. We will provide all second level customer support services, services that require technical expertise and/or a visit to the customer’s location, at WebConnect’s expense. In addition, WebConnect will pay us a monthly per-customer royalty that we expect to average about $12. However, because WebConnect has not yet begun selling our Quick-Cell service in any market, we cannot state with certainty the actual average monthly per-customer royalties that we will be paid by WebConnect.

While WebConnect achieved a high level of success in reselling Metricom’s RicochetTM wireless Internet service, we cannot assure you that WebConnect will be successful in reselling our Quick-Cell service.

It is possible that WebConnect’s rate of sales will outstrip our ability to obtain needed equipment, including customer modems, due to our lack of capital, or ability to hire and train qualified installation crews. In these circumstances, we would be unable to take full advantage of WebConnect’s abilities, thereby limiting potential profits.

Other Quick-Cell Marketing Strategies. In the middle of 2000, we began marketing our Quick-Cell systems to local exchange telephone companies, independent telephone companies, digital subscriber line resellers and Internet service providers. We sold three Quick-Cell systems in a short time. Due to a lack of capital, we have suspended this marketing effort.

These Quick-Cell systems were sold to companies located in Brownwood, Texas, Wheeling, West Virginia, and San Juan, Puerto Rico. No paying customers use these systems, due to circumstances involving these companies that are beyond our control. We are unsure if and when the owners of these Quick-Cell systems will begin to offer service to the public.

In 1999, we licensed five small Internet service providers to operate our Quick-Cell system. Three of these companies never acted on the granted licenses and they expired. A licensed Quick-Cell system in Casper, Wyoming, operated for three months, but was discontinued due to the sale of the licensee’s business. The Santa Fe, New Mexico, licensee was acquired by us in June 1999.

Quick-Cell Sales and Marketing. In cities in which we construct company-owned Quick-Cell systems, we intend to employ telephone marketing as the initial means for acquiring customers, primarily business customers. As a particular market begins to mature, we will employ mass media, including radio advertising. In conjunction with our mass media advertising, we will employ a sales force that will focus primarily on potential business customers. This focus on business customers is based on our management’s informal study of Internet usage by businesses versus home users that revealed businesses’ higher demand for high-speed Internet access. Our management’s decision may prove to have been incorrect, which would significantly impair our ability to earn a profit.

Without additional capital, we will not be able to construct another company-owned Quick-Cell system.

In cities where a Quick-Cell reseller operates, we will not have final approval of the reseller’s marketing strategies. Our resellers will be permitted to market our Quick-Cell service in any commercially reasonable manner. We cannot, therefore, assure you that any of our resellers will ever achieve high enough sales levels that would permit us to earn a profit.

Competitive Features of Quick-Cell. While we believe Quick-Cell possesses some competitive advantages over other Internet access modes, it currently has three significant competitive disadvantages:

-	No wide-spread brand name recognition;
-	Professional installation usually required; and
-	Internet access only available locally, compared to dial-up Internet access that is available from virtually any telephone in any geographic location.

It is possible that we could overcome the first two listed disadvantages, after a lengthy period of marketing and product research and development. However, we currently lack capital to overcome either disadvantage. Further, it is likely that we will never overcome the third disadvantage, due to the inherent broadcast limitations of wireless technologies.

We believe Quick-Cell offers the following competitive advantages:

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Speed: our Quick-Cell system is capable of data transmission speeds of up to 10 Mbs; we expect that most of our customers’ connections will transmit data at the rate of 256 kbs, the wireless equivalent of the well-publicized digital subscriber line (DSL) hard wire Internet access method; our Quick-Cell system offers far greater data transmission speeds than cellular telephone-based Internet access methods;

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Lower Cost: we expect that our Quick-Cell service will be offered at costs between 15% and 60% less than available hard-wire Internet access, depending on the particular market, that is, less than the sum of monthly Internet service provider charges and monthly telephone line charges; Quick-Cell will also be priced competitively with cellular-telephone-based and other wireless Internet access methods;

-	No Telephone Company Involvement: our Quick-Cell customers will not be required to incur the expense of a hard-wire telephone line through which to access the Internet;
-	Security/Encryption: our Quick-Cell system is capable of encrypting, or scrambling, its broadcast signal, thereby offering a high degree of security to customers; and
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Mobility: our Quick-Cell system is able to permit service personnel of a business to file contemporaneous reports, request and receive technical assistance and perform other computer-based functions from a customer’s place of business or from a service vehicle, as long as the personnel remain within the Quick-Cell system’s coverage area.

Other Wireless Product. In January 1998, we delivered our first proprietary wireless DataLink system. This DataLink system was delivered to the Baton Rouge refinery of one of the largest international oil companies, the refinery being the second largest in the U.S. The DataLink system was purchased to replace an existing hard-wire (T1 telephone line) data transmission system. The wireless DataLink system transfers data at the rate of 2 megabytes per second. Due to a lack of capital for marketing and equipment, our management suspended DataLink-related activities. It was determined that our Quick-Cell products provided us the greater opportunity of achieving short-term market share and profitability. We cannot assume you that our management’s decision in the regard will prove to have been correct or that we will ever earn a profit.

Dial-up Internet Access

As recently as September 2000, our CyberHighway subsidiary provided dial-up Internet service to about 25,000 customers, approximately 8,500 directly and 16,500 through affiliate-Internet service providers. As of the end of February 2001, we had lost nearly all of our dial-up customers. This rapid demise of CyberHighway’s business is due primarily to three factors:

-	In September 2000, we sold our affiliate-ISP business, due to its lack of profitability;
-	In September 2000, an involuntary bankruptcy petition was filed against CyberHighway - we estimate that we lost at least 6,000 customers due to this event; and
-	Our November 2000 switch-over to our contracted Internet service company’s network - we estimate that we lost at least 2,000 customers to due to this event.

The remainder of lost customers is attributable to CyberHighway’s normal customer attrition rate, in light of the fact that CyberHighway ceased to advertise its services following the involuntary bankruptcy filing.

We do not intend to commit any resources towards the revitalization of the business of CyberHighway.

Customers and Markets. We have lost all of our dial-up Internet access customers. We do not expect that we will ever reclaim any dial-up customers.

Sales and Marketing. CyberHighway has ceased all sales and marketing activities. We do not expect that these activities will be resumed.

Affiliate-ISP Program. From its inception, CyberHighway employed an affiliate marketing program, a technique designed to generate rapid expansion of CyberHighway’s subscriber base, which it did. However, the affiliate-ISP program was terminated during 1999. In September 2000, this business was sold, due to its continuing monthly losses.

Customer Service and Support

We are committed to the highest levels of customer satisfaction. We believe that maintaining high levels of customer satisfaction will remain as a key competitive factor. Currently, we provide wireless Internet access customer support during normal business hours. Our customer support operations can be expected to expand, if and when we obtain needed capital.

Competition

We believe that the primary competitive factors determining success as an Internet access provider are: a reputation for reliability and high-quality service; effective customer support; access speed; pricing; effective marketing techniques for customer acquisition; ease of use; and scope of geographic coverage. We believe that we will be able to address adequately all of these factors, except that we will not be able to offer scope of geographic coverage for the foreseeable future. It is also possible that we will not address any of these competitive factors successfully. Should we fail to do so, our business would likely never earn a profit. We currently lack capital necessary to compete effectively.

We face severe competition from other wireless Internet access providers, as well as large, national providers of cellular telephone service providers.

The market for the provision of dial-up Internet access services, in which our Quick-Cell wireless Internet access service will compete, is extremely competitive and highly fragmented. Current and prospective competitors include many large, nationally-known companies that possess substantially greater resources, financial and otherwise, market presence and brand name recognition than do we. We currently compete, or expect to compete, for the foreseeable future, with the following: national Internet service providers, numerous regional and local Internet service providers, most of which have significant market share in their markets; established on-line information service providers, such as America Online, which provide basic Internet access, as well as proprietary information not available through public Internet access; providers of web hosting, co-location and other Internet-based business services; computer hardware and software and other technology companies that provide Internet connectivity with their products; telecommunications companies, including global long distance carriers, regional Bell operating companies and local telephone companies; operators that provide Internet access through television cable lines; electric utility companies; communications companies; companies that provide television or telecommunications through participation in satellite systems; and, to a lesser extent, non-profit or educational Internet access providers.

With respect to potential competitors, we expect that manufacturers of computer hardware and software products, as well as media and telecommunications companies will continue to enter the Internet services market, which will serve to intensify competition. In addition, as more consumers and businesses increase their Internet usage, we expect existing competitors to increase further their emphasis on Internet access and electronic commerce initiatives, resulting in even greater competition. The ability of competitors or others to enter into business combinations, strategic alliances or joint ventures, or to bundle their services and products with Internet access, could place us at a significant competitive disadvantage. We currently lack capital necessary to compete effectively and we may never obtain enough capital to permit us to compete effectively in our markets.

Moreover, we expect to face competition in the future from companies that provide connections to consumers' homes, such as telecommunications providers, cable companies and electrical utility companies. For example, recent advances in technology have enabled cable television operators to offer Internet access through their cable facilities at significantly higher speeds than existing analog modem speeds. These types of companies could include Internet access in their basic bundle of services or offer such access for a nominal additional charge. Any such developments could reduce our market share, thereby impairing our ability to earn a profit.

Properties

General. We own all of the equipment necessary for the operation of a state-of-the-art network operations center. However, because of our agreement with Dialup USA, we no longer maintain this center. We intend to utilize this equipment in facilitating the expected growth of our wireless Internet access business. In addition, we own office equipment necessary to conduct our business.

In Baton Rouge, Louisiana, we lease approximately 650 square feet for our executive offices, for a monthly rental of approximately $800, and a 1,600 square foot modem assembly facility, for a monthly rental of approximately $1500. We lease approximately 500 square feet in Santa Fe, New Mexico, for a monthly rental of approximately $800. CyberHighway has given up its leased premises.

Wireless Cable Properties. We own the rights to wireless cable channels in Poplar Bluff, Missouri, Lebanon, Missouri, Port Angeles, Washington, The Dalles, Oregon, Sand Point, Idaho, Fallon, Nevada, and Astoria, Oregon. We have abandoned our efforts to develop these wireless cable properties, due to current market conditions. Rather, because our Quick-Cell system can be adapted for use on the wireless cable frequencies, we intend to develop these properties into operating wireless Internet systems, at such time as two-way data transmission on these frequencies is permitted. We cannot predict when this permission will be granted, if ever.

Intellectual Property. We currently rely on common law principles for the protection of our copyrights and trademarks and trade secret laws to protect our proprietary intellectual property rights. We do not intend to file patent applications relating to our Quick-Cell wireless Internet access products, until completion of future generations of the products. We have not filed trademark applications relating to the “Quick-Cell” and the “USURF Wireless Internet” brand names.

We have received authorization to use the products of each manufacturer of software that is bundled in its software for users with personal computers operating on the Windows or Macintosh platforms. While certain of the applications included in our start-up kit for Internet access services subscribers are shareware that we have obtained permission to distribute or that are otherwise in the public domain and freely distributable, certain other applications included in our start-up kit have been licensed where necessary. We currently intend to maintain or negotiate renewals of all existing software licenses and authorizations as necessary. We may also enter into licensing arrangements for other applications, in the future.

Employees

We have six employees, including four officers. All of our officers have entered into employment agreements.

None of our employees is covered by any collective bargaining agreement, nor have we ever experienced a work stoppage. Our management believes employee relations to be good. Much of our future success will depend, in large measure, upon our ability to continue to attract and retain highly skilled technical, sales, marketing and customer support personnel.

THE FUSION CAPITAL TRANSACTION

General

On May 9, 2001, we entered into an amended and restated common stock purchase agreement with Fusion Capital, which replaced a similar agreement dated October 9, 2000, and amended by letter agreement on December 27, 2000, pursuant to which Fusion Capital agreed to purchase up to $10 million of our common stock. The selling price of the shares will be equal to a price based upon the future market price of the common stock without any fixed discount to the market price.

Purchase of Shares Under the Fusion Capital Agreement

Under the Fusion Capital agreement, on each trading day during the term of the agreement, Fusion Capital is obligated to purchase a specified dollar amount of our common stock. Subject to our right to suspend Fusion Capital’s purchases at any time and our right to terminate the Fusion Capital agreement at any time, Fusion Capital will purchase on each trading day during the term of the agreement $20,000 of our common stock. The daily purchase amount may be decreased by us at any time. We also have the right to increase the daily purchase amount of $20,000 any time the market price of our common stock is above $5.00 per share for five consecutive trading days. The selling price per share is equal to the lesser of:

-	the lowest sale price of our common stock on the purchase date; or
-	the average of the three lowest closing sale prices of our common stock during the 15 consecutive trading days prior to the date of submission of a purchase by Fusion Capital.

The selling price will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction occurring during the fifteen (15) trading days in which the closing bid price is used to compute the purchase price. Even though the Fusion Capital Agreement restricts Fusion Capital from owning more than 9.9% of our stock at any one time, this restriction does not prevent Fusion Capital from selling a portion of its holdings and later purchasing additional shares. Thus, it is possible that the total number of shares purchased by Fusion Capital would be greater than 9.9% of the then-outstanding common stock. Because this restriction on ownership may be waived by us and Fusion Capital, it is possible that Fusion Capital could own more than 9.9% of our common stock at any one time.

The following table sets forth the number of shares of our common stock that would be sold to Fusion Capital upon our sale of common stock under the Fusion Capital agreement at varying purchase prices:

Assumed Per Share Purchase Price	Total Shares Issuable Upon Purchase of Remaining Shares Under the Fusion Capital Agreement	Gross Proceeds	Percent of Our Common Stock Outstanding After Giving Effect to the Issuance to Fusion Capital
$.13(1)	6,000,000(2)	$1,000,000(2)	18.93%
$1.50	6,000,000(2)	$6,500,000(2)	18.93%
$2.00	6,000,000(2)	$8,500,000	18.93%
$5.00	3,500,000(2)	$10,000,000	11.22%
$10.00	2,500,000(2)	$10,000,000	8.28%

(1) Closing price on February 12, 2002, as reported by AMEX.

(2) Estimate.

To date, we have not obtained the maximum amount of funds under the Fusion Capital agreement, which has significantly impeded our ability to expand our Quick-Cell business operations. We may never realize the maximum amount of proceeds under the Fusion Capital agreement.

Since we only plan to sell up to 6,000,000 shares to Fusion Capital under the Fusion Capital agreement, the selling price of our stock sold to Fusion Capital will need to average $1.67 per share for us to receive the maximum proceeds of $10 million under that agreement. Given the current and sustained depressed price for our common stock, it appears unlikely that we will obtain $10 million under the Fusion Capital agreement, although we cannot predict the ultimate amount that we will obtain under that agreement. However, should our stock price remain at or near its current level, we would be able to obtain only approximately $1,000,000, unless we choose to issue more than 6,000,000 shares, which we have the right to do.

Our Right to Suspend Purchases

At any time or from time to time, we have the unconditional right to prevent any purchases by Fusion Capital effective upon one trading day’s prior notice. Any suspension would remain in effect until our revocation of the suspension. To the extent we need to use the cash proceeds of the sales of common stock under the Fusion Capital agreement for working capital or other business purposes, we do not intend to restrict purchases under the Fusion Capital agreement.

Our Right to Increase and Decrease the Daily Purchase Amount

We have the unconditional right to decrease the daily amount to be purchased by Fusion Capital at any time for any reason, effective upon one trading day’s notice. We also have the right to increase the $20,000 daily purchase amount any time the market price of our common stock is above $5.00 per share for five consecutive trading days. For any trading day that the market price of our common stock is below $5.00, the daily purchase amount shall not be greater than $20,000.

To date, we have not obtained the maximum amount of funds under the Fusion Capital agreement, which has significantly impeded our ability to expand our Quick-Cell business operations. We may never realize the maximum amount of proceeds under the Fusion Capital agreement.

Our Termination Rights

We have the unconditional right at any time for any reason to give notice to Fusion Capital terminating the common stock purchase agreement. Such notice shall be effective one trading day after Fusion Capital receives such notice.

Effect of Performance of the Fusion Capital Agreement on our Shareholders

All shares registered in this offering will be freely tradable. It is anticipated that shares registered in this offering will be sold over a period of up to 25 months from the date of this prospectus. The sale of a significant amount of shares registered in this offering at any given time could cause the trading price of our common stock to decline and to be highly volatile. Fusion Capital may ultimately purchase all of the shares of common stock issuable under the Fusion Capital agreement, and it may resell some, none or all of the shares of common stock it acquires upon purchase. Therefore, the purchases under the Fusion Capital agreement may result in substantial dilution to the interests of other holders of our common stock. However, we have the right at any time for any reason to: (1) reduce the daily purchase amount, (2) suspend purchases of the common stock by Fusion Capital and (3) terminate the Fusion Capital agreement.

No Short-Selling or Hedging by Fusion Capital

Fusion Capital has agreed that neither it nor any of its affiliates will engage in any direct or indirect short-selling or hedging of our common stock during any time prior to the termination of the Fusion Capital agreement.

Events of Default

Generally, Fusion Capital may terminate the Fusion Capital agreement without any liability or payment to us upon the occurrence of any of the following events of default:

-

if for any legal reason the shares purchased cannot be sold pursuant to this prospectus for a period of 10 consecutive trading days or for more than an aggregate of 30 trading days in any 365-day period;

-	suspension by the American Stock Exchange of our common stock from trading for a period of 10 consecutive trading days or for more than an aggregate of 30 trading days in any 365-day period;
-	our failure to satisfy any listing criteria of the American Stock Exchange for a period of 10 consecutive trading days or for more than an aggregate of 30 trading days in any 365-day period;
-

(1) notice from us or our transfer agent to the effect that we or the transfer agent intends not to comply with a proper request for purchase of shares under the Fusion Capital agreement; (2) our failure to promptly confirm to the transfer agent Fusion Capital's purchase notice; or (3) the failure of the transfer agent to issue shares of our common stock promptly upon delivery of a purchase notice or upon delivery of a warrant exercise notice;

-

any material breach of the representations or warranties or covenants contained in the Fusion Capital agreement or any related agreements which has or which could have a material adverse affect on us, subject to a cure period of 10 trading days;

-

if the number of shares to be issued to Fusion Capital reaches an aggregate amount that would require shareholder approval under our principal market regulations (to the extent not previously obtained and then required) or otherwise cause us to breach our principal market rules and regulations;

-	a default of any payment obligation of USURF America in excess of $1.0 million; or
-	commencement of insolvency or bankruptcy proceedings by or against USURF America.

Shares and Warrants Issued to Fusion Capital

Under the Fusion Capital agreement, Fusion Capital has received 800,000 shares as part of its commitment fee. These shares may not be sold by Fusion Capital until the earliest of termination of the Fusion Capital agreement, default under the Fusion Capital agreement or approximately 25 months from the date hereof. Under the Fusion Capital agreement, we have issued to Fusion Capital, as part of its commitment fee, warrants to purchase 215,000 shares of our common stock at an exercise price of $.25 per share, warrants to purchase 215,000 shares of our common stock at an exercise price of $.35 per share and warrants to purchase 215,000 shares of our common stock at an exercise price of $.45 per share. These warrants are exercisable by Fusion Capital for a period of five years from the date of their issuance.

No Variable-Priced Financings

Until the termination of the Fusion Capital agreement, we have agreed not to issue, or enter into any agreement with respect to the issuance of, any variable-priced equity or variable-priced "equity-like" securities, unless we have obtained Fusion Capital's prior written consent.

Holdings of Fusion Capital Upon Termination of the Offering

Because Fusion Capital may sell all, some or none of the common stock offered by this prospectus, no estimate can be given as to the amount of common stock that will be held by Fusion Capital upon early termination of the offering.

Registration Rights Agreement

In connection with the execution of the Fusion Capital agreement, we executed a registration rights agreement with Fusion Capital, which relates to the shares of our stock issued or to be issued under the Fusion Capital agreement. We are required under the registration rights agreement to register all such shares of our common stock pursuant to a registration statement and to keep such registration statement current for purposes of Rule 424 under the Securities Act, for a period of up to five years. We are currently in compliance with this provision.

Finder’s Fee

Pursuant to the transactions contemplated by the Fusion Capital agreement, we have issued to our investment banker, Gruntal & Co., L.L.C., as a finder’s fee, 200,000 shares of our common stock and a total of 161,250 warrants. All of the warrants issued to Gruntal & Co. are exercisable for a period of five years from the date of their issuance.

In addition to the shares and warrants to be issued to Gruntal & Co., we will be obligated to pay to Gruntal & Co., as a further finder’s fee, a sum of cash equal to 8% of the gross proceeds obtained by us pursuant to the Fusion Capital agreement.

MANAGEMENT

Directors and Officers

The following table sets forth the officers and directors of USURF America.

Name	Age	Position(s)
David M. Loflin(1)	44	President, Acting Chief Financial Officer and Director
Waddell D. Loflin(1)	52	Vice President, Secretary and Director
Robert A. Hart IV	54	Vice President of Technology
James Kaufman	37	Vice President - Corporate Development
Ross S. Bravata	43	Director

(1) David M. Loflin and Waddell D. Loflin are brothers.

Our current officers and directors serve until the next annual meeting of our board of directors or until their respective successors are elected and qualified. All officers serve at the discretion of our board of directors. Family relationships between our officers and directors are noted above. Certain information regarding the backgrounds of each of the officers and directors is set forth below.

David M. Loflin, President and Director, has, for more than the past five years, owned and operated Gulf Atlantic Communications, Inc., a Baton Rouge, Louisiana-based wireless technology firm specializing in development of wireless cable systems and broadcast television stations. Gulf Atlantic has designed, constructed and operated two wireless cable systems: (1) Baton Rouge, Louisiana, and (2) Selma, Alabama. Mr. Loflin developed and currently operates one television station, WTVK-TV11, Inc. (a Warner Brothers Network affiliate), Channel 11 in Baton Rouge, Louisiana. For over ten years, Mr. Loflin has served as a consultant for Wireless One, one of the largest wireless communications firms in the United States. Mr. Loflin is a member of the Wireless Cable Association International and the Community Broadcasters Association.

Waddell D. Loflin, Vice President, Secretary and Director, has, for more than the past five years, served as Vice President of Operations and Treasurer of Gulf Atlantic Communications, Inc. and WTVK-TV11, Inc., both in Baton Rouge, Louisiana. In addition, Mr. Loflin serves as Production Manager and Film Director for WTVK-TV11, Inc. Mr. Loflin served as General Manager for Baton Rouge Television Company, Baton Rouge, Louisiana, a wireless cable system, where he directed the development and launch of such wireless cable system. Also, Mr. Loflin has devoted over five years to demographic research relating to the wireless cable industry. Mr. Loflin is a member of the Wireless Cable Association International and the Community Broadcasters Association. Mr. Loflin holds a B.A. degree in Social Sciences from Oglethorpe University, Atlanta, Georgia.

Robert A. Hart, IV, Vice President of Technology, is a 30-year veteran of the telecommunications industry as proprietor of Hart Engineers, which provides engineering and consulting services to BellSouth, numerous independent telephone companies and other communications service providers. Mr. Hart is a graduate of Louisiana State University with a B.S. degree in Electrical Engineering and is a Registered Professional Engineer. Mr. Hart has served on the board of the Small Business Personal Communications Services (PCS) Association, a national trade association focused on small business applications and opportunities for PCs technology (a universal wireless communications technology), and also served this organization as chairman of the lobbying committee. He is also a past board member and current member of the Association of Communication Engineers, and current member of the Institute of Electrical and Electronics Engineers, National Society of Professional Engineers and the Louisiana Engineering Society.

James Kaufman, Vice President - Corporate Development, received a B.S. degree in Journalism from the University of Colorado, Boulder, Colorado. From 1994 to 1995, Mr. Kaufman was a registered representative with D.E. Fry, a Denver, Colorado-based broker-dealer. From 1995 to 1996, Mr. Kaufman was a registered representative with A.G. Edwards, a St. Louis, Missouri-based broker-dealer. From 1997 to February 1999, Mr. Kaufman served as Director of Corporate Development for B. Edward Haun & Company, a Denver, Colorado-based investment banking and research firm.

Ross S. Bravata, Director, has, since 1981, worked for Novartis (formerly Ciba Corporation), in various positions, and currently serves as a Senior Control Systems Technician. In such capacity, Mr. Bravata supervises the service and maintenance of electronic instrumentation. Since 1988, Mr. Bravata has served as a director and principal financial officer of CG Federal Credit Union, Baton Rouge, Louisiana. Also, Mr. Bravata has, since its inception in 1994, served as a director of Trinity’s Restaurant, Inc., in Baton Rouge, Louisiana.

Executive Committee

Our board of directors created an Executive Committee to facilitate management between meetings of the full board of directors. David M. Loflin, Waddell D. Loflin and Ross S. Bravata comprise the Executive Committee.

Our bylaws provide that the Executive Committee has the authority to exercise all powers of the board of directors, except the power:

-	Declare dividends;
-	Sell or otherwise dispose of all or substantially all of our assets;
-	Recommend to our shareholders any action requiring their approval; and
-	Change the membership of any committee, fill the vacancies thereon or discharge any committee.

The Executive Committee, in general, acts on all matters requiring approval of our board of directors.

Audit Committee

In September 1999, our board of directors created an Audit Committee, consisting of three members, the majority of whom must be outside directors. The initial members of the Audit Committee are David M. Loflin and Michael Cohn. There is one vacancy on this committee, due to the recent resignation of Richard N. Gill as a director. The Audit Committee has the responsibility to review internal controls, accounting policies and financial reporting practices, to review the financial statements, the arrangements for, and scope of, the independent audit as well as the results of the audit arrangement and to review the services and fees of the independent auditors, their independence and recommend to the board of directors for its approval and for the ratification by our shareholders the engagement of the independent auditors to serve the following year in examining our accounts. The Audit Committee has held two meetings.

The Audit Committee recommended the change in our auditors to the full board of directors.

Executive Compensation

The following table sets forth in summary form the compensation received during each of the last four completed fiscal years by our Chief Executive Officer and each executive officer who received total salary and bonus exceeding $100,000 during any of the last four fiscal years.

Name and Principal Position	Year	Salary $	Bonus $	Other Annual Compen-sation	Long-term Compen-sation Awards of Stock Options	All other compen-sation
David M. Loflin, President [Principal Executive Officer]	2001	$62,500(1)	$133,000(5)	$-0-	0	$-0-
	2000	$62,500(1)	$-0-	$-0-	0	$-0-
	1999	$62,500(1)	$-0-	$-0-	0	$-0-
	1998	$55,000	$-0-	$-0-	0	$-0-

Waddell D. Loflin, Vice President and Secretary	2001	$41,667(2)	$18,000(6)	$-0-	0	$-0-
	2000	$41,667(2)	$48,000(7)	$-0-	0	$-0-
	1999	$41,667(2)	$-0-	$-0-	0	$-0-
	1998	$48,000	$-0-	$-0-	0	$-0-

James Kaufman, Vice President - Corporate Development	2001	$103,333(3)	$-0-	$-0-	0	$-0-
	2000	$103,333(4)	$72,000(8)	$-0-	0	$-0-
	1999	$103,333(4)	$-0-	$-0-	0	$-0-
	1998	$-0-	$-0-	$-0-	0	$-0-

Julius W. Basham, II [Former Chief Operating Officer]	2001	$-0-	$-0-	$-0-	0	$-0-
	2000	$-0-	$-0-	$-0-	0	$-0-
	1999	$133,762	$-0-	$-0-	0	$-0-
	1998	$-0-	$-0-	$-0-	0	$-0-

Robert A. Hart, IV	2001	$-0-	$-0-	$-0-	0	$-0-
	2000	$-0-	$500,000(9)	$-0-	0	$-0-
	1999	$-0-	$-0-	$-0-	0	$-0-
	1998	$-0-	$-0-	$-0-	0	$-0-

(1) $27,083 of this amount has been accrued.

(2) $10,417 of this amount has been accrued.

(3) $20,667 of this amount has been accrued; $82,666 of this amount is to be paid in shares of our stock.

(4) $20,667 of this amount has been accrued; $82,666 of this amount was paid in shares of our stock.

(5) This bonus was paid by the issuance of 700,000 shares to Mr. Loflin, which were valued at $.19 per share, the last closing price of our common stock prior to the issuance.

(6) This bonus was paid by the issuance of 200,000 shares to Mr. Loflin, which were valued at $.09 per share, the last closing price of our common stock prior to the issuance.

(7) This bonus was paid by the issuance of 200,000 shares to Mr. Loflin, which were valued at $.24 per share, the last closing price of our common stock prior to the issuance.

(8) This bonus was paid by the issuance of 300,000 shares to Mr. Kaufman, which were valued at $.24 per share, the last closing price of our common stock prior to the issuance.

(9) Mr. Hart received 250,000 shares of our common stock as a signing bonus under the terms of his employment agreement. These shares were valued at $2.00 per share.

In May 2000, we issued 250,000 shares to Robert A. Hart IV, our vice president of technology, as a bonus, upon the execution of his employment agreement. These shares were valued at $2.00 per share, which was the closing price of our common stock on the day of Mr. Hart’s execution of his employment agreement.

In December 2000, two of our vice presidents, Waddell D. Loflin and James Kaufman, were issued shares of our common stock as a bonus. Mr. Loflin was issued 200,000 shares and Mr. Kaufman was issued 300,000 shares. These shares were valued at $.24 per share, which was the closing sale price of our common stock on the day immediately preceding their issuance.

In October 2001, our president, David M. Loflin, was issued 700,000 shares of our common stock as a bonus. These shares were valued at $.19 per share, which was the closing sale price of our common stock on the day immediately preceding their issuance.

In December 2001, one of our vice presidents , Waddell D. Loflin, was issued 200,000 shares of our common stock as a bonus. These shares were valued at $.09 per share, which was the closing sale price of our common stock on the day immediately preceding their issuance.

Compensation of Directors

In March 1998, four of our then-directors, Waddell Loflin, Ross S. Bravata, Richard N. Gill and Michael Cohn, were issued 20,000 shares each of our common stock as a bonus for their services as directors. These shares were valued at $.80 per share by the board of directors; however, for financial reporting purposes, these shares were valued at $.56 per share, the last closing bid price for our common stock prior to issuance.

No other compensation has been paid to any of our directors for their services as directors. It is possible that our management could begin to pay our directors for meetings attended or grant a small number of stock options for their services. However, no specific determination in this regard has been made.

Employment Contracts and Termination of

Employment and Change-in-Control Agreements

Each of our officers has entered into employment agreement, as well as confidentiality agreements and agreements not to compete.

Name of Officer	Position(s)	Term	Salary	Date

David M. Loflin	President	7 years	$150,000(1)	6/1/99
Waddell D. Lofli	Vice President and Secretary	7 years	$100,000(2)	6/1/99
Robert A. Hart, IV	Vice President of Technology	3 years	$90,000(3)	5/25/00
James Kaufman	Vice President, Corporate Development	1 year	$120,000(4)	3/22/99

(1) For the past three years, Mr. Loflin has agreed to defer payment of approximately 60% of his salary until we are able to pay it.

(2) For the past three years, Mr. Loflin has agreed to defer payment of approximately 60% of his salary until we are able to pay it.

(3) Mr. Hart will begin to receive salary payments at such time as we obtain a significant capital investment. Mr. Hart received 250,000 shares of our stock as a signing bonus, which shares were valued at $500,000. The value of these shares was derived from the closing price for our stock on the date of execution of his employment agreement.

(4) Mr. Kaufman has agreed to defer payment of a portion of his salary until we are able to pay it. As at December 31, 2000, we owed Mr. Kaufman deferred salary in the amount of $41,334, 80% of which is payable in shares of our stock. In 2000, we issued Mr. Kaufman a total of 34,536 shares of our stock valued at $154,667 in payment of the stock portion of his salary.

In January 1999, we entered into an employment agreement with Julius W. Basham, II, formerly a director and our former chief operating officer. Pursuant to the terms of a settlement agreement, Mr. Basham resigned as chief operating officer on January 4, 2000.

In November 2000, we terminated the employment of Darrell Davis, formerly Vice President of U.S. Internet Operations, based on violations of his employment agreement. (See “Litigation” for a discussion of Mr. Davis’ termination).

In December 2000, we terminated the employment of Christopher L. Wiebelt, formerly Vice President of Finance and Chief Financial Officer, based on violations of his employment agreement. (See “Litigation” for a discussion of Mr. Wiebelt’s termination).

We have no compensatory plan or arrangement that results or will result from the resignation, retirement or any other termination of an executive officer’s employment or from a change in control or a change in an executive officer’s responsibilities following a change-in-control.

Option/SAR Grants in Last Fiscal Year

We have never granted any stock appreciation rights (SARs), nor do we expect to grant any SARs in the foreseeable future.

Section 16(a) Beneficial Ownership Reporting Compliance

We became subject to the provisions of Sections 16(a) of the Securities Exchange Act of 1934 on October 14, 1999. Section 16(a) requires directors, executive officers and persons who own more than 10% of our outstanding common stock to file with the SEC an Initial Statement of Beneficial Ownership of Securities (Form 3) and Statements of Changes of Beneficial Ownership of Securities (Form 4). Directors, executive officers and greater-than-10% shareholders are required by SEC regulation to furnish copies to us of all Section 16(a) forms they file.

Based on a review of copies of these reports furnished to us, we believe that all of our directors, executive directors and greater-than-10% beneficial owners filed their respective Form 3 reports; all of the Form 3 reports were filed late. Form 5 reports for 1999 and 2000 for all officers and directors are due and have not yet been filed. Form 4 reports for certain of our officers and directors are due and have not yet been filed. We have requested that all of these persons file the required reports.

Based on a review of the copies of these reports furnished to us, it appears that Julius W. Basham, II, a former officer, director and 10%-owner, is current in his filings of required Forms 4 and Form 5 and is no longer required to file ownership reports.

Indemnification of Directors and Officers

Article X of the Articles of Incorporation of USURF America provides that no director or officer shall be personally liable to USURF America or its shareholders for damages for breach of fiduciary duty as a director or officer; provided, however, that such provision shall not eliminate or limit the liability of a director or officer for (1) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (2) the payment of dividends in violation of law. Any repeal or modification of Article X shall be prospective only and shall not adversely affect any right or protection of a director or officer of USURF America existing at the time of such repeal or modification for any breach covered by Article X which occurred prior to any such repeal or modification. The effect of Article X is that directors and officers will experience no monetary loss for damages arising out of actions taken (or not taken) in such capacities, except for damages arising out of intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of law.

As permitted by Nevada law, our bylaws provide that we will indemnify our directors and officers against expense and liabilities they incur to defend, settle or satisfy any civil, including any action alleging negligence, or criminal action brought against them on account of their being or having been directors or officers unless, in any such action, they are judged to have acted with gross negligence or willful misconduct. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or control persons pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

CERTAIN TRANSACTIONS

Conversion of Loans to Stock by Officer

As of August 21, 2000, we owed Mr. Loflin a total of $967,703 ($916,045 in principal, $51,658 in interest), the result of cash loans made to us by Mr. Loflin during the past approximately two years. The proceeds of these loans were used primarily for operating expenses and purchases of equipment. On August 21, 2000, we entered into a letter agreement with our president, David M. Loflin, whereby Mr. Loflin agreed to convert all sums owed to him into shares of our common stock.

Pursuant to the letter agreement, Mr. Loflin received one share of common stock for every $1.25 of debt converted, for a total of 774,162 shares. The $1.25 price was agreed upon as that price was the low sale price for our common stock on Friday, August 18, 2000, as reported by AMEX.

Our board of directors, in authorizing the transaction described above, found the transaction to be in the best interest of USURF America, as it would significantly improve our financial condition, potentially making it more attractive to prospective investors.

Securities Purchases

In January 1999, Mr. Cohn, a former director, purchased 30,000 units of our securities in a private offering, at a purchase of $4.50 per unit, or $135,000 in the aggregate. Each unit purchased by Mr. Cohn consisted of one share of our common stock and one common stock purchase warrant to purchase one share of our common stock at an exercise price of $7.00 per share. Mr. Cohn purchased units on the same terms and conditions as were offered to unaffiliated persons.

In November 1999, Mr. Cohn purchased 50,000 units of our securities in a private offering, at a purchase of $3.00 per unit, or $150,000 in the aggregate. Each unit purchased by Mr. Cohn consisted of one share of our common stock and one common stock purchase warrant to purchase one share of our common stock at an exercise price of $7.00 per share. Mr. Cohn purchased units on the same terms and conditions as were offered to unaffiliated investors.

In December 2001, Mr. Cohn purchased 75,000 units of our securities in a private offering, at a purchase of $.10 per unit, or $7,500 in the aggregate. Each unit purchased by Mr. Cohn consisted of one share of our common stock, one common stock purchase warrant to purchase one share of our common stock at an exercise price of $.20 per share and one common stock purchase warrant to purchase one share of our common stock at an exercise price of $.30 per share. Mr. Cohn purchased units on the same terms and conditions as were offered to unaffiliated investors.

In December 2001, Ross S. Bravata, a director, purchased 35,000 units of our securities in a private offering, at a purchase of $.10 per unit, or $3,500 in the aggregate. Each unit purchased by Mr. Bravata consisted of one share of our common stock, one common stock purchase warrant to purchase one share of our common stock at an exercise price of $.20 per share and one common stock purchase warrant to purchase one share of our common stock at an exercise price of $.30 per share. Mr. Bravata purchased units on the same terms and conditions as were offered to unaffiliated investors.

Stock Bonus - Officers

In May 2000, one of our vice presidents, Robert A. Hart IV, was issued 250,000 shares of our common stock as an employment agreement signing bonus. These shares were valued at $500,000, or $2.00 per share, pursuant to the terms of the Mr. Hart’s employment agreement.

In December 2000, two of our vice presidents, Waddell D. Loflin and James Kaufman, were issued shares of our common stock as a bonus. Mr. Loflin was issued 200,000 shares and Mr. Kaufman was issued 300,000 shares. These shares were valued at $119,000, or $.24 per share, which was the closing sale price of our common stock on the day immediately preceding their issuance.

In October 2001, our President, David M. Loflin, was issued shares of our common stock as a bonus. Mr. Loflin was issued 700,000 shares. These shares were valued at $133,000, or $.19 per share, which was the closing sale price of our common stock on the date immediately preceding their issuance. When this issuance was approved by our board of directors, Mr. Loflin abstained from the voting.

In December 2001, one of our vice president, Waddell D. Loflin, was issued shares of our common stock as a bonus. Mr. Loflin was issued 200,000 shares. These shares were valued at $18,000, or $.09 per share, which was the closing sale price of our common stock on the date immediately preceding their issuance.

Stock Bonus - Directors

In March 1998, four of our directors, Waddell Loflin, Ross S. Bravata, Richard N. Gill and Michael Cohn, were issued 20,000 shares each of our common stock as a bonus for their services as directors. These shares were valued by the board of directors at $.80 per share. However, for financial reporting purposes, these shares were valued at $.56 per share, the last closing bid price for our common stock prior to issuance.

Employment Agreements

Each of our officers have entered into employment agreement, as well as confidentiality agreements and agreements not to compete.

Name of Officer	Position(s)	Term	Salary	Date

David M. Loflin	President	7 years	$150,000(1)	6/1/99
Waddell D. Lofli	Vice President and Secretary	7 years	$100,000(2)	6/1/99
Robert A. Hart, IV	Vice President of Technology	3 years	$90,000(3)	5/25/00
James Kaufman	Vice President, Corporate Development	1 year	$120,000(4)	3/22/99

(1) For the past three years, Mr. Loflin has agreed to defer payment of approximately 60% of his salary until we are able to pay it.

(2) For the past three years, Mr. Loflin has agreed to defer payment of approximately 60% of his salary until we are able to pay it.

(3) Mr. Hart will begin to receive salary payments at such time as we obtain a significant capital investment. Mr. Hart received 250,000 shares of our stock as a signing bonus, which shares were valued at $500,000. The value of these shares was derived from the closing price for our stock on the date of execution of his employment agreement.

(4) Mr. Kaufman has agreed to defer payment of a portion of his salary until we are able to pay it. As at December 31, 2000, we owed Mr. Kaufman deferred salary in the amount of $41,334, 80% of which is payable in shares of our stock. In 2000, we issued Mr. Kaufman a total of 34,536 shares of our stock valued at $154,667 in payment of the stock portion of his salary.

In January 1999, we entered into an employment agreement with Julius W. Basham, II, formerly a director and our former chief operating officer. Pursuant to the terms of a settlement agreement, Mr. Basham resigned as chief operating officer on January 4, 2000.

In May 2000, we issued 250,000 shares to Robert A. Hart IV, our vice president of technology, as a bonus, upon the execution of his employment agreement. These shares were valued at $2.00 per share, which was the closing price of our common stock on the day of Mr. Hart’s execution of his employment agreement.

In November 2000, we terminated the employment of Darrell Davis, formerly Vice President of U.S. Internet Operations, based on violations of his employment agreement. (See “Litigation” for a discussion of Mr. Davis’ termination).

In December 2000, we terminated the employment of Christopher L. Wiebelt, formerly Vice President of Finance and Chief Financial Officer, based on violations of his employment agreement. (See “Litigation” for a discussion of Mr. Wiebelt’s termination).

Voting Agreement

On January 29, 1999, David W. Loflin, Waddell D. Loflin, Julius W. Basham, David W. Brown and Wm. Kim Stimpson entered into a voting agreement, whereby all of these persons are required to vote all shares owned by them for David M. Loflin and Waddell D. Loflin in all elections of directors of USURF America. Currently, approximately 5,529,660 shares are subject to this voting agreement. This amount of stock represents approximately 20% of our currently outstanding shares.

Settlement Agreement

On November 30, 1999, we entered into a settlement agreement and mutual release, which settled certain legal proceedings in which USURF America and CyberHighway, had been involved. The parties to the settlement agreement were: USURF America, CyberHighway, Julius W. Basham, II, William Kim Stimpson and David W. Brown.

Under the settlement agreement, the following legal proceedings have been settled in full: (1) David W. Brown, Plaintiff v. USURF America, Inc. and Cyberhighway, Inc., Defendants, in the District Court of the Fourth Judicial District of the State of Idaho, in and for the County of Ada, Civil Case No. CV OC 9904230D; (2) Julius W. Basham, II, Individual Plaintiff, David W. Brown, William Kim Stimpson, Individuals, Involuntary Party Plaintiffs v. USURF America, Inc., formerly known as Internet Media, Inc., in the District Court of the Fourth Judicial District of the State of Idaho, in and for the County of Ada, Civil Case No. CVOC 9904382D; and (3) David W. Brown, Claimant v. Cyberhighway, Inc., Respondent, Industrial Commission, State of Idaho, IDOL 3362-1999.

Other material terms of the settlement agreement include:

-

each and every of the claims made in the legal proceedings described above by Basham, Stimpson and Brown were dismissed with prejudice and any other potential claims of Basham, Stimpson and Brown against USURF America and/or CyberHIghway released;

-	USURF America and CyberHighway released any and all claims against Basham, Stimpson and Brown;
-

Basham, Stimpson and Brown each reaffirmed their existing agreements not to compete, with the exception that Brown is now able to seek any employment opportunity, except that Brown remains prohibited from working for any person or entity engaged in the 2.4 GHz wireless Internet access industry;

-	Basham, Stimpson and Brown each reaffirmed their existing confidentiality agreements in their entirety;
-

USURF America delivered a total of 340,000 shares of common stock, as follows: 215,000 shares to Basham; 34,000 shares to Stimpson; and 91,000 shares to Brown; these shares were valued at $2.6875 per share, $913,750 in the aggregate;

-	Basham resigned as chief operating officer of USURF America;
-	USURF America paid, as reimbursement for attorneys fees incurred by Basham, Stimpson and Brown, the total sum of $43,325 to the law firm of Givens Pursley, Boise, Idaho;
-	each of Basham, Stimpson and Brown acknowledged that the voting agreement among Basham, Stimpson, Brown, David M. Loflin and Waddell D. Loflin remained in full force and effect; and
-	nothing contained in the settlement agreement is construed as an admission of liability by any party to the settlement agreement.

For a discussion on the financial impact of the settlement agreement, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

The board of directors determined that entering into the settlement agreement was in the best interest of USURF America.

H + N Partners

During 1998, we issued a total of 187,000 shares of our common stock to H + N Partners, a fictitious name division of B. Edward Haun & Company, a Denver, Colorado-based investment banking and research firm in which James Kaufman, our Vice President - Corporate Development, was a partner. Mr. Kaufman received a portion of the shares issued to H + N Partners. 37,000 of the shares were valued at $2.00 per share and 150,000 of the shares were valued at $2.50 per share. All of the shares issued to H+N Partners were the subject of effective registration statements filed with the SEC. Mr. Kaufman was not an officer at the time of the stock issuances to H + N Partners.

Also during 1998, in connection with a private offering of our securities, we issued to H + N Partners 56,667 warrants to purchase a like number of shares of our common stock at an exercise price of $1.25 per share and 56,667 warrants to purchase a like number of shares of our common stock at an exercise price of $1.50 per share. H+N Partners is a selling shareholder under this prospectus as to all of the shares underlying these warrants. Mr. Kaufman was not an officer at the time of the warrant issuances to H + N Partners.

Fusion Capital Consulting Agreement

In January 2001, we entered into a one-year consulting agreement with Fusion Capital, pursuant to which Fusion Capital agreed to provide operational and strategic consulting services. Fusion Capital received a total of 120,000 shares of our common stock during the term of this agreement and reimbursement for expenses.

In January 2002, we entered another into a one-year consulting agreement with Fusion Capital, pursuant to which Fusion Capital agreed to provide operational and strategic consulting services. Fusion Capital received 120,000 shares of our common stock pursuant to this agreement and is to be reimbursed for expenses.

PRINCIPAL SHAREHOLDERS

There are 27,639,334 shares of our common stock issued and outstanding. The following table sets forth certain information regarding the current beneficial ownership of our common stock, and after giving effect to the issuance of all 6,000,000 shares of common stock reserved for issuance under the Fusion Capital agreement and all 5,743,727 shares of common stock underlying currently outstanding and exercisable options and warrants by (i) persons known to be beneficial owners of more than 5% of our common stock, (ii) each our officers and directors and (iii) our officers and directors, as a group. Unless otherwise noted, the address of the listed persons is 8748 Quarters Lake Road, Baton Rouge, Louisiana 70809.

Name and Address of Beneficial Owner	Shares Owned Beneficially	Percent Owned(1)	Shares Owned Beneficially	Percent Owned(1)

David M. Loflin(2)	3,950,960	10.57%	3,950,960	10.57%

Waddell D. Loflin(2)	490,000	1.31%	490,000	1.31%

James Kaufman	425,000	1.14%	425,000	1.14%
665 W. Velarde Drive
Thousand Oaks, CA 91360

Robert A. Hart, IV	250,000	less than 1%	250,000	less than 1%

Ross S. Bravata	144,500(3)	less than 1%	144,500(3)	less than 1%

Fusion Capital Fund II, LLC	1,565,000(5)	4.18%	1,565,000	4.18%
222 Merchandise Mart Plaza
Suite 9-112
Chicago, IL 60654

Claymore Management Ltd.	2,280,000(6)	6.10%	1,680,000(7)	4.49%
P.O. Box 64
Providenciales
Turks and Caicos Islands
British West Indies

Anchor House Ltd.	2,505,000(8)	6.70%	400,000(9)	1.07%
Market Place, C-12
Providenciales
Turks and Caicos Islands
British West Indies

All officers and directors as a group (6 persons)	5,260,460(4)	14.07%	5,147,960	13.77%

(1) Based on 37,388,061 shares outstanding, assuming the issuance of all 5,748,727 shares underlying currently outstanding and exercisable warrants and the issuance of the remaining 4,000,000 shares issuance under the Fusion Capital agreement.

(2) All of the shares owned by this shareholder are subject to a voting agreement and must be voted for David M. Loflin and Waddell D. Loflin, in all elections of directors; approximately 5,529,660 shares are currently subject to this voting agreement.

(3) 75,000 of these shares have not been issued, but underlie currently exercisable warrants.

(4) Assumes 75,000 shares underlying warrants are purchased and sold and 37,500 shares currently owned are sold by Mr. Bravata under this prospectus.

(5) 800,000 of these shares may not be sold by Fusion Capital until the earliest of the termination of the Fusion Capital agreement, default under the Fusion Capital agreement or approximately 18 months from the date hereof. 645,000 of these shares have not been issued, but underlie currently exercisable warrants.

(6) 1,240,000 of these shares have not been issued, but underlie currently exercisable warrants.

(7) Assumes 400,000 shares underlying warrants are purchased and sold and 200,000 shares currently owned are sold by Claymore Management Ltd. under this prospectus.

(8) 1,735,000 of these shares have not been issued, but underlie currently exercisable warrants.

(9) Assumes 1,735,000 shares underlying warrants are purchased and sold and 370,000 shares currently owned are sold by Anchor House Ltd. under this prospectus.

LITIGATION

CyberHighway Involuntary Bankruptcy

On September 29, 2000, an involuntary bankruptcy petition was filed against CyberHighway in the Idaho Federal Bankruptcy Court, styled In Re: CyberHighway, Inc., Case No. 00-02454. The petitioning creditors were ProPeople Staffing, CTC Telecom, Inc. and Hawkins-Smith. In December 2000, CyberHighway and the petitioning creditors filed a joint motion to dismiss this proceeding. The joint motion to dismiss requires the approval of CyberHighway’s creditors. However, some of CyberHighway’s creditors have objected to the dismissal of the proceeding. The basis of the creditors’ objection is their belief that CyberHighway’s as-yet unasserted damage claims against the original petitioning creditors and their law firm and a claim against Dialup USA, Inc. represent CyberHighway’s most valuable assets. These as-yet unasserted claims include claims for bad faith filing of the original bankruptcy petition as to the original petitioning creditors and their law firm, as well as claim for tortious interference with beneficial business relationships as to Dialup USA, Inc. The objecting creditors desire that these claims be adjudicated in the bankruptcy court. It is likely that, at some time in the future, a final order of bankruptcy will be entered with respect to CyberHighway, no prediction of the timing of such an order can be made, although we believe that such an order would come only after the final adjudication of the claims described above.

Other Litigation

In November 2000, CyberHighway requested and received a temporary restraining order against Darrell Davis, formerly one of our officers, and his wife, Deanna Davis. We have alleged that the Davises have diverted dial-up customers from CyberHighway to a company controlled by him, all while he was an employee of USURF America. We expect that a hearing for our motion for a permanent injunction will occur in the very near future. In addition, we are seeking monetary damages in this action. This case is in its early stages and no prediction as to its final outcome can be made. This case is styled: CyberHighway, Inc. versus Deanna Davis, individually and d/b/a Cyber-Trail, Inc., and Darrell D. Davis, 19th Judicial District Court, Parish of East Baton Rouge, State of Louisiana, Case No. 478320. Patrick F. McGrew, Esquire, is our counsel in this case.

In January 2000, we instituted arbitration proceedings against Christopher L. Wiebelt, our former vice president of finance and chief financial officer. We have alleged that Mr. Wiebelt violated certain terms of his employment agreement and are seeking damages resulting from those violations. This case is in its early stages and no prediction as to its outcome can be made. This case is styled: USURF America, Inc. versus Christopher L. Wiebelt, American Arbitration Association, Case No. 71-160-00087-01. Patrick F. McGrew, Esquire, is our counsel in this proceeding.

Possible Claim

Some time in the future, it is possible that we will enter into arbitration proceedings with Commonwealth Associates. The dispute revolves around Commonwealth’s claim that we owe it approximately 127,000 shares of our common stock. We do not believe Commonwealth is entitled to any shares and will vigorously defend our position in arbitration. We cannot predict the outcome of this arbitration proceeding.

Potential Legal Proceeding

In addition to CyberHighway’s cause of action against Dialup USA, it is the intention of USURF America to pursue damage claims against Dialup USA for tortiously interfering with the beneficial business relationships between CyberHighway and its customers. These claims arise out of Dialup USA’s actions on behalf of one of our former officers, which were designed to divert customers to a company controlled by him. Our claim against Dialup USA will be for approximately $2 million. We have not established a date by which we intend to commence this legal proceeding.

PLAN OF DISTRIBUTION

The shares of common stock offered by this prospectus are being offered by selling shareholders. The common stock may be resold or distributed from time to time by the selling shareholders, or by donees or transferees of, or other successors in interests to, the selling shareholders, directly to one or more purchasers or through brokers, dealers or underwriters who may act solely as agents or may acquire such common stock as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the common stock offered by this prospectus may be effected in one or more of the following methods:

-	ordinary brokers' transactions;
-	transactions involving cross or block trades or otherwise on the American Stock Exchange;
-	purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus;
-	"at the market" to or through market makers or into an existing market for the common stock;
-	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;
-	in privately negotiated transactions; or
-	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification requirement is available and complied with.

Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts or concessions from the selling shareholder and/or purchasers of the common stock for whom such broker-dealers may act as agent, or to whom they may sell as principal, or both. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions. Commissions received by any broker may be deemed to be underwriting commissions.

Each selling shareholder is an "underwriter" within the meaning of the Securities Act. Any broker-dealers who act in connection with the sale of the shares hereunder will be "underwriters" within the meaning of the Securities Act, and any commissions they receive and proceeds of any sale of the shares will be underwriting discounts and commissions under the Securities Act.

We know of no existing arrangements between any selling shareholder, any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of their respective shares. Neither we nor any selling shareholder can presently estimate the amount of compensation that any agent will receive. At a time a particular offer of shares is made by a selling shareholder, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters or dealers and any compensation from a selling shareholder and any other required information. We will pay all of the expenses incident to the registration, offering and sale of the shares of stock to the public other than commissions or discounts of underwriters, broker-dealers or agents. USURF America has also agreed to indemnify other selling shareholders and related persons against specified liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of USURF America, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

We have advised the selling shareholders that while they are engaged in a distribution of shares of our common stock included in this prospectus, they are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling shareholders, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares of our common stock offered by this prospectus. This offering will terminate on the date on which all shares included in this prospectus and offered hereby have been sold by the selling shareholders.

SELLING SHAREHOLDERS

The following table assumes that each selling shareholder is offering for sale shares of common stock previously issued or issuable by us. We have agreed to pay all expenses in connection therewith (other than brokerage commissions and fees and expenses of counsel of the respective selling shareholders). None of the selling shareholders has ever held any position with us or had any other material relationship with us. The following table sets forth the beneficial ownership of the shares of the stock by each person who is a selling shareholder. We will not receive any proceeds from the sales of stock by the selling shareholders.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Shares of Common Stock Being Offered	Percentage Owned Before Offering(1)	Percentage Owned After Offering(1)

Darrell Glahn and Blythe Glahn	300,000(2)	300,000	less than 1%	less than 1%
Michael Cohn	434,000(3)	225,000	less than 1%	less than 1%
Ross S. Bravata	144,500(4)	112,500	less than 1%	less than 1%
Peter Rochow	300,000	300,000	0%	0%
Shelter Capital Ltd.	1,566,000(5)	638,000	4.19%	2.48%
Euro-Swiss Group Ltd.	460,000	460,000	1.23%	0%
Anchor House Ltd.	2,505,000(6)	2,105,000	6.70%	1.07%
Claymore Management Ltd.	2,280,000(7)	600,000	6.10%	4.49%

(1) Based on 37,388,061 shares outstanding, assuming the issuance of all 6,000,000 shares of common stock under the Fusion Capital agreement and all 5,748,727 shares of common stock that can be acquired by any person pursuant to any option, warrant or other right within 60 days of the date of this prospectus, all of which are deemed outstanding for the purpose of computing the percentage of existing shares beneficially owned by each person listed.

(2) 100,000 of these shares have been issued; 200,000 of these shares underlie currently issued and exercisable warrants.

(3) 204,000 of these shares have been issued; 230,000 of these shares underlie currently issued and exercisable warrants.

(4) 69,500 of these shares have been issued; 75,000 of these shares underlie currently issued and exercisable warrants.

(5) 405,000 of these shares have been issued; 1,161,000 of these shares underlie currently issued and exercisable warrants.

(6) 770,000 of these shares have been issued; 1,735,000 of these shares underlie currently issued and exercisable warrants.

(7) 1,040,000 of these shares have been issued; 1,240,000 of these shares underlie currently issued and exercisable warrants.

DESCRIPTION OF SECURITIES

Authorized Capital Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, $.0001 par value per share. The following description of certain provisions of our common stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the our Articles of Incorporation, as amended.

Description of Common Stock

There are 27,639,334 shares of our common stock outstanding. An additional 5,748,727 shares of common stock have been reserved for issuance pursuant to various warrants and up to additional 4,000,000 shares of common stock have been reserved for issuance pursuant the Fusion Capital agreement. Each share of common stock is entitled to one vote at all meetings of shareholders. All shares of common stock are equal to each other with respect to liquidation rights and dividend rights. There are no preemptive rights to purchase any additional shares of common stock, nor are there any subscription, conversion or redemption rights applicable to the common stock. Our Articles of Incorporation, as amended, prohibit cumulative voting in the election of directors. The absence of cumulative voting means that holders of more than 50% of the shares voting for the election of directors can elect all directors if they choose to do so. In such event, the holders of the remaining shares of common stock will not be entitled to elect any director. A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum at a meeting of shareholders. In the event of liquidation, dissolution or winding up, holders of shares of common stock will be entitled to receive, on a pro rata basis, all assets remaining after satisfaction of all liabilities.

Transfer Agent and Registrar

Securities Transfer Corporation, Frisco, Texas, is the transfer agent and registrar for our common stock.

LEGAL MATTERS

The law firm of Newlan & Newlan, Lewisville, Texas, has acted as our legal counsel in connection with the registration statement of which this prospectus forms a part and related matters. The partners of the firm of Newlan & Newlan own a total of 510,300 shares of our common stock.

EXPERTS

Our financial statements for the years ended December 31, 1999 and 2000, as indicated in the report thereon, that appear in this prospectus have been audited by Postlethwaite & Netterville, independent auditor. The financial statements audited by Postlethwaite & Netterville, have been included in reliance on its reports given as its authority as an expert in accounting and auditing.

Our financial statements for the year ended December 31, 1998, as indicated in the report thereon, that appear in this prospectus have been audited by Weaver and Tidwell, L.L.P., independent auditor. The financial statements audited by Weaver and Tidwell, L.L.P., have been included in reliance on its reports given as its authority as an expert in accounting and auditing.

On January 11, 2000, Weaver and Tidwell, L.L.P. was dismissed as our independent auditor.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf process, the selling shareholders may sell up to an aggregate of 4,740,500 shares of our common stock in one or more offerings. This prospectus and any applicable prospectus supplement provided to you should be considered together with the additional information described under the heading “Where You Can Find More Information”. The registration statement that contains this prospectus (including exhibits to the registration statement) contains additional information about our company and the securities offered by this prospectus. That registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information”.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 (including its exhibits and schedules) with the SEC under the Securities Act with respect to our common stock to be sold in this offering. This prospectus, which is part of the registration statement, does not contain all of the information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract, agreement or other document of USURF America, such references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document. You may review a copy of the registration statement, including exhibits, at the SEC’s public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC located at Seven World Trade Center, Suite 1300, New York, New York 10048, or at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call 1-800-SEC-0330 for further information about the operation of the public reference rooms. The registration statement and our other SEC filings can also be reviewed by accessing the SEC’s Internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file at the public reference rooms. You can also request copies of these documents, for a copying fee, by writing to the SEC.

We will furnish our shareholders with annual reports containing financial statements audited by our independent auditors and to make available to our shareholders quarterly reports containing unaudited financial data for the first three quarters of each fiscal year.

INDEX TO FINANCIAL STATEMENTS

Page

Nine Months Ended September 30, 2001 and 2000 (unaudited)

Consolidated Balance Sheets at September 30, 2001, and December 31, 2000 (audited)

Consolidated Statements of Operations for the Nine Months Ended September 30, 2001 and 2000

Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2001 and 2000

Notes to Consolidated Financial Statements

Years Ended December 31, 2000, 1999 and 1998

Report of Independent Auditor

Report of Independent Auditor

Consolidated Balance Sheets at December 31, 2000 and 1999

Consolidated Statements of Operations for the Years Ended December 31, 2000, 1999 and 1998

Consolidated Statements of Changes in Stockholders’ Equity for the Years Ended December 31, 2000, 1999 and 1998

Consolidated Statements of Cash Flows for the Years Ended December 31, 2000, 1999 and 1998

Notes to Consolidated Financial Statements

USURF AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

ASSETS

	9/30/01	12/31/00
	(unaudited)	(audited)
CURRENT ASSETS
Cash and cash equivalents	$4,646	$1,088
Inventory	245,323	246,721

TOTAL CURRENT ASSETS	249,969	247,809

PROPERTY AND EQUIPMENT,
Cost	143,114	138,954
Less: accumulated depreciation	(96,707)	(69,476)

	46,407	69,478

INVESTMENTS	68,029	68,029

OTHER ASSETS	25,000	25,000

TOTAL ASSETS	$389,405	$410,316

LIABILITIES AND STOCKHOLDERS’ EQUITY

	9/30/01	12/31/00
	(unaudited)	(audited)
CURRENT LIABILITIES
Disbursements in excess of cash balances	$42,469	$42,469
Accounts payable	1,494,816	1,472,030
Accrued payroll	287,684	158,262
Other current liabilities	73,599	41,824
Property dividend payable	43,750	43,750
Notes payable to stockholder	54,928	6,638

TOTAL CURRENT LIABILITIES	1,997,246	1,764,973

LONG-TERM LIABILITIES
Deferred income tax	0	0

TOTAL LIABILITIES	1,997,246	1,764,973

REDEEMABLE COMMON STOCK
Common stock subject to rescission, $.0001 par value, Outstanding: 4,295,102 shares at September 30, 2001, and 2,767,823 shares at December 31, 2000	4,496,363	3,897,552
Deferred consulting	0	(574,000)

	4,496,363	3,323,552

STOCKHOLDERS’ EQUITY
Common stock, $.0001 par value; Authorized: 100,000,000; Issued and Outstanding: 19,034,270 shares at September 30, 2001, and 13,920,985 shares at December 31, 2000	2,341	1,392
Additional paid-in capital	31,945,048	30,286,687
Accumulated deficit	(36,664,534)	(34,502,160)
Subscriptions receivable	0	933,514
Deferred consulting	(1,387,059)	(1,397,642)

	(6,104,204)	(4,678,209)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$389,405	$410,316

USURF AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	9/30/01	9/30/00	9/30/01	9/30/00
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
REVENUES
Revenues (returns)	$(11,287)	$598,837	$4,604	$1,821,550
Cost of goods sold (returned)	3,945	(142,152)	(1,398)	(811,452)

Gross profit (loss)	(7,342)	456,685	3,206	1,010,098

OPERATING EXPENSES
Depreciation and amortization	7,938	2,323,562	27,231	6,843,089
Professional fees	320,840	889,157	1,460,446	2,105,852
Rent	9,551	32,000	22,043	161,298
Salary and commissions	176,728	890,334	553,296	1,701,223
Advertising	0	66,787	0	85,782
Other	53,544	79,612	101,539	576,527

Total Operating Expenses	568,601	4,281,452	2,164,555	11,473,771

LOSS FROM OPERATIONS	(575,943)	(3,824,767)	(2,161,349)	(10,463,673)

OTHER INCOME (EXPENSE)
Other income (expense)	0	(6,065)	0	553
Interest expense	(1,025)	(15,350)	(1,025)	(36,782)

LOSS BEFORE INCOME TAX	(576,968)	(3,846,182)	(2,162,374)	(10,499,902)

INCOME TAX BENEFIT	0	481,673	0	1,434,865

NET LOSS	(576,968)	(3,364,509)	(2,162,374)	(9,065,037)

Net loss per common share	(.03)	(.25)	(.14)	(.69)

Weighted average number of shares outstanding	16,517,151	13,367,868	15,195,778	13,207,279

USURF AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended	Nine Months Ended
	September 30, 2001	September 30, 2000
	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,162,374)	$(9,065,037)
Adjustment to reconcile net loss to net cash used in operating activities
Depreciation and amortization	27,231	6,843,089
Consulting fees recognized	1,321,843	2,105,852
Compensation expense	47,947	48,000
Deferred income taxes	0	(1,434,865)
Accounts receivable	0	65,830
Inventory	1,398	32,150
Other current liabilities	19,775	(16,829)
Other assets and liabilities	7,400	46,601
Deferred revenue	0	14,488
Accounts payable	22,786	782,273
Prepaid expenses and other current assets	0	(8,553)
Accrued payroll	129,422	231,186

Net cash used in operating activities	(584,572)	(355,815)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash acquired in acquisitions	0	7,704
Capital expenditures	(4,160)	(408,187)

Net cash used in investing activities	(4,160)	(400,483)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on notes payable and capital lease obligations	0	(5,910)
Proceeds from subscriptions receivable	302,000	240,000
Proceeds from notes payable to stockholder	48,290	539,980
Issuance of common stock for cash Fee associated with stock issuance	250,000 (8,000)	0 0
Payment on note payable to stockholder	0	(11,093)

Net cash provided by financing activities	592,290	762,887

Net increase in cash and cash equivalents	3,558	6,589
Cash and cash equivalents, beginning of period	1,088	75,313

Cash and cash equivalents, end of period	4,646	81,902

SUPPLEMENTAL DISCLOSURE OF NON-CASH

INVESTING AND OTHER CASH FLOW INFORMATION

Nine Months Ended September 30, 2001:

In January 2001, the Company entered into a one-year consulting agreement, by issuing 200,000 shares of stock valued at $62,000.

In January 2001, the Company issued 800,000 shares of stock valued at $248,000, in payment of a commitment fee under a common stock purchase agreement.

In January 2001, 774,162 shares were issued to the Company's president, pursuant to a debt conversion agreement, which shares were not issued in 2000, due to an administrative error.

In April 2001, the Company issued 300,000 shares of stock valued at $183,000, under a consulting agreement.

In May 2001, the Company issued 200,000 shares of stock valued at $62,000, in payment of a finder’s fee arising out of a common stock purchase agreement.

In May 2001, the Company issued 60,000 shares of stock valued at $24,000, under a consulting agreement.

In June 2001, the Company issued 20,000 shares of stock valued at $7,400, pursuant to a settlement agreement.

During the nine months ended September 30, 2001, the Company issued a total of 100,000 shares of stock to a consultant, which shares were issued under a consulting agreement at prices based on then-current market price of the Company’s common stock.

In July 2001, the Company issued 300,000 shares of stock valued at approximately $111,000, under a consulting agreement.

In September 2001, the Company issued 400,000 shares of stock valued at approximately $68,000, under a consulting agreement.

Nine Months Ended September 30, 2000:

In January 2000, the Company entered into a one-year legal and business consulting services agreement, by issuing 100,000 shares of stock valued at $300,000.

In January 2000, the Company entered into a one-year business and communications consulting services agreement, by issuing 60,000 shares of stock valued at $180,000.

In February 2000, the Company acquired all of the stock of The Spinning Wheel, Inc., by issuing 81,063 shares of stock valued at $324,252. This acquisition was accounted for as a purchase business combination.

In February 2000, the Company acquired all of the ownership interests of Internet Innovations, L.L.C., by issuing 50,000 shares of stock valued at $437,500. This acquisition was accounted for as a purchase business combination.

In April 2000, the Company issued a total of 60,000 shares of stock under two separate consulting agreements, which shares were valued at $210,000.

In April 2000, the issued 100,000 shares of stock under a consulting agreement, which shares were valued at $725,000.

In July 2000, the Company issued 250,000 shares of stock under an investment banking agreement, which shares were valued at $375,000.

In August 2000, the Company issued 774,162 shares of stock in payment of indebtedness in the amount of $967,703.

USURF AMERICA, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Nine Months Ended September 30, 2001

(Unaudited)

Note 1. Nature of Business, Organization and Basis of Presentation

Basis of Presentation

USURF America, Inc. (USURF), formerly Internet Media Corporation, was incorporated as Media Entertainment, Inc. in the State of Nevada on November 1, 1996. USURF currently provides wireless Internet access services to a small number of customers in Santa Fe, New Mexico. USURF's original purpose was to operate as a holding company in the wireless cable television and community (low power) television industries, as well as other segments of the communications industry. Until January 1999, the Company was in the development stage. In 1998 the Company changed its focus to concentrate its efforts in the wireless internet communications industry. The Company later ceased efforts to develop the wireless cable and low power television business areas and assigned all of its assets from the low power television activities to New Wave Media Corp. in exchange for a 15% ownership interest in New Wave Media Corp.

Effective December 31, 1996, USURF acquired all of the outstanding common stock of Winter Entertainment, Inc., a Delaware corporation incorporated on December 28, 1995 (WEI), and Missouri Cable TV Corp., a Louisiana corporation incorporated on October 9, 1996 (MCTV). WEI operates a community television station in Baton Rouge, Louisiana; MCTV owns wireless cable television channels in Poplar Bluff, Missouri, which system has been constructed and is ready for operation, and Lebanon, Missouri. Effective October 8, 1998, the Company formed Santa Fe Wireless Internet, Inc. (Santa Fe), a New Mexico corporation, to hold the assets acquired from Desert Rain Internet Services. Santa Fe was organized to provide wireless internet access. The acquisition of WEI and MCTV by USURF was accounted for as a reorganization of companies under common control. The assets and liabilities acquired were recorded at historical cost in a manner similar to a pooling of interests. The acquisition of Santa Fe was accounted for as a purchase whereby cost is allocated to the assets acquired.

On January 29, 1999, the Company acquired all the stock of CyberHighway, Inc., a Boise, Idaho-based ISP, by issuing 2,000,000 shares of stock valued at approximately $15,940,000. In addition, 325,000 shares of common stock were issued in payment of a finder's fee arising out of this acquisition. This acquisition was accounted for as a purchase business combination.

In June 1999, USURF acquired all the stock of Santa Fe Trail Internet Plus, Inc., a Santa Fe, New Mexico-based ISP, by issuing 100,000 shares of stock valued at approximately $400,000. This acquisition was accounted for as a purchase business combination.

In July 1999, USURF acquired all of the stock of Premier Internet Services, Inc., an Idaho-based ISP, by issuing 127,000 shares of stock valued at approximately $508,000. This acquisition was accounted for as a purchase business combination.

In November 1999, the Company acquired the customer base of Cyber Mountain, Inc. a Denver, Colorado-based ISP, for 25,000 shares of stock valued at approximately $75,000. In December 1999, USURF acquired a portion of the ISP-related equipment and customer base of Cyber Highway of North Georgia, Inc., a Demorest, Georgia-based ISP for 54,000 shares of stock valued at approximately $212,000.

In February 2000, the Company acquired Spinning Wheel, Inc., an Idaho Springs, Idaho-based ISP, for 81,063 shares of stock valued at approximately $325,000. This acquisition was accounted for as a purchase business combination.

In February 2000, the Company acquired Internet Innovations, LLC, a Baton Rouge, Louisiana based web design company, for 50,000 shares of common stock valued at approximately $437,000. This acquisition was accounted for as a purchase business combination.

Principles of Consolidation

The accompanying consolidated financial statements include all the accounts of USURF and all wholly owned subsidiaries. Inter-company transactions and balances have been eliminated in the consolidation.

Loss Per Common Share

Basic loss per common share has been computed by dividing the net loss by the weighted average number of shares of common stock outstanding throughout the period.

Note 2. Interim Consolidated Financial Statements

In the opinion of management, the accompanying consolidated financial statements for the nine months ended September 30, 2001 and 2000, reflect all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial condition, results of operations and cash flows of USURF, including subsidiaries, and include the accounts of USURF and all of its subsidiaries. All material inter-company transactions and balances are eliminated.

The financial statements included herein have been prepared by USURF, without audit, pursuant to the rules and regulations of the SEC. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. It is suggested that these unaudited financial statements be read in conjunction with the financial statements and notes thereto included in USURF's Annual Report on Form 10-KSB/A for the year ended December 31, 2000, as filed with the SEC. Certain reclassifications and adjustments may have been made to the financial statements for the comparative period of the prior fiscal year to conform with the 2001 presentation. The results of operations for the interim periods are not necessarily indicative of the results to be obtained for the entire year.

Note 3. Notes Payable to Shareholder

September 30, 2001
(unaudited)
Notes payable to stockholder, interest accrues at 8%, due on demand and unsecured	$54,928

Note 4. Stock Sales

In February 2001, the Company sold, pursuant to a Securities Purchase Agreement, 840,000 shares of common stock and 840,000 warrants with an exercise price of $.15, exercisable for a period of three years from issuance. These securities were sold for $126,000 in cash, with no portion of the purchase price having been allocated to these warrants. In connection with this transaction, the Company issued, as a finder's fee, 84,000 shares of common stock and 336,000 warrants with an exercise price of $.15 per share, exercisable for a period of three years from issuance.

In March 2001, the Company sold, pursuant a Securities Purchase Agreement, 500,000 shares of common stock and 500,000 warrants with an exercise price of $.25, exercisable for a period of three years from issuance. These securities were sold for $125,000 in cash, with no portion of the purchase price having been allocated to the warrants. In connection with this transaction, the Company issued, as a finder's fee, 50,000 shares of common stock and 200,000 warrants with an exercise price of $.25 per share, exercisable for a period of three years from issuance.

In June 2001, the Company sold, pursuant a Securities Purchase Agreement, 205,000 shares of common stock and 205,000 warrants with an exercise price of $.20, exercisable for a period of three years from issuance. These securities were sold for $41,000 in cash, with no portion of the purchase price having been allocated to the warrants. In connection with this transaction, the Company issued, as a finder's fee, 20,500 shares of common stock and 82,000 warrants with an exercise price of $.20 per share, exercisable for a period of three years from issuance.

Note 5. Other Material Stock Issuances

In January 2001, the Company issued 800,000 shares of its common stock as a commitment fee under a common stock purchase agreement to an unrelated company. See Note 7.

Note 6. Contingencies

A. Bankruptcy

On September 29, 2000, three creditors of CyberHighway filed an involuntary petition in the Idaho Federal Bankruptcy Court, styled In Re: CyberHighway, Inc., Case No. 00-02454. In December 2000, CyberHighway and the petitioning creditors filed a joint motion to dismiss this proceeding. The joint motion to dismiss requires the approval of CyberHighway's creditors. However, some of CyberHighway's creditors objected to the dismissal of the proceeding. The basis of the creditors' objection is their belief that CyberHighway's as-yet unasserted damage claims against the original petitioning creditors and their law firm and a claim against Dialup USA, Inc. represent CyberHighway's most valuable assets. These as-yet unasserted claims include claims for bad faith filing of the original bankruptcy petition as to the original petitioning creditors and their law firm, as well as claim for tortious interference with beneficial business relationships as to Dialup USA, Inc. The objecting creditors desire that all claims be adjudicated in the bankruptcy court. The Company believes it is likely that, at some time in the future, a final order of bankruptcy will be entered with respect to CyberHighway.

Subsequent to the involuntary bankruptcy, CyberHighway lost nearly all of its customers. Due to this loss of customer base, the Company's intangible assets relating to those customers were determined to be worthless. The write-off of the intangible assets reflected on the Company's December 31, 2000, balance sheet was $4,814,272 (net of deferred taxes). Due to this change in operating environment, the Company's revenues have decreased substantially and it has experienced a substantial decrease in expenses associated with the elimination of personnel previously required to operate the Company's network operations center, and accordingly goodwill has been impaired. The write-down of goodwill reflected on the Company's December 31, 2000, statement of operations was $4,425,037.

B. Potential Rescission Claims

At September 2001, a total of 4,295,102 shares of the common stock of the Company may have been issued in violation of Section 5 of the Securities Act of 1933, as amended. The aggregate value assigned to these shares upon their issuance totaled $4,496,363. It is possible that each of the issues of these shares has a potential claim for rescission of their respective issuance transactions.

The Company believes that it is unlikely that any of these potential rescission claims will be asserted against the Company.

Note 7. Financing Transaction

On May 9, 2001, the Company entered into an amended and restated common stock purchase agreement with an unrelated company to sell up to $10,000,000 of its common stock. The purchase price of the shares under this agreement will vary, based on future market prices of the Company's common stock. The agreement calls for the Company to meet certain requirements and maintain certain criteria with respect to its common stock in order to avoid an event of default, which include:

-

if for any legal reason the shares purchased cannot be sold pursuant to this prospectus for a period of 10 consecutive trading days or for more than an aggregate of 30 trading days in any 365-day period;

-	suspension by the American Stock Exchange of Company common stock from trading for a period of 10 consecutive trading days or for more than an aggregate of 30 trading days in any 365-day period;
-	the Company’s failure to satisfy any listing criteria of the American Stock Exchange for a period of 10 consecutive trading days or for more than an aggregate of 30 trading days in any 365-day period;
-

(1) notice from the Company’s transfer agent to the effect that the Company or the transfer agent intends not to comply with a proper request for purchase of shares under the purchase agreement; (2) the Company’s failure to promptly confirm to the transfer agent the buyer's purchase notice; or (3) the failure of the transfer agent to issue shares of common stock promptly upon delivery of a purchase notice or upon delivery of a warrant exercise notice;

-

any material breach of the representations or warranties or covenants contained in the purchase agreement or any related agreements which has or which could have a material adverse affect on the Company, subject to a cure period of 10 trading days;

-

if the number of shares to be issued to the buyer reaches an aggregate amount that would require shareholder approval under the principal market regulations (to the extent not previously obtained and then required) or otherwise cause us to breach the principal market rules and regulations;

-	a default of any payment obligation of the Company in excess of $1.0 million; or
-	commencement of insolvency or bankruptcy proceedings by or against the Company.

Upon the occurrence of the event of default, the buyer would no longer be obligated to purchase any additional shares of stock. The Company is currently in compliance with these criteria and expects to continue to comply in the future. The Company’s Registration Statement on Form S-1, SEC File No. 333-63846, effective date, June 29, 2001, relates to the shares of common stock being sold under that agreement. As of September 30, 2001, the Company had received $250,000 under this agreement.

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders

USURF America, Inc. and Subsidiaries

Baton Rouge, Louisiana

We have audited the accompanying consolidated balance sheets of USURF America, Inc. and Subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of USURF America, Inc. and Subsidiaries as of December 31,2000 and 1999, and the results of its operations and cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 18 to the consolidated financial statements, the Company has significant operating losses. In addition, the Company has excess current liabilities over current assets of approximately $1.5 million. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding these matters are also described in Note 18. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ POSTLETHWAITE & NETTERVILLE

Baton Rouge, Louisiana

April 16, 2001, except as to Note 21 which is dated May 30, 2001

INDEPENDENT AUDITOR'S REPORT

To the Board of Director's and Stockholders

USURF America, Inc.

We have audited the accompanying consolidated statements of operations, changes in stockholders' equity and cash flows for the year ended December 31, 1998 of USURF America, Inc. (formerly Internet Media Corporation) and Subsidiaries. These consolidated financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows for the year ended December 31, 1998 of USURF America, Inc. (formerly Internet Media Corporation) and Subsidiaries, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 18 to the financial statements, the Company has insignificant operating revenue. In addition, the Company has limited capital resources and a loss from operations since inception, all of which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 18. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/

WEAVER AND TIDWELL, L.L.P.

Fort Worth, Texas

April 9, 1999

USURF AMERICA, INC. AND SUBSIDIARIES
BATON ROUGE, LOUISIANA
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2000 AND 1999
	2000	1999
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$1,088	$75,313
Accounts receivable - net	0	59,098
Inventory	246,721	386,802
Prepaid expenses and other current assets	0	5,500
	---------	---------
	247,809	526,713
	---------	---------

PROPERTY AND EQUIPMENT
Cost	138,954	1,135,638
Less: accumulated depreciation	(69,476)	(421,786)
	---------	---------
	69,478	713,852
	---------	---------

INVESTMENTS	68,029	68,029
	---------	---------

OTHER ASSETS
Acquired customer base - net	0	11,764,650
Goodwill - net	0	5,681,992
Other intangibles - net	0	782,580
Other assets	25,000	7,353
	---------	---------
	25,000	18,236,575
	---------	---------
TOTAL ASSETS	$410,316	$19,545,169
	======	======

LIABILITIES AND STOCKHOLDER'S EQUITY
Disbursements in Excess of Cash Balances	$42,469	$0
Notes payable - current portion	0	5,910
Accounts payable	1,472,030	363,665
Accrued payroll	158,262	118,157
Other current liabilities	41,824	216,650
Property dividends payable	43,750	43,750
Accrued interest to stockholder	0	29,741
Notes payable to stockholder	6,638	356,239
Deferred revenue	0	87,538
	---------	---------
	1,764,973	1,221,650
LONG-TERM LIABILITIES
Deferred income taxes	0	3,883,210
	---------	---------
	1,764,973	5,104,860
REDEEMABLE COMMON STOCK
Common Stock subject to rescission, 2,767,823 shares outstanding at December 31, 2000, $.0001 par value Deferred consulting	3,897,552 (574,000)	0 0
	3,323,552	0
STOCKHOLDERS' EQUITY
Common stock, $.0001 par value Authorized: 100,000,000 shares Issued and outstanding: 13,920,985 in 2000; 12,786,116 in 1999	1,392	1,279
Additional paid-in capital	30,286,687	28,918,638
Accumulated deficit	(34,502,160)	(12,616,830)
Subscriptions receivable	933,514	(860)
Deferred consulting	(1,397,642)	(1,861,918)
	---------	---------
	(4,678,209)	14,440,309
	---------	---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$410,316	$19,545,169

The accompanying notes are an integral part of these statements.

USURF AMERICA, INC. AND SUBSIDIARIES
BATON ROUGE, LOUISIANA
CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
	2000	1999	1998
REVENUES
Internet access revenues	$1,781,082	$2,268,511	$5,440
Equipment sales	91,547	278,714	0
Internet access costs and cost of goods sold	(2,145,955)	(1,152,721)	0
	-----------	-----------	-----------
Gross profit (loss)	(273,326)	1,394,504	5,440

OPERATING EXPENSES
Depreciation and amortization	7,618,755	7,653,924	4,394
Professional fees	4,168,610	1,945,935	813,517
Rent	216,416	132,395	15,823
Salaries and commissions	2,060,528	1,603,556	154,924
Advertising	24,583	125,034	0
Other	886,691	399,914	45,806
	-----------	-----------	-----------
	14,975,583	11,860,758	1,034,464

LOSS FROM OPERATIONS	(15,248,909)	(10,466,254)	(1,029,024)

OTHER INCOME (EXPENSE)
Other income	67,447	23,875	0
Litigation settlement	0	(957,075)	0
Impairment loss	(9,239,310)	(1,164,561)	0
Interest expense	(21,418)	(19,309)	(8,602)
	-----------	-----------	-----------
	(9,193,281)	(2,117,070)	(8,602)
	-----------	-----------	-----------

GAIN ON RESCISSION	961,436	0	0
	-----------	-----------	-----------

LOSS BEFORE INCOME TAX	(23,480,754)	(12,583,324)	(1,037,626)

INCOME TAX BENEFIT	1,595,424	1,653,161	0
	-----------	-----------	-----------

NET LOSS	$(21,885,330)	$(10,930,163)	$(1,037,626)
	=======	=======	=======

Net loss per common share	(1.68)	(0.96)	(0.14)
	=======	=======	=======

Weighted average number of shares outstanding	13,000,391	11,419,641	7,361,275
	=======	=======	=======

The accompanying notes are an integral part of these statements.

USURF AMERICA, INC. AND SUBSIDIARIES
BATON ROUGE, LOUISIANA
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
	Shares	Common Stock	Paid-in Capital	Accumulated Deficit	Subscriptions Receivable	Deferred Consulting	Total
Balance, December 31, 1997	6,424,000	642	998,466	(649,041)	(860)	(311,889)	37,318
Issuance of common stock for future services	1,655,759	166	1,556,734	0	0	(1,556,900)	0
Issuance of common stock for cash	400,000	40	332,760	0	0	0	332,800
Issuance of common stock for investments	17,500	2	43,748	0	0	0	43,750
Declared dividends	0	0	(57,519)	0	0	0	(57,519)
Amortization of deferred consulting	0	0	0	0	0	765,865	765,865
Net loss	0	0	0	(1,037,626)	0	0	(1,037,626)

Balance, December 31, 1998	8,497,259	850	2,874,189	(1,686,667)	(860)	(1,102,924)	84,588
Issuance of common stock for future services	566,000	57	2,215,943	0	0	(2,216,000)	0
Issuance of common stock for acquisitions	3,030,000	303	21,586,726	0	0	0	21,587,029
Issuance of common stock for cash	115,000	11	394,989	0	0	0	395,000
Exercise of warrants	176,857	18	337,304	0	0	0	337,322
Issuance of subscription agreement	50,000	5	149,995	0	(150,000)	0	0
Proceeds on subscription receivable	0	0	0	0	150,000	0	150,000
Issuance of stock per employment agreement	11,000	1	43,311	0	0	0	43,312

Expenses to be paid by issuance of common stock	0	0	257,167	0	0	0	257,167
Issuance of common stock for settlement	340,000	34	913,716	0	0	0	913,750
Stock warrants	0	0	145,298	0	0	0	145,298
Amortization of deferred consulting	0	0	0	0	0	1,457,006	1,457,006
Net loss	0	0	0	(10930163)	0	0	(10930163)
Balance, December 31, 1999	12,786,116	1,279	28,918,638	(12616830)	(860)	(1,861,918)	14,440,309

Issuance of common stock for future services	425,227	42	958,138	0	0	(958,180)	0
Issuance of common stock for cash	400,000	40	79,960	0	(10,000)	0	70,000
Issuance of subscription agreement	0	0	0	0	(25,000)	0	(25,000)

Issuance of stock per employment agreement	19,642	2	115,080	0	0	0	115,082 0
Expenses paid by issuance of common stock	290,000	29	214,871	0	0	0	214,900
Conversion of debt to equity	0	0	0	0	969,374	0	969,374
Amortization of deferred consulting	0	0	0	0	0	1,422,456	1,422,456
Net loss	0	0	0	(21885330)	0	0	(21885330)
Balance, December 31, 2000	13,920,985	1,392	30,286,687	(34502160)	933,514	(1,397,642)	(4,678,209)

USURF AMERICA, INC. AND SUBSIDIARIES
BATON ROUGE, LOUISIANA
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
	2000	1999	1998
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(21,885,330)	$(10,930,163)	$(1,037,626)
Adjustment to reconcile net loss to net cash used in operating activities
Depreciation and amortization	7,618,755	7,653,924	4,394
Consulting fees paid with stock	3,000,276	1,457,006	765,865
Litigation settlement	214,900	913,750	0
Gain on rescission	(961,436)	0	0
Impairment loss and write down of assets	10,577,878	1,164,561	0
Legal fees paid with stock	281,498	126,500	0
Compensation expense paid with stock	774,066	319,301	0
Deferred income taxes	(1,595,423)	(1,653,161)	0
Loss on disposal	0	280	0
Changes in operating assets and liabilities
Accounts receivable	59,098	35,537	(809)
Inventory	71,000	49,518	0
Prepaid expenses and other current assets	5,500	7,980	0
Accounts payable	1,108,365	(36,857)	1,787
Accrued payroll	40,105	118,157	(39,310)
Other current liabilities	(174,826)	215,929	0
Other assets and liabilities	0	(11,555)	(300)
Deferred revenue	(87,538)	23,196	0
	---------	---------	---------
Net cash used in operating activities	(953,112)	(546,097)	(305,999)
	---------	---------	---------

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds on disposal of fixed assets	$ 40,050	$15,090	$0
Cash acquired in acquisitions	0	186,318	(24,666)
Payment of organization costs	0	0	569
Capital expenditures	(125,200)	(614,193)	(25,605)
	---------	---------	---------
Net cash used in investing activities	(85,150)	(412,785)	(49,702)
	---------	---------	---------
CASH FLOWS FROM FINANCING ACTIVITIES
Payments on notes payable	$ (5,910)	$(65,369)	0
Disbursements in excess of cash balances	42,469	0	0
Payments on notes payable - stockholder	(11,093)	(25,000)	0
Payments on subscriptions receivable	0	150,000	0
Proceeds from note payable - stockholder	568,571	235,010	30,133
Issuance of common stock for cash	370,000	395,000	332,800
Warrants exercised	0	337,322	0
	---------	---------	---------
Net cash provided by financing activities	964,037	1,026,963	362,933
	---------	---------	---------
Net increase (decrease) in cash and cash equivalents	(74,225)	68,081	7,232
Cash and cash equivalents, Beginning of period	75,313	7,232	0
Cash and cash equivalents, End of period	$1,088	$75,313	$7,232
	=======	========	========

The accompanying notes are an integral part of these statements.

USURF AMERICA, INC. AND SUBSIDIARIES
BATON ROUGE, LOUISIANA
NOTES TO CONSOLIDATED STATEMENTS

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

USURF America, Inc. (USURF), formerly Internet Media Corporation, was incorporated as Media Entertainment, Inc. in the State of Nevada on November 1, 1996. USURF currently provides wireless Internet access services to a small number of customers in Santa Fe, New Mexico. USURF's original purpose was to operate as a holding company in the wireless cable television and community (low power) television industries, as well as other segments of the communications industry. Until January 1999, the Company was in the development stage. In 1998 the Company changed its focus to concentrate in the wireless internet communications industry. The Company later ceased efforts to develop the wireless cable and low power television business areas and assigned all of its assets from the low power television activities to New Wave Media Corp. in exchange for a 15% ownership interest in New Wave Media Corp.

Effective December 31, 1996, USURF acquired all of the outstanding common stock of Winter Entertainment, Inc., a Delaware corporation incorporated on December 28, 1995 (WEI), and Missouri Cable TV Corp., a Louisiana corporation incorporated on October 9, 1996 (MCTV). WEI operates a community television station in Baton Rouge, Louisiana; MCTV owns wireless cable television channels in Poplar Bluff, Missouri, which system has been constructed and is ready for operation, and Lebanon, Missouri. Effective October 8, 1998, the Company formed Santa Fe Wireless Internet, Inc. (Santa Fe), a New Mexico corporation, to hold the assets acquired from Desert Rain Internet Services. Santa Fe was organized to provide wireless internet access. The acquisition of WEI and MCTV by USURF was accounted for as a reorganization of companies under common control. The assets and liabilities acquired were recorded at historical cost in a manner similar to a pooling of interests. The acquisition of Santa Fe was accounted for as a purchase whereby cost is allocated to the assets acquired.

On January 29, 1999, the Company acquired all the stock of CyberHighway, Inc., a Boise, Idaho-based ISP, by issuing 2,000,000 shares of stock valued at approximately $15,940,000. In addition, 325,000 shares of common stock were issued in payment of a finder's fee arising out of this acquisition. This acquisition was accounted for as a purchase business combination.

In June 1999, USURF acquired all the stock of Santa Fe Trail Internet Plus, Inc., a Santa Fe, New Mexico-based ISP, by issuing 100,000 shares of stock valued at approximately $400,000. This acquisition was accounted for as a purchase business combination.

In July 1999, USURF acquired all of the stock of Premier Internet Services, Inc., an Idaho-based ISP, by issuing 127,000 shares of stock valued at approximately $508,000. This acquisition was accounted for as a purchase business combination.

In November 1999, the Company acquired the customer base of Cyber Mountain, Inc. a Denver, Colorado-based ISP, for 25,000 shares of stock valued at approximately $75,000.

In December 1999, USURF acquired a portion of the ISP-related equipment and customer base of Cyber Highway of North Georgia, Inc., a Demorest, Georgia-based ISP for 54,000 shares of stock valued at approximately $212,000.

In February 2000, the Company acquired Spinning Wheel, Inc., an Idaho Springs, Idaho-based ISP, for 81,063 shares of stock valued at approximately $325,000. This acquisition has been accounted for as a purchase business combination.

In February 2000, the Company acquired Internet Innovations, LLC, a Baton Rouge, Louisiana based web design company, for 50,000 shares of common stock valued at approximately $437,000. This acquisition has been accounted for as a purchase business combination.

None of the acquisitions described above, with the exception of Cyberhighway which was near the beginning of 1999, had significant operations at the time they were acquired by the Company. Therefore, proforma disclosure of what operations would have been as if the transactions had occurred at the beginning of the period are not shown due to the transactions being immaterial to the financial statements taken as a whole.

Principles of Consolidation

The accompanying consolidated financial statements include all the accounts of USURF and all wholly owned subsidiaries. Intercompany transactions and balances have been eliminated in the consolidation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

A material estimate that is particularly susceptible to significant change is the amortization of intangibles. In estimating the period over which to amortize the acquired customer bases, management obtains information from industry data.

Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less from the date of purchase to be cash equivalents.

Inventory

Inventories are stated at the lower of cost or market, and represents modems purchased from suppliers.

Property and Equipment

Property and equipment are stated at cost and are depreciated principally by the straight-line method over the estimated useful lives of the assets, ranging from 3 to 15 years.

Revenue Recognition

Until September 2000, the Company maintained license agreements with affiliate ISP's to provide internet access to affiliates' customers. License fees were typically billed in the month the services were provided. The Company charges direct customers (residential and business subscribers) monthly access fees to the internet and recognizes the revenue in the month the access is provided. For certain subscribers billed in advance, the Company recognizes the revenue over the period the billing covers. Revenue for other services provided, including set-up fees charged to customers and affiliates, and equipment sales are recognized as the service is performed or the equipment is delivered.

Costs of Access Revenues

Costs of access revenues primarily consist of telecommunications expenses inherent in the network infrastructure. Costs of access expenses also include fees paid for lease of the Company's backbone, as well as license fees for Web browser software based on a per-user charge, other license fees paid to third-party software vendors, product costs, and contractor fees for distribution of software to new subscribers.

Income Taxes

Deferred income tax assets and liabilities are computed for differences between financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the period in which the differences are expected to affect taxable income. Valuation allowances are established when realization is less than 50% probable. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Financial Instruments and Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash and trade receivables. The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash.

Fair Values of Financial Instruments

The carrying amounts of financial instruments including cash, trade receivables, accounts payable and accrued expenses approximate fair value because of the immediate or short-term maturities of these instruments. The difference between the carrying amount and fair value of the Company's long-term debt is not significant.

Loss Per Common Share

Basic loss per common share has been computed by dividing the net loss by the weighted average number of shares of common stock outstanding throughout the period. Calculation of diluted loss per common share is not presented because the effects of potential common stock issuable upon exercise of stock options and contingently issuable or redeemable shares would be antidilutive.

Goodwill and Other Intangible Assets

Goodwill and other intangible assets, primarily acquired customer bases, are stated on the basis of cost and are amortized, principally on a straight-line basis, over the estimated future periods to be benefited (generally 3 years). Goodwill and other intangible assets are periodically reviewed for impairment to ensure they are appropriately valued. Conditions which may indicate an impairment issue exists include a negative economic downturn or a change in the assessment of future operations. In the event that a condition is identified which may indicate an impairment issue exists, an assessment is performed using a variety of methodologies, including cash flow analysis, estimates of sales proceeds and independent appraisals. Where applicable, an appropriate interest rate is utilized, based on location specific economic factors.

Due to the demise of the business of the dial-up Internet access business of the CyberHighway subsidiary, associated goodwill and other intangibles were impaired at December 31, 2000, and were written-down in the amounts of $4,425,037 and $4,814,272 (net of deferred taxes of $2,531,497), respectively.

Advertising

The Company expenses advertising costs as incurred. During the years ended December 31, 2000 and 1999, the Company incurred approximately $25,000 and $125,000, in advertising costs, respectively.

Investments

Investments include minority interests held in three non-public companies recorded at cost, which approximates fair value.

Stock for Services

The Company has issued stock pursuant to various consulting agreements. Deferred consulting costs, which are valued at the stock price on the date of the agreements, are recorded as a reduction of stockholders' equity and will be amortized over the respective lives of the agreements.

2. NET 1, INC. ACQUISITION

On August 23, 1999, the Company acquired Net 1, Inc. (Net 1) in a business combination accounted for as a purchase. Net 1 was primarily engaged as an ISP in Alabama. In September, 1999 the Company tendered the shares of capital stock obtained in the acquisition of Net 1 for rescission of the transaction. However, legally the Company was still the owner of the outstanding shares of Net 1 at December 31, 1999, and is required by generally accepted accounting principles to record Net 1 as a wholly owned subsidiary from the date of acquisition.

It was discovered during arbitration proceedings that no activity occurred in the newly acquired subsidiary, Net 1, after the acquisition. The customer base was moved to an unrelated company by a former owner, and all activity was transacted in the unrelated company. Therefore, no revenues or expenses were incurred by Net 1 from the date of acquisition, August 23, 1999 through December 31, 1999.

The total cost of the acquisition was $1,164,561, which exceeded fair value of the net assets of Net 1 by $1,164,561. The excess was deemed to be impaired at December 31, 1999 due to the change in the operating environment and was recorded in the accompanying financial statements as an impairment loss.

On October 12, 2000 the acquisition of Net 1 was rescinded. Included in the terms of the settlement agreement was the return of the 250,000 shares issued in the original transaction to the Company. The Company then issued 250,000 shares of stock in settlement of the arbitration. The agreement also called for one of the former owners to assume a $50,000 liability, that was recorded by USURF upon the acquisition. The total gain on the recission of the transaction was approximately $960,000.

3. PROPERTY AND EQUIPMENT

Classifications of property and equipment and accumulated depreciation were as follows at December 31, 2000 and 1999:

	2000	1999
Wireless cable equipment	$0	$188,091
Equipment	138,954	540,452
Furniture and fixtures	0	37,487
Office equipment	0	338,531
Leasehold improvements	0	31,077
	-----------	-----------
	138,954	1,135,638
Accumulated depreciation	(69,476)	(421,786)
	-----------	-----------
Property and equipment, net	$69,478	$713,852

4. INTANGIBLES

Classification of intangibles and accumulated amortization at December 31st were as follows:

	2000	1999
Acquired customer base	$0	$16,676,433
Goodwill	0	8,126,616
Other	0	940,186
	-----------	-----------
	0	25,743,235
	(0)	(7,514,013)
	-----------	-----------
	$0	$18,229,222

5. WIRELESS CABLE ASSETS

Property and equipment includes wireless cable station equipment, which is operational but has not been put into use. The equipment was determined to be impaired at December 31, 2000 and its cost of approximately $188,000 was written off. In addition, the Company owns licenses in the wireless cable markets, which operate on the same frequencies and will be used in the wireless Internet market.

6. LICENSES AND RIGHTS TO LEASES OF LICENSES

The Company owns licenses or rights to leases of licenses in the following wireless cable and community television markets:

Wireless Cable Market	Expiration Date
Poplar Bluff, Missouri	October 16, 2006
Lebanon, Missouri	October 16, 2006
Port Angeles, Washington	December 21, 2003
Astoria, Oregon	December 21, 2003
Sand Point, Idaho	August 09, 2006
The Dalles, Oregon	August 09, 2006
Fallon, Nevada	August 09, 2006

Application for renewal of licenses must be filed within a certain period prior to expiration.

7. NOTE PAYABLE TO STOCKHOLDER

	2000	1999
Note payable to stockholder, interest accrues at 8%, due on demand and unsecured.	$6,638	$356,239

8. LOAN CONVERSION - STOCKHOLDER

As of August 21, 2000, the Company owed its president, David M. Loflin, a total of $967,703 ($916,045 in principal, $51,658 in interest), the result of cash loans made to the Company by Mr. Loflin during the previous approximately two years. On August 21, 2000, the Company entered into a letter of agreement with Mr. Loflin, whereby Mr. Loflin agreed to convert all sums owed to him into shares of Company common stock.

Pursuant to the letter agreement, Mr. Loflin received one share of common stock for every $1.25 of debt converted, for a total of 774,162 shares. The $1.25 price was agreed upon as that price was the low price for the Company's common stock on Friday, August 18, 2000, as reported by the American Stock Exchange. The Company's board of directors, in authorizing the transaction described above, found the transaction to be in the best interest of USURF America. The issuance of shares was not complete until the first quarter of 2001, therefore, the substance of this transaction has been reflected as stock subscription in the accompanying financial statements.

9. NOTE PAYABLE

The note payable of $5,910 at December 31, 1999, consists of a note payable to a bank with interest at 9.25%, due in monthly payments of $2,887, with final payment due February 25, 2000, secured by accounts receivable, inventory and equipment.

10. INCOME TAXES

The significant components of deferred tax assets and liabilities were as follows at December 31:

	2000	1999
Deferred tax liabilities
Amortization of intangibles	$0	$3,883,210

Deferred tax assets
Net operating loss carryforwards	3,739,588	2,313,159
Less - valuation allowance	(3,739,588)	(2,313,159)
	-----------	-----------
	0	0
Net deferred tax liability	$0	$3,883,210

The net changes in the valuation allowance for the periods ended December 31, 2000 and 1999 were $1,426,429 and $1,739,692, respectively.

The deferred tax liability results from the acquisitions of Cyberhighway, Inc., Santa Fe Trail Internet Plus, Inc., and Premier Internet Services, Inc. in tax free reorganizations, in which there is no tax basis in the acquired customer base.

The Company has a net operating loss carry forward of approximately $11,000,000 available to offset future income for income tax reporting purposes, which will ultimately expire between 2011 and 2014 if not utilized.

11. SOURCES OF SUPPLIES

The Company relies on local telephone companies and other companies to provide data communications. Although management believes alternative telecommunications facilities could be found in a timely manner, any disruption of these services could have an adverse effect on operating results.

The Company maintains various vendors for required products, such as modems, terminal services and high-performance routers, which are important components of its network. Some of the Company's suppliers have limited resources and production capacity. If the suppliers are unable to meet the Company's needs as it is building out its network infrastructure, then delays and increased costs in the expansion of the Company's network infrastructure could result, having an adverse effect on operating results.

During 2000, the Company purchased all of its network radios from one supplier. Additionally, the Company has purchased its modems principally from two suppliers. Additional changes in suppliers could cause a delay in manufacturing which would affect operation results adversely.

12. COMMITMENTS

The Company has contracts with various telephone companies and other companies to provide data communication services. The terms on these agreements range from month-to-month to five years. Future obligations under these agreements as of December 31, 2000 are as follows for the years ending December 31:

2001	$540,000
2002	330,000
2003	140,000
2004	100,000

13. RELATED PARTY

In December 2000, a total of 500,000 shares of common stock were issued to two officers as bonuses for their services as officers. Compensation expense of approximately $125,000 was recorded based on the fair value of the common stock on the date of issue.

14. WARRANTS

During 2000, the Company issued warrants to purchase 480,000 shares of common stock at various share prices. The remaining warrants expire between 2001 and 2004. Warrants at December 31, 2000 consist of the following:

 56,667 issued on May 18, 1999, pursuant to an Investment Banking Agreement, with an exercise price of $1.25, exercisable for a period of four years from issuance.

 56,667 issued on May 18, 1999, pursuant to an Investment Banking Agreement, with an exercise price of $1.50, exercisable for a period of four years from issuance.

 34,000 issued on May 18, 1999, pursuant to a Selling Agreement, with an exercise price of $1.25, exercisable for a period of five years from issuance, of which 21,857 were exercised during 1999.

 60,000 issued on January 20, 1999, pursuant to a private offering, with an exercise price of $7.00, exercisable for a period of three years from issuance, redeemable by the Company at any time the bid price of the Company's common stock has been at or above $8.50 per share for five consecutive trading days.

 35,000 issued on June 4, 1999, pursuant to a private offering, with an exercise price of $7.00, exercisable for a period of two years from issuance, redeemable by the Company at any time the bid price of the Company's common stock has been at or above $10.00 per share for five consecutive trading days.

 60,000 issued on December 1, 1999, pursuant to a Consulting Agreement, with an exercise price of $3.50, exercisable for a period of five years from issuance. The Company does apply SFAS No. 123, Accounting for Stock-Based Compensation, in accounting for the stock warrants issued to non-employees in connection with the original stock issuance. The Company has recorded expense of $145,298 pursuant to the issuance of these warrants. The fair value of the warrants granted to non-employees is estimated on the date of the grant using the assumption of an expected life of five years, and a risk-free interest rate of 5.0%.

 50,000 issued on August 27, 1999, pursuant to a Subscription Agreement, with an exercise price of $6.00, exercisable for a period of three years from issuance.

 65,000 issued in April 2000, pursuant to a private offering, with an exercise price of $7.50, exercisable for a period of two years from issuance.

 35,000 issued in November 2000, pursuant to a Consulting Agreement, with an exercise price of $1.00, exercisable for a period of three years from issuance.

 380,000 issued in December 2000, as a finder's fee, an exercise price of $.20, exercisable for a period of three years from issuance.

15. SETTLEMENT AGREEMENT

On November 30, l999, the Company entered into a settlement agreement and mutual release, which settled certain legal proceedings in which USURF and CyberHighway had been involved. The parties to the settlement agreement were: USURF, CyberHighway, the former operating officer and a former director, and two former owner-employees (collectively the plaintiffs) of CyberHighway.

Pursuant to this settlement agreement, certain legal proceedings were settled in full by issuance of 340,000 shares of USURF common stock to the plaintiffs. The Company is paying the total sum of $43,325 for reimbursement of attorneys' fees paid by the plaintiffs.

The 340,000 shares issued were valued at $2.6875 per share, or $913,750, in the aggregate. The price per share assigned to the issued shares was the closing price of the common stock, as reported by the American Stock Exchange. The total charge against earnings in 1999 resulting from the settlement agreement was $957,075.

16. CONTINGENCIES

On September 29, 2000, three creditors of CyberHighway filed an involuntary petition in the Idaho Federal Bankruptcy Court, styled In Re:CyberHighway, Inc., Case No. 00-02454. In December 2000, CyberHighway and the petitioning creditors filed a joint motion to dismiss this proceeding. The joint motion to dismiss requires the approval of CyberHighway's creditors. However, some of CyberHighway's creditors objected to the dismissal of the proceeding. The objecting creditors desire that all claims be adjudicated in the bankruptcy court. The Company believes it is likely that, at some time in the future, a final order of bankruptcy will be entered with respect to CyberHighway.

Subsequent to the involuntary bankruptcy, CyberHighway lost nearly all of its customers. Due to this loss of customer base, the Company's intangible assets relating to those customers are worthless. The write-off of the intangible assets reflected on the Company's December 31, 2000 balance sheet was $4,814,272 (net of deferred taxes). Due to this change in operating environment, the Company's revenues have decreased substantially as well as a decrease in expenses associated with the elimination of personnel previously required to operate the Company's network operations center, and accordingly goodwill has been impaired. The write-down of goodwill reflected on the Company's December 31, 2000, balance sheet was $4,425,037.

17. SEGMENT DISCLOSURE

The Company adopted SFAS No. 131 "Disclosures about Segments of an Enterprise and Related Information," during the fourth quarter of 2000. SFAS No. 131 established standards for reporting information about operating segments in annual financial statements and requires selected information about operating segments in interim financial reports issued to stockholders. It also established standards for related disclosures about products and services and geographic areas. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by chief operating decision makers or decision making groups, in deciding how to allocate resources and in assessing performance. The Company considers internet service providing and wireless internet service providing to be a similar industry; as such, there are no individual segments that are required to be reported pursuant to SFAS 131.

18. GOING CONCERN

These financial statements are presented on the basis that the Company is a going concern. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. The accompanying financial statement shows that current liabilities exceed current assets by approximately $1.5 million at December 31, 2000. The Company's president loaned the Company approximately $568,571 during fiscal 2000 and loaned an additional $26,590 subsequent to year-end. The appropriateness of using the going concern basis is dependent upon continued funding by the Company's president, obtaining additional financing or equity capital and, ultimately, to achieve profitable operations. The uncertainty about these conditions raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management plans to raise capital by obtaining financing and eventually, through public offerings. Management intends to use the proceeds from any borrowings to acquire and develop markets to implement its Wireless Internet Access System and sell its service. The Company believes that these actions will enable it to carry out its business plan and ultimately to achieve profitable operations.

19. FINANCING TRANSACTION

On October 9, 2000, the Company signed a common stock purchase agreement with an unrelated company to sell up to 6,000,000 shares of common stock and 645,000 common warrants for up to $10,000,000. The purchase price of the shares under this agreement will vary, based on future market prices of the Company's common stock. The agreement calls for the Company to meet certain requirements and maintain certain criteria with respect to its common stock in order to avoid an event of default. Upon the occurrence of the event of default the buyer is no longer obligated to purchase any additional shares of stock. The agreement will terminate on April 30, 2001, if all of the circumstances necessary to effect the transaction have not occurred by that date, including completion of a registration statement with respect thereto.

20. SIGNIFICANT BUSINESS COMBINATION

On January 29, 1999, the Company acquired all of the capital stock of CyberHighway, Inc. (CyberHighway), an Idaho corporation.

The acquisition was effected pursuant to a Plan and Agreement of Reorganization dated January 20, 1999 between the Company and CyberHighway. The Company paid the shareholders of CyberHighway approximately $15,940,000 through the issuance of 2,000,000 shares of common stock. The purchase price was based upon the weighted average closing price of the Company's common stock for five days prior and subsequent to the acquisition date.

The transaction was accounted for as a purchase. The purchase price was allocated to the underlying assets purchased and liabilities assumed based on their fair market values at the acquisition date.

The following table summarizes the net assets purchased in connection with the CyberHighway acquisition and the amount attributable to cost in excess of net assets acquired:

Net assets acquired	$372,472
Acquired customer base	15,566,787
Other assets	5,260,690
Deferred tax liability	(5,260,690)

The following unaudited pro forma condensed statements of operations assumes the CyberHighway acquisition occurred on January 1, 1998. In the opinion of management, all adjustements necessary to present fairly such unaudited pro forma condensed statements of operations have been made.

	Historical	Historical	Proforma	Proforma
	USURF	CyberHighway	Adjustments	Consolidated

Revenues	$5,440	$2,449,156	$0	$2,454,596
Expenses
Internet access cost	0	510,036	0	510,036
Equipment cost	0	326,488	0	326,488
Depreciation and amortization	4,394	138,674	6,918,262	7,061,330
General and administrative	1030070	1,292,526	0	2,322,596
Selling	0	110,397	0	110,397
	-------------	-------------	-------------	-------------
Total operating expense	1,034,464	2,378,121	6,918,262	10,330,847
	-------------	-------------	-------------	-------------
Operating income (loss) Other income (expense)	(1,019,024) (8,602)	71,035 6,960	(6,918,262) 0	(7,876,251) (1,642)
	-------------	-------------	-------------	-------------
Income (loss) before taxes	(1,037,626)	77,995	(6,918,262)	(7,877,893)

Income tax benefit	0	0	(1,753,563)	(1,753,563)
	-------------	-------------	-------------	-------------
Net income (loss)	($1,037,626)	$77,995	($5,164,699)	($6,124,330)
	========	========	========	========
Net income (loss) per share	($0.14)	$31.51		($0.65)
	========	========		========
Weighted average number of shares outstanding	7,361,275	2,475		9,361,275
	========	========		========

21. POTENTIAL RESCISSION CLAIMS

From January 24, 2000, to December 31, 2000, a total of 2,767,823 shares of the common stock of the Company may have been issued in violation of Section 5 of the Securities Act of 1933, as amended. The aggregate value assigned to these shares upon their issuance totaled $3,897,552. It is possible that each of the issuees of these shares has a potential claim for rescission of their respective issuance transactions. These shares have been reflected under the redeemable stock caption on the accompanying balance sheet. Additionally 2,114,162 shares valued at $1,183,703 were issued subsequent to year-end, that may also be subject to rescission.

The Company believes that it is unlikely that any of these potential rescission claims will be asserted against the Company.

22. SUBSEQUENT EVENTS

The following events occurred subsequent to December 31, 2000:

In January 2001, the Company issued 80,000 shares of its common stock as a commitment fee under the common stock purchase agreement to the unrelated company.

In February 2001, the Company sold, pursuant to a Securities Purchase Agreement, 840,000 shares of common stock and 840,000 warrants with an exercise price of $.15, exercisable for a period of three years from issuance. These securities were sold for $126,000 in cash, with no portion of the purchase price having been allocated to these warrants.

In February 2001, the Company issued, as a finder's fee, 84,000 shares of common stock and 336,000 warrants with an exercise price of $.15 per share, exercisable for a period of three years from issuance.

In March 2001, the Company sold, pursuant a Securities Purchase Agreement, 500,000 shares of common stock and 500,000 warrants with an exercise price of $.25, exercisable for a period of three years from issuance. These securities were sold for $125,000 in cash, with no portion of the purchase price having been allocated to the warrants.

In March 2001, the Company issued, as a finder's fee, 50,000 shares of common stock and 200,000 warrants with an exercise price of $.25 per share, exercisable for a period of three years from issuance.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Estimated expenses payable by the Company in connection with the registration of Common Stock covered hereby are as follows:

Registration fee	$ 75.46
Underwriter's unaccountable expense allowance	0.00
Printing and engraving expenses	1,000.00*
Legal fees and expenses	5,000.00
Accounting fees and expenses	5,000.00*
Blue Sky fees and expenses	0.00
Transfer agent and registrar fees and expenses	0.00
Miscellaneous	1,000.00*
---------------
(* estimate) Total	$12,075.46*

Item 14. Indemnification of Directors and Officers.

Registrant is a Nevada corporation. Section 78.751 of Nevada Revised Statutes (the “Nevada Act”) empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity as directors and officers. The Nevada Act further provides that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's bylaws, any agreement, vote of the shareholders or otherwise.

Section VIII of Registrant’s Bylaws, included as Exhibit 3.2 filed herewith, which provides for the indemnification of directors and officers, is incorporated herein by reference.

Registrant has purchased no insurance for indemnification of its officers and directors, agents, etc., nor has there been any specific agreement for indemnification made between Registrant and any of its officers and directors, or others, with respect to indemnification for them arising out of their duties to Registrant.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934 or the Rules and Regulations of the Securities and Exchange Commission thereunder may be permitted under said indemnification provisions of the law, or otherwise, Registrant has been advised that, in the opinion of the Securities and Exchange Commission, any such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Nevada Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities.

  1. (a) Securities Sold. On June 2, 1999, a total of 100,000 shares of Company Common Stock were sold.

     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Darrell Davis and Deanna Davis (74,000 shares) and Roger Davis and Gloria C. Davis (26,000).

     (c) Consideration. Such shares of Common Stock were issued pursuant to an Agreement and Plan of Reorganization, at a price of $4.00 per share, or $400,000, in the aggregate.

     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering.

  2. (a) Securities Sold. On June 4, 1999, a total of 35,000 shares of Company Common Stock were sold.

     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Walter Engler (10,000 shares) and Shelter Capital Ltd. (25,000 shares).

     (c) Consideration. Such shares of Common Stock were sold for cash pursuant to a private offering, at a price of $3.00 per share, or $105,000, in the aggregate.

     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering.

  3. (a) Securities Sold. On June 4, 1999, a total of 35,000 common stock purchase warrants of the Company were issued.

     (b) Underwriter or Other Purchasers. Such warrants were issued to Walter Engler (10,000 warrants) and Shelter Capital Ltd. (35000 warrants).

     (c) Consideration. Such warrants were issued for no additional consideration as part of units of securities in a private offering.

     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering.

      (e) Terms of Conversion or Exercise. Exercise price of the warrants is $7.00 per share and exercisable for a period of one year from issuance. Warrants are redeemable by the Company at any time the bid price of the Company’s Common Stock has been at or above $10.00 per share for five consecutive trading days.

  4. (a) Securities Sold. On June 4, 1999, 500,000 shares of Company Common Stock were sold.

     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Interactive Business Channel.

     (c) Consideration. Such shares of Common Stock were issued pursuant to a Consulting Agreement, at a price of $4.00 per share, or $2,000,000, in the aggregate.

     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering.

  5. (a) Securities Sold. In July, 1999, a total of 155,000 shares of Company Common Stock were sold.

     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Dennis A. Faker (50,000 shares), Barbara V. Schiller (30,000 shares), Jeanne M. Rowzee (10,000 shares), Alvin Gottlieb (10,000 shares), Rogers Family Trust (15,000 shares), Delaware Charter Guarantee & Trust Company f/b/o Clarence Yim (20,000 shares) and Delaware Charter Guarantee & Trust Company f/b/o R. Logan Kock (20,000 shares).

     (c) Consideration. Such shares of Common Stock were issued upon the exercise of warrants, at a price of $2.00 per share, or $310,000, in the aggregate.

     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering.

  6. (a) Securities Sold. On February 5, 1999, 21,857 shares of Company Common Stock were sold.

     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Terry Lewis.

     (c) Consideration. Such shares of Common Stock were issued upon the exercise of warrants, at a price of $1.25 per share, or $27,321, in the aggregate.

     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering.

  7. (a) Securities Sold. On August 11, 1999, 150,000 shares of Company Common Stock were sold.

     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Mark Bove.

     (c) Consideration. Such shares of Common Stock were issued pursuant to an Business Acquisition Agreement, at a price of $4.00 per share, or $600,000, in the aggregate.

     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering.

  8. (a) Securities Sold. On August 23, 1999, 250,000 shares of Company Common Stock were sold.

     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Knud Nielsen, III (127,500 shares) and Gary Stanley (122,500 shares).

     (c) Consideration. Such shares of Common Stock were issued pursuant to an Agreement and Plan of Reorganization, at a price of $4.00 per share, or $1,000,000, in the aggregate.

     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering.

  9. (a) Securities Sold. On August 30, 1999, 127,000 shares of Company Common Stock were sold.

     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Alan L. Taylor (122,405 shares), Brent Bates (518 shares), Kim Jorgensen (475 shares), Chris Allison (472 shares), Robert Carlson (1,423 shares) and Lane Virgin (1,707 shares).

     (c) Consideration. Such shares of Common Stock were issued pursuant to an Agreement and Plan of Reorganization, at a price of $4.00 per share, or $508,000, in the aggregate.

     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering.

  10. (a) Securities Sold. On September 24, 1999, 11,000 shares of Company Common Stock were sold.

     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Alonzo B. See, III.

     (c) Consideration. Such shares of Common Stock were issued pursuant to an Employment Agreement, at a price of $5.00 per share, or $40,000, in the aggregate.

     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering.

  11. (a) Securities Sold. On November 12, 1999, 25,000 shares of Company Common Stock were sold.

     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Cyber Mountain, Inc.

     (c) Consideration. Such shares of Common Stock were issued pursuant to a Letter Agreement, at a price of $4.00 per share, or $100,000, in the aggregate.

     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering.

  12. (a) Securities Sold. On December 9, 1999, a total of 340,000 shares of Company Common Stock were sold.

     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Julius W. Basham, II (215,000 shares), Wm. Kim Stimpson (34,000 shares) and David W. Brown (91,000 shares).

     (c) Consideration. Such shares of Common Stock were issued pursuant to a Settlement Agreement and Mutual Release, at a price of $2.6875 per share, or $913,750, in the aggregate.

     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering.

  13. (a) Securities Sold. On December 9, 1999, 30,000 shares of Company Common Stock were sold.

     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Peter Rochow.

     (c) Consideration. Such shares of Common Stock were issued pursuant to a Consulting Agreement, at a price of $3.00 per share, or $90,000, in the aggregate.

     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering.

  14. (a) Securities Sold. On December 13, 1999, 30,000 shares of Company Common Stock were sold.

     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Nostas/Faesel Group.

     (c) Consideration. Such shares of Common Stock were issued pursuant to a Consulting Agreement, at a price of $3.00 per share, or $90,000, in the aggregate.

     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering.

  15. (a) Securities Sold. On December 13, 1999, 53,000 shares of Company Common Stock were sold.

     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to CyberHighway of North Georgia, Inc.

     (c) Consideration. Such shares of Common Stock were issued pursuant to an Asset Acquisition Agreement, at a price of $4.00 per share, or $212,000, in the aggregate.

     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering.

  16. (a) Securities Sold. On December 1, 1999, 60,000 common stock purchase warrants of the Company were issued.

     (b) Underwriter or Other Purchasers. Such warrants were issued to The Research Works, Inc.

    (c) Consideration. Such warrants were issued pursuant to a Consulting Agreement.

     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering.

      (e) Terms of Conversion or Exercise. Exercise price of the warrants is $3.50 per share and the warrants are exercisable for a period of two years from issuance.

  17. (a) Securities Sold. On January 1, 2000, 60,000 shares of Company Common Stock were sold.

     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to The Humbolt Corporation.

     (c) Consideration. Such shares of Common Stock were issued pursuant to a Business and Communications Consulting Services Agreement, at a price of $3.00 per share, or $180,000, in the aggregate.

     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering.

  18. (a) Securities Sold. On January 1, 2000, 42,166 shares of Company Common Stock were sold.

     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Newlan & Newlan, Attorneys at Law.

     (c) Consideration. Such shares of Common Stock were issued for services rendered, at a price of $3.00 per share, or $126,500, in the aggregate.

     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering.

  19. (a) Securities Sold. On January 1, 2000, 100,000 shares of Company Common Stock were sold.

     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Newlan & Newlan, Attorneys at Law.

     (c) Consideration. Such shares of Common Stock were issued pursuant to a Legal and Consulting Services Agreement, at a price of $3.00 per share, or $300,000, in the aggregate.

     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering.

  20. (a) Securities Sold. On February 1, 2000, 81,063 shares of Company Common Stock were sold.

     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to the owners of The Spinning Wheel, Inc.

     (c) Consideration. Such shares of Common Stock were issued pursuant to an Agreement and Plan of Reorganization, at a price of $4.00 per share, or $324,252, in the aggregate.

     (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, but this exemption may not have been available.

  21. (a) Securities Sold. On February 18, 2000, 50,000 shares of Company Common Stock were sold.

     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to the owners of Internet Innovations, L.L.C.

     (c) Consideration. Such shares of Common Stock were issued pursuant to an Agreement and Plan of Reorganization, at a price of $4.00 per share, or $200,000, in the aggregate.

     (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, but this exemption may not have been available.

  22. (a) Securities Sold. In April 2000, 30,000 shares of Company Common Stock were sold.

     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Peter Rochow.

     (c) Consideration. Such shares of Common Stock were issued pursuant to a Consulting Agreement, at a price of $3.00 per share, or $90,000, in the aggregate.

     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.

  23. (a) Securities Sold. In April 2000, 30,000 shares of Company Common Stock were sold.

     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Nostas/Faesel Group.

     (c) Consideration. Such shares of Common Stock were issued pursuant to a Consulting Agreement, at a price of $3.00 per share, or $90,000, in the aggregate.

     (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, but this exemption may not have been available.

  24. (a) Securities Sold. In April 2000, 100,000 shares of Company Common Stock were sold.

     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Fair Market, Inc.

     (c) Consideration. Such shares of Common Stock were issued pursuant to a Consulting Agreement, at a price of $7.125 per share, or $712,500, in the aggregate.

     (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, but this exemption may not have been available.

   25. (a) Securities Sold. In April 2000, a total of 65,000 shares of Company Common Stock were sold.

     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to ten individual investors.

     (c) Consideration. Such shares of Common Stock were sold for cash pursuant to a private offering, at a price of $5.00 per share, or $325,000, in the aggregate.

     (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, but this exemption may not have been available.

  26. (a) Securities Sold. In April 2000, a total of 65,000 common stock purchase warrants of the Company were issued.

     (b) Underwriter or Other Purchasers. Such warrants were issued to ten individual investors.

     (c) Consideration. Such warrants were issued for no additional consideration as part of units of securities in a private offering.

     (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, but this exemption may not have been available.

      (e) Terms of Conversion or Exercise. Exercise price of the warrants is $7.50 per share and exercisable for a period of two years from issuance.

  27. (a) Securities Sold. In May 2000, 250,000 shares of Company Common Stock were issued.

     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Robert A. Hart IV.

     (c) Consideration. Such shares of Common Stock were issued pursuant to an Employment Agreement, at a price of $3.00 per share, or $750,000, in the aggregate.

     (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, but this exemption may not have been available.

  28. (a) Securities Sold. In July 2000, 250,000 shares of Company Common Stock were issued.

     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Gruntal & Co., LLC.

     (c) Consideration. Such shares of Common Stock were issued pursuant to an investment banking agreement, at a price of $1.50 per share, or $375,000, in the aggregate.

     (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, but this exemption may not have been available.

  29. (a) Securities Sold. In July 2000, 5,880 shares of Company Common Stock were issued.

     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Ryan G. Campanile.

     (c) Consideration. Such shares of Common Stock were issued pursuant to an Employment Agreement, at prices ranging rom $9.44 per share to $2.06 per share.

     (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, but this exemption may not have been available.

  30. (a) Securities Sold. In July 2000, 5,880 shares of Company Common Stock were issued.

     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Ryan D. Thibodeaux.

     (c) Consideration. Such shares of Common Stock were issued pursuant to an Employment Agreement, at prices ranging rom $9.44 per share to $2.06 per share.

     (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, but this exemption may not have been available.

  31. (a) Securities Sold. In August 2000, 774,162 shares of Company Common Stock were issued.

     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to David M. Lofin.

     (c) Consideration. Such shares of Common Stock were issued pursuant to a letter agreement, at a price of $1.25 per share.

     (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, but this exemption may not have been available.

  32. (a) Securities Sold. In September 2000, 450,000 shares of Company Common Stock were issued.

     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Centex Securities, Inc.

     (c) Consideration. Such shares of Common Stock were issued pursuant to a consulting agreement, at a price of $.875 per share.

     (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, but this exemption may not have been available.

  33. (a) Securities Sold. In October 2000, a total 250,000 shares of Company Common Stock were issued.

     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Knud Nielsen, III (202,500 shares) and Gary Stanley (47,500 shares).

     (c) Consideration. Such shares of Common Stock were issued pursuant to a settlement agreement, at a price of $.875 per share.

     (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, but this exemption may not have been available.

  34. (a) Securities Sold. In October 2000, 2,282 shares of Company Common Stock were issued.

     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Ryan G. Campanile.

     (c) Consideration. Such shares of Common Stock were issued pursuant to an Employment Agreement, at prices ranging rom $2.00 per share to $1.56 per share.

     (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, but this exemption may not have been available.

  35. (a) Securities Sold. In October 2000, 2.282 shares of Company Common Stock were issued.

     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Ryan D. Thibodeaux.

     (c) Consideration. Such shares of Common Stock were issued pursuant to an Employment Agreement, at prices ranging rom $2.00 per share to $1.56 per share.

     (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, but this exemption may not have been available.

  36. (a) Securities Sold. In October 2000, 35,536 shares of Company Common Stock were issued.

     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to James Kaufman.

     (c) Consideration. Such shares of Common Stock were issued pursuant to an employment agreement, at prices ranging from $9.36 to $2.25 per share.

     (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, but this exemption may not have been available.

  37. (a) Securities Sold. In November 2000, 10,000 shares of Company Common Stock were issued.

     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Slade S. Mauer.

     (c) Consideration. Such shares of Common Stock were issued pursuant to an employment agreement, at a price of $.625 per share.

     (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, but this exemption may not have been available.

  38. (a) Securities Sold. In November 2000, 100,000 shares of Company Common Stock were issued.

     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to de Jong & Associates, Inc.

     (c) Consideration. Such shares of Common Stock were issued pursuant to a consulting agreement, at a price of $.5625 per share.

     (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, but this exemption may not have been available.

  39. (a) Securities Sold. In November 2000, 35,000 common stock purchase warrants of the Company were issued.

     (b) Underwriter or Other Purchasers. Such warrants were issued to de Jong & Associates, Inc.

     (c) Consideration. Such warrants were issued for no additional consideration pursuant to a consulting agreement.

     (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, but this exemption may not have been available.

      (e) Terms of Conversion or Exercise. Exercise price of the warrants is $1.00 per share and exercisable for a period of three years from issuance.

  40. (a) Securities Sold. In December 2000, 40,000 shares of Company Common Stock were issued.

     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Shelter Capital Ltd.

     (c) Consideration. Such shares of Common Stock were issued pursuant to a finder’s fee agreement, at a price of $.20 per share.

     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.

  41. (a) Securities Sold. In December 2000, 380,000 common stock purchase warrants of the Company were issued.

     (b) Underwriter or Other Purchasers. Such warrants were issued to Shelter Capital Ltd.

     (c) Consideration. Such warrants were issued for no additional consideration pursuant to a finder’s fee agreement.

     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.

      (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.20 per share and exercisable for a period of three years from issuance.

  42. (a) Securities Sold. In December 2000, 100,000 shares of Company Common Stock were issued.

     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Gestalt Corporation.

     (c) Consideration. Such shares of Common Stock were issued pursuant to a consulting services letter agreement, at a price of $.3125 per share.

     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.

  43. (a) Securities Sold. In December 2000, 300,000 shares of Company Common Stock were issued.

     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to James Kaufman.

     (c) Consideration. Such shares of Common Stock were issued as a bonus, at a price of $.25 per share.

     (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, but this exemption may not have been available.

  44. (a) Securities Sold. In December 2000, 200,000 shares of Company Common Stock were issued.

     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Waddell D. Loflin.

     (c) Consideration. Such shares of Common Stock were issued as a bonus, at a price of $.25 per share.

     (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, but this exemption may not have been available.

  45. (a) Securities Sold. In December 2000, 300,000 shares of Company Common Stock were issued.

     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Peter Rochow.

     (c) Consideration. Such shares of Common Stock were issued for consulting services, at a price of $.25 per share.

     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.

  46. (a) Securities Sold. In December 2000, 100,000 shares of Company Common Stock were issued.

     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Patrick F. McGrew.

     (c) Consideration. Such shares of Common Stock were issued for legal services, at a price of $.25 per share.

     (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, but this exemption may not have been available.

  47. (a) Securities Sold. In December 2000, 500,000 shares of Company Common Stock were issued.

     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Newlan & Newlan.

     (c) Consideration. Such shares of Common Stock were issued for legal services, at a price of $.25 per share.

     (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, but this exemption may not have been available.

  48. (a) Securities Sold. In December 2000, 400,000 shares of Company Common Stock were sold.

     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Anchor House Ltd.

     (c) Consideration. Such shares of Common Stock were sold for cash, at a price of $.20 per share.

     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.

  49. (a) Securities Sold. In January 2001, 800,000 shares of Company Common Stock were issued.

     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Fusion Capital Fund II, LLC.

     (c) Consideration. Such shares of Common Stock were issued as a commitment fee under a common stock purchase agreement, at a price of $.25 per share.

     (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, but this exemption may not have been available.

  50. (a) Securities Sold. In January 2001, 200,000 shares of Company Common Stock were issued.

     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Gruntal & Co., LLC.

     (c) Consideration. Such shares of Common Stock were issued as a finder’s fee pursuant to an investment banking agreement, at a price of $.25 per share.

     (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, but this exemption may not have been available.

  51. (a) Securities Sold. In January 2001, 200,000 shares of Company Common Stock were issued.

     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Fair Market, Inc.

     (c) Consideration. Such shares of Common Stock were issued pursuant to a letter agreement, at a price of $.375 per share.

     (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, but this exemption may not have been available.

  52. (a) Securities Sold. In January 2001, 20,000 shares of Company Common Stock were issued.

     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to CyberHighway of North Georgia.

     (c) Consideration. Such shares of Common Stock were issued pursuant to a letter agreement, at a price of $.375 per share.

     (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, but this exemption may not have been available.

  53. (a) Securities Sold. In January 2001, 10,000 shares of Company Common Stock were issued.

     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Fusion Capital Fund II, LLC.

     (c) Consideration. Such shares of Common Stock were issued pursuant to a letter agreement, at a price of $.375 per share.

     (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, but this exemption may not have been available.

  54. (a) Securities Sold. In February 2001, 840,000 shares of Company Common Stock were issued.

     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Claymore Asset Management Group Ltd.

     (c) Consideration. Such shares of Common Stock were issued pursuant to a securities purchase agreement, at a price of $.15 per share.

     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.

  55. (a) Securities Sold. In February 2001, 840,000 common stock purchase warrants of the Company were issued.

     (b) Underwriter or Other Purchasers. Such warrants were issued to Claymore Asset Management Group Ltd.

     (c) Consideration. Such warrants were issued for no additional consideration pursuant to a securities purchase agreement.

     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.

      (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.15 per share and exercisable for a period of three years from issuance.

  56. (a) Securities Sold. In February 2001, 84,000 shares of Company Common Stock were issued.

     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Shelter Capital Ltd.

     (c) Consideration. Such shares of Common Stock were issued pursuant to a finder’s fee agreement, at a price of $.15 per share.

     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.

  57. (a) Securities Sold. In February 2001, 336,000 common stock purchase warrants of the Company were issued.

     (b) Underwriter or Other Purchasers. Such warrants were issued to Shelter Capital Ltd.

     (c) Consideration. Such warrants were issued for no additional consideration pursuant to a finder’s fee agreement.

     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.

      (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.15 per share and exercisable for a period of three years from issuance.

  58. (a) Securities Sold. In March 2001, 500,000 shares of Company Common Stock were issued.

     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Atlas Securities Inc.

     (c) Consideration. Such shares of Common Stock were issued pursuant to a securities purchase agreement, at a price of $.25 per share.

     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.

  59. (a) Securities Sold. In March 2001, 500,000 common stock purchase warrants of the Company were issued.

     (b) Underwriter or Other Purchasers. Such warrants were issued to Atlas Securities Inc.

     (c) Consideration. Such warrants were issued for no additional consideration pursuant to a securities purchase agreement.

     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.

      (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.25 per share and exercisable for a period of three years from issuance.

  60. (a) Securities Sold. In December 2000, 50,000 shares of Company Common Stock were issued.

     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Shelter Capital Ltd.

     (c) Consideration. Such shares of Common Stock were issued pursuant to a finder’s fee agreement, at a price of $.25 per share.

     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.

  61. (a) Securities Sold. In December 2000, 200,000 common stock purchase warrants of the Company were issued.

     (b) Underwriter or Other Purchasers. Such warrants were issued to Shelter Capital Ltd.

     (c) Consideration. Such warrants were issued for no additional consideration pursuant to a finder’s fee agreement.

     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.

      (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.25 per share and exercisable for a period of three years from issuance.

  62. (a) Securities Sold. In April 2001, 300,000 shares of Company Common Stock were issued.

     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to IBC.TV, LLC.

     (c) Consideration. Such shares of Common Stock were issued pursuant to a consulting agreement, at a price of $.50 per share.

     (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, but this exemption may not have been available.

  63. (a) Securities Sold. In May 2001, 60,000 shares of Company Common Stock were issued.

     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Peter Rochow.

     (c) Consideration. Such shares of Common Stock were issued pursuant to a consulting agreement, at a price of $.44 per share.

     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.

  64. (a) Securities Sold. In June 2001, 205,000 shares of Company Common Stock were issued.

     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Anchor House, Ltd.

     (c) Consideration. Such shares of Common Stock were issued pursuant to a securities purchase agreement, at a price of $.20 per share.

     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.

  65. (a) Securities Sold. In June 2001, 205,000 common stock purchase warrants of the Company were issued.

     (b) Underwriter or Other Purchasers. Such warrants were issued to Anchor House Ltd.

     (c) Consideration. Such warrants were issued for no additional consideration pursuant to securities purchase agreement.

     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.

      (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.20 per share and exercisable for a period of three years from issuance.

  66. (a) Securities Sold. In June 2001, 20,500 shares of Company Common Stock were issued.

     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Shelter Capital Ltd.

     (c) Consideration. Such shares of Common Stock were issued pursuant to a finder’s fee agreement, at a price of $.20 per share.

     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.

  67. (a) Securities Sold. In June 2001, 82,000 common stock purchase warrants of the Company were issued.

     (b) Underwriter or Other Purchasers. Such warrants were issued to Shelter Capital Ltd.

     (c) Consideration. Such warrants were issued for no additional consideration pursuant to a finder’s fee agreement.

     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.

      (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.20 per share and exercisable for a period of three years from issuance.

  68. (a) Securities Sold. In October 2001, 300,000 shares of Company Common Stock were issued.

     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Peter Rochow.

     (c) Consideration. Such shares of Common Stock were issued pursuant to a consulting agreement, at a price of $.20 per share.

     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.

  69. (a) Securities Sold. In October 2001, 460,000 shares of Company Common Stock were issued.

     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Euro-Swiss Group Ltd.

     (c) Consideration. Such shares of Common Stock were issued pursuant to a consulting agreement, at a price of $.20 per share.

     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.

  70. (a) Securities Sold. In November 2001, 165,000 shares of Company Common Stock were issued.

     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Anchor House, Ltd.

     (c) Consideration. Such shares of Common Stock were issued pursuant to a securities purchase agreement, at a price of $.10 per share.

     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.

  71. (a) Securities Sold. In November 2001, 165,000 common stock purchase warrants of the Company were issued.

     (b) Underwriter or Other Purchasers. Such warrants were issued to Anchor House Ltd.

     (c) Consideration. Such warrants were issued for no additional consideration pursuant to securities purchase agreement.

     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.

      (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.20 per share and exercisable for a period of three years from issuance.

  72. (a) Securities Sold. In November 2001, 165,000 common stock purchase warrants of the Company were issued.

     (b) Underwriter or Other Purchasers. Such warrants were issued to Anchor House Ltd.

     (c) Consideration. Such warrants were issued for no additional consideration pursuant to securities purchase agreement.

     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.

      (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.30 per share and exercisable for a period of three years from issuance.

  73. (a) Securities Sold. In December 2001, 200,000 shares of Company Common Stock were issued.

     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Claymore Management Ltd.

     (c) Consideration. Such shares of Common Stock were issued pursuant to a securities purchase agreement, at a price of $.10 per share.

     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.

  74. (a) Securities Sold. In December 2001, 200,000 common stock purchase warrants of the Company were issued.

     (b) Underwriter or Other Purchasers. Such warrants were issued to Claymore Management Ltd.

     (c) Consideration. Such warrants were issued for no additional consideration pursuant to securities purchase agreement.

     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.

      (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.20 per share and exercisable for a period of three years from issuance.

  75. (a) Securities Sold. In December 2001, 200,000 common stock purchase warrants of the Company were issued.

     (b) Underwriter or Other Purchasers. Such warrants were issued to Claymore Management Ltd.

     (c) Consideration. Such warrants were issued for no additional consideration pursuant to securities purchase agreement.

     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.

      (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.30 per share and exercisable for a period of three years from issuance.

  76. (a) Securities Sold. In December 2001, 37,500 shares of Company Common Stock were issued.

     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Ross S. Bravata.

     (c) Consideration. Such shares of Common Stock were issued pursuant to a securities purchase agreement, at a price of $.10 per share.

     (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended.

  77. (a) Securities Sold. In December 2001, 37,500 common stock purchase warrants of the Company were issued.

     (b) Underwriter or Other Purchasers. Such warrants were issued to Ross S. Bravata.

     (c) Consideration. Such warrants were issued for no additional consideration pursuant to securities purchase agreement.

     (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended.

      (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.20 per share and exercisable for a period of three years from issuance.

  78. (a) Securities Sold. In December 2001, 37,500 common stock purchase warrants of the Company were issued.

     (b) Underwriter or Other Purchasers. Such warrants were issued to Ross S. Bravata.

     (c) Consideration. Such warrants were issued for no additional consideration pursuant to securities purchase agreement.

     (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended.

      (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.30 per share and exercisable for a period of three years from issuance.

  79. (a) Securities Sold. In December 2001, 75,000 shares of Company Common Stock were issued.

     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Michael Cohn.

     (c) Consideration. Such shares of Common Stock were issued pursuant to a securities purchase agreement, at a price of $.10 per share.

     (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended.

  80. (a) Securities Sold. In December 2001, 75,000 common stock purchase warrants of the Company were issued.

     (b) Underwriter or Other Purchasers. Such warrants were issued to Michael Cohn.

     (c) Consideration. Such warrants were issued for no additional consideration pursuant to securities purchase agreement.

     (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended.

      (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.20 per share and exercisable for a period of three years from issuance.

  81. (a) Securities Sold. In December 2001, 75,000 common stock purchase warrants of the Company were issued.

     (b) Underwriter or Other Purchasers. Such warrants were issued to Michael Cohn.

     (c) Consideration. Such warrants were issued for no additional consideration pursuant to securities purchase agreement.

     (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended.

      (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.30 per share and exercisable for a period of three years from issuance.

  82. (a) Securities Sold. In December 2001, 100,000 shares of Company Common Stock were issued.

     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Darrell Glahn and Blythe Glahn.

     (c) Consideration. Such shares of Common Stock were issued pursuant to a securities purchase agreement, at a price of $.10 per share.

     (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended.

  83. (a) Securities Sold. In December 2001, 100,000 common stock purchase warrants of the Company were issued.

     (b) Underwriter or Other Purchasers. Such warrants were issued to Darrell Glahn and Blythe Glahn.

     (c) Consideration. Such warrants were issued for no additional consideration pursuant to securities purchase agreement.

     (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended.

      (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.20 per share and exercisable for a period of three years from issuance.

  84. (a) Securities Sold. In December 2001, 100,000 common stock purchase warrants of the Company were issued.

     (b) Underwriter or Other Purchasers. Such warrants were issued to Darrell Glahn and Blythe Glahn.

     (c) Consideration. Such warrants were issued for no additional consideration pursuant to securities purchase agreement.

     (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended.

      (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.30 per share and exercisable for a period of three years from issuance.

  85. (a) Securities Sold. In January 2002, 400,000 shares of Company Common Stock were issued.

     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Anchor House Ltd.

     (c) Consideration. Such shares of Common Stock were issued pursuant to a securities purchase agreement, at a price of $.075 per share.

     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.

  86. (a) Securities Sold. In January 2002, 400,000 common stock purchase warrants of the Company were issued.

     (b) Underwriter or Other Purchasers. Such warrants were issued to Anchor House Ltd.

     (c) Consideration. Such warrants were issued for no additional consideration pursuant to securities purchase agreement.

     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.

      (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.10 per share and exercisable for a period of three years from issuance.

  87. (a) Securities Sold. In January 2002, 400,000 common stock purchase warrants of the Company were issued.

     (b) Underwriter or Other Purchasers. Such warrants were issued to Anchor House Ltd.

     (c) Consideration. Such warrants were issued for no additional consideration pursuant to securities purchase agreement.

     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.

      (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.20 per share and exercisable for a period of three years from issuance.

  88. (a) Securities Sold. In December 2001, 46,500 shares of Company Common Stock were issued.

     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Shelter Capital Ltd.

     (c) Consideration. Such shares of Common Stock were issued pursuant to a finder’s fee agreement, at a price of $.20 per share.

     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.

  89. (a) Securities Sold. In December 2001, 279,000 common stock purchase warrants of the Company were issued.

     (b) Underwriter or Other Purchasers. Such warrants were issued to Shelter Capital Ltd.

     (c) Consideration. Such warrants were issued for no additional consideration pursuant to a finder’s fee agreement.

     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.

      (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.20 per share and exercisable for a period of three years from issuance.

  90. (a) Securities Sold. In January 2002, 40,000 shares of Company Common Stock were issued.

     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Shelter Capital Ltd.

     (c) Consideration. Such shares of Common Stock were issued pursuant to a finder’s fee agreement, at a price of $.075 per share.

     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.

  91. (a) Securities Sold. In January 2002, 160,000 common stock purchase warrants of the Company were issued.

     (b) Underwriter or Other Purchasers. Such warrants were issued to Shelter Capital Ltd.

     (c) Consideration. Such warrants were issued for no additional consideration pursuant to a finder’s fee agreement.

     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.

      (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.10 per share and exercisable for a period of three years from issuance.

  92. (a) Securities Sold. In January 2002, 80,000 common stock purchase warrants of the Company were issued.

     (b) Underwriter or Other Purchasers. Such warrants were issued to Shelter Capital Ltd.

     (c) Consideration. Such warrants were issued for no additional consideration pursuant to a finder’s fee agreement.

     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.

      (e) Terms of Conversion or Exercise. Exercise price of the warrants is $.20 per share and exercisable for a period of three years from issuance.

  93. (a) Securities Sold. In October 2001, 700,000 shares of Company Common Stock were issued.

     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to David M. Loflin.

     (c) Consideration. Such shares of Common Stock were issued as a bonus, at a price of $.19 per share.

     (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended.

  94. (a) Securities Sold. In December 2001, 200,000 shares of Company Common Stock were issued.

     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Waddell D. Loflin.

     (c) Consideration. Such shares of Common Stock were issued as a bonus, at a price of $.09 per share.

     (d) Exemption from Registration Claimed. The Company relied upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended.

Item 16. Exhibits and Financial Statements Schedules.

1. Exhibits.

Exhibit No. Description

# 3.1 Articles of Incorporation of Registrant.

+ 3.2 Bylaws of Registrant, as amended.

+ 3.3 Bylaws of Executive Committee of the Board of Directors of Registrant.

+ 3.4 Bylaws of Audit Committee of the Board of Directors of Registrant.

* 3.5 Articles of Amendment to Articles of Incorporation of Registrant.

** 3.6 Articles of Amendment to Articles of Incorporation of Registrant.

+ 4.1 Specimen Common Stock Certificate.

@ 5.1 Opinion of Newlan & Newlan, Attorneys at Law, re: Legality.

+ 10.121 Amended and Restated Common Stock Purchase Agreement, dated May 9, 2001, between Registrant and Fusion Capital Fund II, LLC.

+ 10.122 Registration Rights Agreement, dated May 9, 2001, between Registrant and Fusion Capital Fund II, LLC.

+ 10.123 $.25 Warrant Agreement between Registrant and Fusion Capital Fund II, LLC.

+ 10.124 $.35 Warrant Agreement between Registrant and Fusion Capital Fund II, LLC.

+ 10.125 $.45 Warrant Agreement between Registrant and Fusion Capital Fund II, LLC.

+ 10.126 $.25 Warrant Agreement between Registrant and Gruntal & Co., L.L.C.

+ 10.127 $.35 Warrant Agreement between Registrant and Gruntal & Co., L.L.C.

+ 10.128 $.45 Warrant Agreement between Registrant and Gruntal & Co., L.L.C.

# 10.129 Securities Purchase Agreement between Registrant and Darrell Glahn and Blythe Glahn.

# 10.130 $.20 Warrant Agreement between Registrant and Darrell Glahn and Blythe Glahn.

# 10.131 $.30 Warrant Agreement between Registrant and Darrell Glahn and Blythe Glahn.

# 10.132 Securities Purchase Agreement between Registrant and Anchor House Ltd.

# 10.133 $.20 Warrant Agreement between Registrant and Anchor House Ltd.

# 10.134 $.30 Warrant Agreement between Registrant and Anchor House Ltd.

# 10.135 Securities Purchase Agreement between Registrant and Ross S. Bravata.

# 10.136 $.20 Warrant Agreement between Registrant and Ross S. Bravata.

# 10.137 $.30 Warrant Agreement between Registrant and Ross S. Bravata.

# 10.138 Securities Purchase Agreement between Registrant and Claymore Management Ltd.

# 10.139 $.20 Warrant Agreement between Registrant and Claymore Management Ltd.

# 10.140 $.30 Warrant Agreement between Registrant and Claymore Management Ltd.

# 10.141 Securities Purchase Agreement between Registrant and Michael Cohn.

# 10.142 $.20 Warrant Agreement between Registrant and Michael Cohn.

# 10.143 $.30 Warrant Agreement between Registrant and Michael Cohn.

# 10.144 Securities Purchase Agreement between Registrant and Anchor House Ltd.

# 10.145 $.20 Warrant Agreement between Registrant and Anchor House Ltd.

# 10.146 $.30 Warrant Agreement between Registrant and Anchor House Ltd.

#10.147 Consulting Agreement between Registrant and Euro-Swiss Group Ltd.

# 10.148 $.20 Warrant Agreement between Registrant and Shelter Capital Ltd.

@ 22.1 Subsidiaries of Registrant.

@ 23.1 Consent of Newlan & Newlan, Attorneys at Law.

@ 23.2 Consent of Patrick F. McGrew, Esquire.

-----------------------

    @ Filed herewith.

    # To filed by amendement.

    + Incorporated by reference from Registrant’s Registration Statement on Form S-1, Commission File No. 333-96027.

    # Incorporated by reference from Registrant’s Registration Statement on Form S-1, Commission File No. 333-26385.

    * Incorporated by reference from Registrant’s Current Report on Form 8-K, date of event: July 21 1998.

    ** Incorporated by reference from Registrant’s Current Report on Form 8-K, date of event: July 6, 1999.

2. Financial Statement Schedules.

All schedules are omitted since they are furnished elsewhere in the Prospectus.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To included any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on February 12, 2002.

USURF AMERICA, INC.

By: /s/ David M. Loflin

David M. Loflin

President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date
/s/ David M. Loflin	President (Principal Executive Officer and Acting Principal Financial Officer) and Director	February 12, 2002
David M. Lofin

/s/ Waddell D. Loflin	Vice President, Secretary and Director	February 12, 2002
Waddell D. Loflin

/s/ Ross S. Bravata	Director	February 12, 2002
Ross S. Bravata